As filed with the Securities and Exchange Commission on January 8, 2007

Commission File No. 333—________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

Form SB-2

Registration Statement Under The Securities Act Of 1933

Signalife, Inc.

(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3845 (Primary Industrial Code)	87-0441351 (I.R.S. Employer Identification No.)

Lowell T. Harmison

President and Chief Operating Officer

4705 Laurel Canyon Blvd., Suite 203

Studio City, California  91607

(864) 233-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to

John M. Woodbury, Jr., Esq.

7251 Owensmouth Ave, Suite 7

Canoga Park, California 91303

(818) 337-2602

Approximate date of proposed sale to public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price Per Share	Proposed Aggregate Offering Price	Amount of Registration Fee
Common stock (2)	9,229,373	$ 0.69 (3)	$ 6,368,267.37	$ 250.27
Total	9,229,373		$ 6,368,267.37	$ 250.27

(1)

Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these securities.

(2)

Represents common stock reserved for issuance by the registrant with respect to the prospective issuance of common shares pursuant to the exercise by Signalife, Inc. of put rights under a Standby Equity Distribution Agreement with YA Global Investments, L.P.

(3)

Pursuant to SEC Rule 457(h)(1) and 457(c), the filing fee is computed upon the basis of the average of the high and low prices reported by the American Stock Exchange as of the close of market on December 28, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 30, 2007

Prospectus

9,229,373 Common Shares

This prospectus relates to the offer and sale by one of our shareholders, YA Global Investments, L.P. (“YA Global Investments”) and/or certain of its pledgees, donees, transferees and other successors (collectively, the “selling shareholders”), during the period in which the registration statement containing this prospectus is effective, of up to 9,229,373 common shares that YA Global Investments may prospectively purchase from Signalife under a Standby Equity Distribution Agreement dated August 6, 2007 with YA Global Investments (the “Standby Equity Distribution Agreement”).

The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  The prices at which the selling shareholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.  We will not receive any of the proceeds from those sales.

By virtue of its commitment to purchase the shares offered under this prospectus pursuant to the terms of the Standby Equity Distribution Agreement, and in anticipation of its intent to sell those shares from time-to-time, YA Global Investments will be considered an “underwriter” within the meaning of the Securities and Exchange Act of 1933, as amended (the “Securities Act”).  With the exception of YA Global Investments as provided in the preceding sentence, no other underwriter or person has been engaged to facilitate the sale of the common shares under this prospectus.

Our common shares trade on the American Stock Exchange under the trading symbol “SGN”.

Please read this prospectus carefully. It describes our company, finances, products and services.  Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

______

An investment in the common shares offered for sale under this prospectus involves a high degree of risk.  You should purchase our securities only if you can afford losing your entire investment.
See “Risk Factors” beginning on page 6 of this prospectus.

______

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

______

The date of this Prospectus is December 30, 2007

4705 Laurel Canyon Blvd., Suite 203, Studio City, California  91607

(864) 233-2300

The information in this prospectus is not complete and may be changed.  We have filed a registration statement containing this prospectus with the Securities and Exchange Commission.  The common stock offered for sale under this prospectus may not be offered for sale or sold until that registration statement is declared effective by the Securities and Exchange Commission.  This prospectus is not an offer to sell the common shares—and doesn’t solicit an offer to purchase the common shares—in any jurisdiction where this offer or sale is not otherwise permitted

TABLE OF CONTENTS
Page

PROSPECTUS SUMMARY

1

The Company And Business

1

The Offering

3

Summary Financial Data

4

RISK FACTORS

6

Risks Relating To Our Business

6

Risks Relating To The Sale Of Common Shares Offered Under This Prospectus On The Public Market And The Issuance Of Such Shares Under The Standby Equity Distribution Agreement  10

General Risks Relating To An Investment In Our Securities

15

FORWARD-LOOKING STATEMENTS

19

USE OF PROCEEDS

20

BUSINESS

20

Overview

20

Recent Corporate History

20

Description Of Heart Monitor Systems And ECGs

21

Description Model 100 Patient Module

23

Description Of Products

24

Description Of Products In Investigational Stage

27

Description of Signal Technologies; Evaluative Studies

28

Competitive Advantages And Marketing Strategy

29

Market And Competition

32

Marketing And Distribution Strategy

33

Manufacturing Capacity

34

Research And Development

34

Regulatory Overview

34

Patents And Licenses

38

Costs And Effects Of Compliance With Environmental Laws

39

Subsidiaries

40

Employees

40

PROPERTIES

40

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

41

General

41

Overview

41

Results of Operations

42

Plan Of Operation

43

Liquidity And Capital Resources

44

Critical Accounting Policies

48

Recent Accounting Pronouncements

49

LEGAL PROCEEDINGS

49

MANAGEMENT

51

Identity

51

Business Experience

52

Board Of Directors

56

-v-

Board Committees

56

Independence of Directors

56

Audit Committee Financial Expert

56

Director Compensation Policies

57

Director Overall Compensation Table

57

Director Outstanding Option Table

58

Scientific Medical Advisory Board

60

Medical Advisor Compensation

61

Other Significant Employees And Consultants

62

Employment And Consulting Agreements With Executive Management

62

Executive Officer Overall Compensation Table

64

Executive Officer Outstanding Equity Awards Table

66

PRINCIPAL SHAREHOLDERS

67

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

70

Transactions With Executive Officers, Directors And Shareholders

70

DESCRIPTION OF CAPITAL STOCK

71

General

71

Common Shares

71

Preferred Shares

71

Series ’A’ Preferred Shares

72

Options And Warrants Convertible into Common Shares

73

EQUITY COMPENSATION PLANS

73

Summary Equity Compensation Plan Data

73

Description of Equity Compensation Plans Approved By Shareholders

74

Description of Equity Compensation Plans Not Approved By Shareholders

75

MARKET FOR EQUITY SECURITIES

76

Description Of Market

76

Dividend Policy And Restrictions On Payment Of Dividends

77

REGISTRATION RIGHTS

77

SELLING SHAREHOLDERS

78

PLAN OF DISTRIBUTION

80

Method of Sales Under This Prospectus

80

Limitation On Sales By NASD Members

83

Sales Outside Of This Prospectus; Sales Under This Prospectus By Successors-In-Interest

84

Compliance With State Securities Laws

85

Distribution Expenses And Proceeds of Sale

85

Other Matters

86

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

87

Termination of Prior Accountant

87

Appointment of New Accountant

88

TRANSFER AGENT

88

LEGAL MATTERS

89

EXPERTS

89

INDEMNIFICATION OF DIRECTORS AND OFFICERS

89

WHERE YOU CAN FIND MORE INFORMATION

90

-vi-

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

91

Report Of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2

Statements Of Operations

F-3

Statements Of Stockholders’ Equity

F-4

Statements Of Cash Flows

F-7

Notes To Financial Statements

F-9

INTERIM FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006  92

Balance Sheet

F-1

Statements Of Operations

F-2

Statement Of Stockholders’ Equity

F-3

Statements Of Cash Flows

F-4

Notes To Interim Financial Statements

F-6

-vii-

PROSPECTUS SUMMARY

This summary highlights important information about our company and business.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, and in particular that section of this prospectus captioned “Risk Factors.”  Unless the context requires otherwise, “Signalife”, “we,” “us,” “our” and similar terms refer to Signalife, Inc.

On April 11, 2003, we effected a split in our common shares on a 3:1 forward basis through the mechanism of a stock dividend.  Whenever we make any reference in this prospectus to the grant or issuance of common shares or options or warrants to purchase common shares, such reference shall, for comparison purposes, be made in reference to post-split numbers and, in the case of options and warrants, exercise prices, unless we state otherwise.

The Company And Business

Signalife, Inc. is a medical device company focused on researching, developing and marketing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.  Physiological signals are small bioelectrical signals generated by the body.

Our initial product, the Signalife “Fidelity 100 Monitor System” or “Fidelity 100”, is a heart monitoring system that uses our proprietary Model 100 patient module to acquire, amplify and process physiological signals associated with a patient’s cardiovascular system.  Heart monitor systems are used in a variety of medical settings.  For example, they are used to collect physiological data for electrocardiogram or “ECG” tests for the purpose of detecting and identifying cardiovascular disease, and also used to monitor the condition of the heart during surgical procedures.  Our patient module operates using our proprietary patented signal acquisition and amplification technology, as well as Bluetooth technology which allows the acquired signals to be wirelessly transmitted to a personal computer for interpretation and storage by the physician.  Our proprietary signal acquisition and amplification technology provides the capability to collect, enlarge and process physiological signals in a manner that discriminates them from ambient or background electromagnetic noise, thereby facilitating the examination of the signal data for diagnostic purposes.

The Fidelity 100 Monitor System is marketed as an integrated system containing all of the components—the Model 100 Module, electrode lead sets, and a personal computer with monitor and printer, which could either be in a desk top or laptop configuration.  The Fidelity 100 is principally used for clinical (resting) and in-patient ambulatory applications.  For example, ECG data may be instantaneously acquired, processed, amplified and transmitted to the personal computer for analysis in stationary settings, such as while conducting ECG tests in resting or in-patient ambulatory settings or during surgeries.

Our initial marketing efforts for the Fidelity 100 since its introduction have been extremely limited to date principally due to performance issues with third-party distributors and sales agents to whom we originally delegated sales authority, our limited internal sales and marketing support functions and personnel, and the focus of prior management on other activities.  We have only recently launched a company-sponsored program to aggressively market and promote the Fidelity 100 in the United States, in which we will rely upon new senior management and directors to market our products within the United States to selected marquee hospitals and physician groups, and are re-evaluating the use of independent distributors.

We are also currently working on a number of products using our proprietary signal acquisition and amplification technology that are in the late development stage and which we expect to introduce to market within the next year or soon thereafter.  These products include the Signalife “Fidelity 200 Event Recording System” or “Fidelity 200”, the Signalife “Fidelity 300 Holder Monitor” or “Fidelity 300”, the Signalife “Fidelity 400 Intracardiac Monitor” or “Fidelity 400”, and the Signalife Cardiac Vest.

The Signalife Fidelity 200 Event Recording System is a direct-to-consumer non-prescription credit card-sized heart monitoring device which has been specifically designed to be used in conjunction with monitoring centers.  We anticipate that we will sell the Fidelity 200 to consumers through retail outlets such as drug stores, retail pharmacies, and major retail discount chains.  The consumer will then separately subscribe to a monitoring service that is compatible with the device.  This product has recently received FDA 510(k) clearance as a class II medical device, and we are actively involved in engineering the final production version which we will commercially introduce into the market at the first available opportunity.

The Fidelity 300 is a three-lead ambulatory Holter monitor which will be used while the patient carries out his or her daily activities away from the physicians’ office or hospital to collect ECG data relating to arrhythmia and other transient heart disease.  Specifically, the data is acquired, processed, amplified and stored in a computer storage chip contained in the Fidelity 300, and then downloaded by the physician at a later date when the patient returns to the physician’s office.  The Fidelity 300 will allow up to thirty days of data to be recorded, satisfying physician needs for a more extensive database, unlike other Holter markets currently on the market that record only for a period of 24 to 48 hours. We anticipate a production version of this product will be completed and brought to market at the end of 2008.

The Signalife Cardiac Vest, developed in conjunction with the Champ Car World Series, is an extremely lightweight, close-fitting vest that will be used as a more effective, convenient and comfortable alternative for the electrode and lead sets customarily used with ambulatory cardiac monitors. The design is planned to allow a patient to use the vest on a 24/7 basis for extended periods of time, being removed only intermittently for showers, etc.  We anticipate a production version of this product will be completed and brought to market at the end of 2008 at the earliest.

We are also actively pursuing other marketing alternatives.  For example, we have recently successfully completed a pilot program in which patrons of a gym were tested using the Fidelity 100 in order to detect and identify cardiovascular disease that could be triggered or exacerbated by exercise programs. We are now in the process of expanding the program to fitness facilities across the country.  We are also participating in the Athletes For Life program which will focus on developing protocols to test professional and amateur athletes for cardiovascular disease and abnormalities as part of their regular training regime, and will also promote testing for impoverished communities where early detection of cardiovascular disease simply does not exist.

As of December 28, 2007, we had issued and outstanding or accrued for issuance a total of: (1) 53,473,269 “common shares” (as that term is defined in that section of the prospectus captioned “Description Of Equity Securities”); (2) 14,574 “series ‘A’ preferred shares” (as that term is defined in that section of the prospectus captioned “Description Of Equity Securities”), plus an additional 40,764 unissued series ‘A’ preferred shares accrued for issuance as dividends through September 30, 2007; and (3) stock purchase options and warrants entitling the holders to purchase up to 11,259,179 and 179,292 common shares and series ‘A’ preferred shares, respectively, at weighted average exercise prices of $1.98 and $3.00 per share, respectively.

Our corporate offices are located at 4705 Laurel Canyon Blvd., Suite 203, Studio City, California.  Our telephone number is (864) 233-2300.

Our common shares are currently quoted on the American Stock Exchange or “AMEX” under the symbol “SGN.”

The Offering

This prospectus relates to the offer and sale by one of our shareholders, YA Global Investments, L.P. (“YA Global Investments”) and/or certain of its pledgees, donees, transferees and other successors (collectively, the “selling shareholders”), during the period in which the registration statement containing this prospectus is effective, of up to 9,229,373 common shares that YA Global Investments may prospectively purchase from Signalife under a Standby Equity Distribution Agreement dated August 6, 2007 with YA Global Investments (the “Standby Equity Distribution Agreement”).  Under the Standby Equity Distribution Agreement, we have the right at our election without any obligation to do so, over a three-year period commencing as of the effective date of the registration statement containing this prospectus, subject to a number of restrictions and limitations, to incrementally sell or “put” up to $100,000,000 in common shares to YA Global Investments at a price equal to 97% of the lowest daily volume weighted average price or “VWAP” for Signalife’s common stock on its primary market over a five-day trading period (the “pricing period”) following the date of notice of Signalife’s exercise of its selling rights.

The overall number of common shares offered for sale under this prospectus has been selected and determined by the company based, in significant part, upon limitations imposed by the SEC relating to the overall number of shares that may be registered in a single registration statement.  We anticipate that we will, in the future, likely register additional shares to be issued under the Standby Equity distribution Agreement under additional registration statements subject to SEC guidelines.  The overall number of shares that we may exercise our put rights to sell and issue to YA Global Investments under the Standby Equity Distribution Agreement and which may be sold under this prospectus are also subject to additional restrictions and limitations under the Standby Equity Distribution Agreement.  Included in the common shares offered for sale under this prospectus are 5,663,334 common shares for which the prospective sale to YA Global Investments pursuant to the terms of the Standby Equity Distribution Agreement must first receive shareholder approval in accordance with AMEX rules before we may exercise our put options thereunder.  We intend to seek such shareholder approval in the near future.  No assurance can be given that such shareholder approval will be received.

The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  The prices at which the selling shareholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.  The selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares.

By virtue of its commitment to purchase the shares offered under this prospectus pursuant to the terms of the Standby Equity Distribution Agreement, and in anticipation of its intent to sell those shares from time-to-time, YA Global Investments will be considered an “underwriter” within the meaning of the Securities and

Exchange Act of 1933, as amended (the “Securities Act”).  With the exception of YA Global Investments as provided in the preceding sentence and subject to YA Global Investment`s purchase obligations under the Standby Equity Distribution Agreement, no other underwriter or person has been engaged to facilitate the sale of the common shares offered under this prospectus.

Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Shareholders”, “Registration Rights” and “Plan of Distribution”.  We have agreed to pay all expenses relating to registering the common shares offered under this prospectus.

We will not receive any of the proceeds from any sales of the common shares offered under this prospectus by the selling shareholders.  We will, however, receive proceeds from the original purchase of the common shares offered under this prospectus by YA Global Investments.  The number and purchase price of such shares shall be based upon prospective market prices and shall be determined in accordance with the terms and conditions of the Standby Equity Distribution Agreement.  By way of example, assuming the sale to YA Global Investments of all of the 9,229,373 common shares offered for sale under this prospectus at an assumed offering price of $0.67 per share (representing a 3% discount for the closing low price as of December 28, 2007), we would receive gross proceeds of approximately $6,177,000.

The registration of common shares pursuant to this prospectus does not necessarily mean that all or any of those shares will be prospectively purchased by YA Global Investments pursuant to the terms of the Standby Equity Distribution Agreement or, to the extent so purchased, will ultimately be offered or sold in whole or in part by the selling shareholders.

For more complete information relating to the Standby Equity Distribution Agreement and related transactions with YA Global Investments, see those sections of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources,” “Use Of Proceeds,” “Registration Rights”, and “Risk Factors—Risks Relating To The Sale Of Common Shares Offered Under This Prospectus On The Public Market And The Issuance Of Such Shares Under The Standby Equity Distribution Agreement.”

Summary Financial Data

The following tables summarize the statements of operations and balance sheet data for our company for the periods or as of the dates indicated, respectively:

	Nine Months Ended September 30,		Year Ended December 31,
Statement of Operations Data	2007	2006	2006	2005
	(unaudited)	(unaudited)
Product Sales	$ —	$ —	$ 190,170	$ —
Costs of products sold	$ —	$ —	$ 42,316	$ —
Gross profit	$ —	$ —	$ 147,854	$ —
Research and development expenses	$ 1,009,011	$ 692,388	$ 2,694,958	$ 1,328,482

General and administrative expenses	$ 10,130,880	$ 7,441,667	$ 10,806,932	$ 6,224,105
Loss from operations	$ (11,139,891)	$ (8,134,055)	$ (13,354,036)	$ (7,552,587)
Other income (expense)	$ 559,539	$ 1,091,191	$ 1,637,910	$ (1,108,101)
Net loss	$ (10,580,352)	$ (7,042,864)	$ (11,716,126)	$ (8,660,688)
Basic and diluted loss per share attributable to common stockholders	$ (0.23)	$ (0.18)	$ (0.30)	$ (0.23)
Weighted average shares outstanding, basic and diluted	46,234,610	38,950,260	39,333,720	37,298,692

Balance Sheet Data:	September 30, 2007		December 31, 2006
(unaudited)
Current assets	$ 2,311,070		$ 3,644,454
Total assets	$ 5,099,286		$ 4,520,287
Current liabilities	$ 922,738		$ 1,575,668
Total liabilities	$ 922,738		$ 1,575,668
Total stockholders’ equity	$ 4,176,548		$ 2,944,619
Total liabilities and stockholders’ equity	$ 5,099,286		$ 4,520,287

RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition.  In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment.  In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks Relating To Our Business

Our limited operating history will make it difficult for you to predict our future operating results and to otherwise assess or predict the likelihood of our business success.

While we introduced our first heart monitoring product, the Fidelity 100 Monitor System, in late 2006, we have only recently launched a company-sponsored program to aggressively market and promote this product in the United States and have limited sales to date.  Prior to the introduction of the Fidelity 100, we were a development stage company solely engaged in research and development activities.  Our limited operating history will make it difficult, if not impossible, to predict future operating results and to assess the likelihood of our business success in considering an investment in our company.

We have nominal sales revenues to date and have accumulated losses since our inception.  Our continued inability to generate revenues and profits could cause us to go out of business.

We have incurred cumulative net losses before preferred dividends available to common shareholders in the amount of $45,379,008 from our inception through September 30, 2007.  We project that we will not be cash flow positive based solely on projected sales and service revenues less manufacturing, general and administrative, marketing expenses and other operating costs for an indefinite period of time.  We anticipate that we will continue to incur substantial operating losses for the foreseeable future, notwithstanding any anticipated revenues we may receive in the near future.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

As noted in a prior risk factor above, we only recently introduced our first heart monitoring product, the Fidelity 100 Monitor System, to market and commenced commercial sales of that product, and further anticipate that after such introduction we will continue to be cash flow negative due to our anticipated costs exceeding our anticipated revenues for an indefinite period of time.  We anticipate that we will fund the operation of our business going forward through a combination of revenues from pending and future product sales and proceeds of sales of our common shares under our Standby Equity Purchase Agreement with YA Global Investments.  We do not know if the aforesaid sources of capital will be sufficient to fund the operation of our business for the twelve month period commencing as of October 1, 2007.  We have taken and will continue to take steps to preserve our cash, including making payments to selected service providers and employees in common shares in lieu of cash.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future to the extent our current cash and working capital resources as discussed above are insufficient, we anticipate we would seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.  For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register.  If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

Our sales, marketing and distribution capabilities are currently in the initial stages of development and are limited in manpower and financial resources, which limits our ability to rapidly penetrate the markets with our products and to generate revenue growth

Our initial marketing efforts for the Fidelity 100 since its introduction have been extremely limited to date principally due to performance issues with third-party distributors and sales agents to whom we originally delegated sales authority, our limited internal sales and marketing support functions and personnel, and the focus of prior management on other activities. We have only recently launched a company-sponsored program to aggressively market and promote this product in the United States, in which we will rely upon new senior management and directors to market our products within the United States to selected marquee hospitals and physician groups, and are re-evaluating the use of independent distributors.  Going forward, we also intend to develop a more effective internal sales and marketing team.  Our ability to actively market and promote our products will require significant amounts of capital that would be diverted from other uses.  The distribution of our products and consequential revenue growth will therefore be limited as these marketing and distributions channels grow and funding becomes available.  While we are in discussions with a number of large third party marketing and distribution partners with the manpower and financial resources to more quickly and aggressively promote our products, there is no assurance that we will enter into an agreement with these potential partners on acceptable terms or at all.

We intend to rely upon the third-party FDA-approved manufacturers or suppliers to manufacture our heart monitoring products.  Should these manufacturers fail to perform as expected, we will need to develop or procure other manufacturing sources, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal manufacturing capability, and will rely extensively on FDA-approved licensees, strategic partners or third party contract manufacturers or suppliers.  We have recently entered into a contract manufacturing agreement with a private-label manufacturer to manufacture our Model 100 Monitors and package our Model 100 Monitor System.  We cannot give you any assurance that this contract manufacturer or any other contract manufacturer or supplier we procure will be able to supply our product in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.  Further, should we be forced to manufacture our products, we cannot give you any assurance that we will be able to develop an internal manufacturing capability or procure third party suppliers.

We are dependent for our success on a few key executive officers.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of services of our executive management team comprised of Dr. Lowell T. Harmison, our President and Chief Operating Officer, and Dr. Budimir S. Drakulic, our Chief Technology Officer.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.  We are currently under discussions with Dr. Harmison in connection with entering into an employment agreement.  Dr. Drakulic is employed as a consultant under a loan-out agreement through June 26, 2016.  None of these agreements will preclude any of these key officers from leaving the company, and no assurance can be given that we will enter into an employment agreement with Dr. Harmison.  We currently maintain key man life insurance policies in the amount $3 million with respect to Dr. Drakulic which will assist us in recouping some of our costs in the event of the death of that officer.

Our products are highly regulated.  We will not be able to introduce our products to market if we cannot obtain the necessary regulatory approvals.  If we are unable to obtain regulatory approvals for our products in selected key markets at all or in a timely manner, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.  Our failure to receive the regulatory approvals in the United States would likely cause us to go out of business.

The manufacture, sale, promotion and marketing of our heart monitoring products and other products we intend to develop are subject to regulation by the Food and Drug Administration (“FDA”) and similar government regulatory bodies in other countries.  As we develop or obtain new products we will be required to determine what regulatory requirements, if any, we must comply with in order to market and sell our products in the United States and worldwide.  The process of obtaining regulatory approval could take years and be very costly, if approval can be obtained at all.  If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give you no assurance, however, that we will be able to obtain regulatory approval for all of our products.  We also cannot assure you that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.

Because we are not diversified, we are subject to a greater risk of going out of business should our single proposed product line fail.

The only business opportunities we are presently pursuing are the heart monitoring or ECG market and, later, using the same technology, the neurological brain scan or EEG market.  Unlike many established companies that are diversified, we do not presently have other businesses, properties, investments or other income producing assets upon which we could rely upon should our single product line fail, thereby increasing the risk of our going out of business.

Many of our customers will rely upon third party reimbursements from third party payors to cover all or a portion of the cost of our products.  If third party payors do not provide reimbursement for our products, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We intend to sell our heart monitoring products to individual patients and doctors, hospitals and clinics who will seek reimbursement from various third party payors, including government health programs, private health insurance plans, managed care organizations and other similar programs.  We can give you no assurance that reimbursement will be available from third party payors at all, or for more than a nominal portion of the cost of our products.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against our company, which would reduce our sales.  In such an event we would not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

Risks Relating To The Sale Of Common Shares Offered Under This Prospectus On The Public Market And The Issuance Of Such Shares Under The Standby Equity Distribution Agreement

We May Not Be Able To Access Sufficient Funds Under The Standby Equity Distribution Agreement When Needed.

As discussed above in “Risk Factors–Risks Relating To Our Business,” we are dependent on external financing to fund our operations.  While we anticipate that our financing needs will be provided in part through the exercise of our put rights to sell the common shares offered under this prospectus to YA Global Investments under the Standby Equity Distribution Agreement, such ability will nevertheless be circumscribed by a number of restrictions and limitations contained in the Standby Equity Distribution Agreement, including (1) the availability of a sufficient number of registered shares to be so sold under either this prospectus or any other registration statement we may file with the SEC based, in part, on limitations imposed by the SEC as to the number of shares that may be registered in relation to our public float; (2) a potential restriction on the maximum proceeds that we may raise under any put notice (restricted to the greater of $1,000,000 or the volume weighted average price or “VWAP” of our common stock on our principal market during the five trading days immediately prior to such notice multiplied by the average daily volume traded on such market during such period); and (3) a restriction on our ability to exercise our put rights to the extent that such exercise would (i) cause the total shares beneficially held by YA Global Investments and its affiliates to exceed 9.99% of our then outstanding common shares, calculated in accordance with Section 13(d) of the Exchange Act; or (ii) exceed 20% of our outstanding shares as of the date the Standby Equity Distribution Agreement was entered into without procuring shareholder approvals or consents in accordance with AMEX rules.  By way of example, under the registration statement containing this prospectus we are registering 9,229,373 common shares for potential sale to YA Global Investments under the Standby Equity Distribution Agreement.  However, since YA Global Investments to our knowledge currently owns 4,261,325 common shares, we cannot exercise our put rights (unless otherwise agreed to by YA Global Investments) to the extent that it would cause YA Global Investments to increase its position to more than 9.99% of our outstanding common shares.  Based on our common shares outstanding as of December 19, 2007, this would limit us to selling no more than 980,655 common shares to YA Global Investments unless it had previously reduced its position, which it is under no obligation to do so.  Were we to exercise our put rights to sell the aforesaid 980,655 shares at an assumed put exercise price of $0.67 per share (representing a 3% discount for the closing low price as of December 28, 2007), the amount of gross proceeds we would raise would be approximately $656,000.  Based upon the foregoing limitations, no assurances can be given that financing will be available under the Standby Equity Distribution Agreement in sufficient amounts or at all when needed.

We May Be Limited In The Amount We Can Raise Under The Standby Equity Distribution Agreement Because Of Concerns About Selling More Shares Into The Public Market Than The Market Can Absorb Without A Significant Price Adjustment.

We will want to avoid placing more shares into the public market than the market’s ability to absorb without a significant downward pressure on the price of our common stock.  This potential adverse impact on the stock price may limit our willingness to use the Standby Equity Distribution Agreement.

We Will Not Be Able To Exercise Our Put Rights Under The Standby Equity Distribution Agreement When We Are In Possession Of Material Nonpublic Information.

Whenever we are issuing shares to YA Global Investments, we will be deemed to be involved in an indirect primary offering.  We cannot engage in any offering of securities without disclosing all information that may be material to an investor in making an investment decision. Accordingly, we may be required to either disclose such information in a registration statement or prospectus supplement or refrain from exercising our put rights under the Standby Equity Distribution Agreement.

Shareholder Approval Is Required In Order To Exercise Our Put Option For A Significant Portion Of The Common Shares Offered Under This Prospectus.

Included in the common shares offered for sale under this prospectus are 5,663,334 common shares for which the prospective sale to YA Global Investments pursuant to the terms of the Standby Equity Distribution Agreement must first receive shareholder approval in accordance with AMEX rules before we may exercise our put options thereunder.  We intend to seek such shareholder approval in the near future.  No assurance can be given that such shareholder approval will be received.

The Standby Equity Distribution Agreement Will Restrict Our Ability To Engage In Alternative Financings.

Because of the structure of standby equity distribution transactions, we will be deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns.

The Pricing Is Relatively Expensive If Only A Small Part Of The Standby Equity Distribution Agreement Facility Is Ever Used.

We do not know how much of the commitment amount under the standby equity distribution agreement we will be eligible to use or otherwise elect to use. The pricing for the commitment under the Standby Equity Distribution Agreement, the cost to register the common shares offered under this prospectus, and the transactional costs for the exercise of our put rights, will be relatively expensive if only a small part of the facility is ever used.

YA Global Investments May Experience Significant Dilution In Net Tangible Book Value Per Share In Connection With Its Purchase Of Common Shares Under The Standby Equity Distribution Agreement.

Signalife’s net tangible book value as of September 30, 2007 was $4,510,743 or approximately $0.09 per common share.  In the event that YA Global Investments was to purchase common shares under the Standby Equity Distribution Agreement at a price in excess of $0.09 per share, it would incur dilution with respect to its net tangible book value per share, which could be substantial were the sales price to be substantially greater than the net tangible book value per share.  Tangible net book value is important insofar as it is reflective of the amount you would receive upon liquidation based upon the book value of the company’s net tangible assets.  By way of example, assuming the sale of all of the 9,229,373 common shares offered for sale under this prospectus at an assumed offering price of $0.67 per share (representing a 3% discount for the closing low price as of December 28, 2007), YA Global Investments would experience immediate and substantial dilution in the net tangible book value per share for each share purchased of approximately $0.50 per share.

Some Existing Shareholders May Experience Significant Dilution In Their Net Tangible Book Value As A Result Of Issuances Under The Standby Equity Distribution Agreement.

As previously noted, Signalife’s net tangible book value as of September 30, 2007 was $0.09 per common share.  In the event that YA Global Investments was to purchase common shares under the Standby Equity Distribution Agreement at a price of less than $0.09 per share, existing common shareholders would incur dilution with respect to their net tangible book value per share, which could be substantial were the sales price to be substantially less than the net tangible book value per share.  Further, the sale and issuance of common shares to YA Global Investments under the Standby Equity Distribution Agreement will dilute the overall proportionate voting, dividend participation and other and pecuniary ownership rights of existing common shareholders.  Further, our net loss per share or net income per share, as the case may be, would increase or decrease, respectively, as the result of the issuance of common shares to YA Global Investments under the Standby Equity Distribution Agreement, which could be a factor in causing the market price of our common stock to decline.  In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount.  If our stock price is lower, then our existing stockholders would experience greater dilution.

YA Global Investments Will Pay Less Than The Then-Prevailing Market Price For The Common Shares Offered Under This Prospectus, Which May Cause The Price Of Our Common Stock To Decline.

Under the terms of the Standby Equity Distribution Agreement, YA Global Investments Partners will purchase the common shares offered under this prospectus at a price equal to 97% of the lowest daily volume weighted average price or “VWAP” for our common stock on our primary market over a five-day trading period (the “pricing period”) following the date of notice of the exercise of our selling rights under the Standby Equity Distribution Agreement.  Although such purchases will not be directly reflected in the market price for our common stock, market awareness of such below-market purchases may cause the market price for our common stock to decline.

YA Global Investments Will Have An Incentive To Immediately Sell Common Shares Following Its Purchase Of Those Shares In Order To Cover Its Purchase Price, Which May Cause The Price Of Our Common Stock To Decline.

Since YA Global Investments is purchasing the common shares offered for sale under this prospectus at a three percent discount to prevailing market prices as described above, YA Global Investments will have an incentive to immediately sell such shares (or other common shares it owns or acquires), in order to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock.  To the extent YA Global Investments sells our common shares, the market price for our common stock may decrease due to the additional shares in the market.  A reduction in the market price for our common stock may also influence YA Global Investments to sell a greater number of common shares, which would further depress the stock price.

YA Global Investments Will Have An Incentive To Sell Common Shares During The Pricing Period, Which May Cause The Price Of Our Common Stock To Decline And Which Would Result In A Lower Purchase Price.

YA Global Investments is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that we exercise our put rights under the Standby Equity Distribution Agreement by delivering an advance notice to YA Global Investments, which is prior to the date the shares are delivered to YA Global Investments.  YA Global Investments may sell such shares any time after we deliver an advance notice.  Accordingly, YA Global Investments may sell such shares during the pricing period.  Such sales may cause the market price for our common stock to decline and if so would result in a lower volume weighted average price during the pricing period, which would result in us having to issue a larger number of shares of common stock to YA Global Investments in respect of the advance.

YA Global Investments Will Have An Incentive To Sell Common Shares In Order To Acquire Additional Shares, Which May Cause The Price Of Our Common Stock To Decline.

Under the Standby Equity Distribution Agreement, we cannot exercise our put rights to the extent that it would cause YA Global Investments to increase its position to more than 9.99% of our outstanding common shares.  YA Global Investments will have an incentive to immediately sell the common shares offered under this prospectus (or other common shares it owns or acquires) in the event that YA Global

Investments’ position approaches the noted 9.99% cap, in order to ensure that YA Global Investments has an opportunity to purchase the common shares offered under this prospectus at a discount pursuant to the terms of the Standby Equity Distribution Agreement.  Such sales may cause the market price for our common stock to decline.

Future Sales Of The Common Shares Offered Under This Prospectus May Negatively Affect Our Stock Price And Our Ability To Raise Funds In Financings.

Sales by the selling shareholders on the public market of the common shares offered under this prospectus could lower the market price of our common stock.  Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

The Sale Of The Common Shares Offered Under This Prospectus Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price.

In many circumstances the provision of financing based on the distribution of equity for companies whose common stock is publicly traded has the potential to cause a significant downward pressure on the price of such common stock.  This is especially the case if the shares being placed into the public market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business.  Such an event could place further downward pressure on the price of our common stock.  Under the terms of Standby Equity Distribution Agreement, we may request numerous cash advances.  Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price.  If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more to which in turn may cause long holders of the stock to sell their shares, thereby contributing to sales of common stock in the market.  If there is an imbalance on the sell side of the market for our common stock, the price will likely decline.

Private Equity Lines Are Relatively New Concepts And It Is Not Clear How The Courts And The SEC Will Treat Them.

Private equity lines of credit are relatively recent creations and differ in significant ways from traditional PIPE financing transactions.  The staff of the SEC’s Division of Corporation Finance has taken the position that, as long as certain criteria are met, the staff will not recommend enforcement action with respect to the private equity lines of credit or the related ‘‘resale’’ registration statement containing this prospectus. It should be noted however, that the staff’s position, although significant, is not a definitive interpretation of the law and is not binding on courts.  Accordingly, there is a risk that a court may find this type of financing arrangement, or the manner in which it is implemented, to violate securities laws.

General Risks Relating To An Investment In Our Securities

Our common shares are sporadically or “thinly” traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares

Our common shares have historically been sporadically or “thinly” traded, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unestablished company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

The market price for our common shares has a small and thinly-traded public float and is particularly volatile given our status as a company which has only recently introduced its products to market,  and our limited operating history, nominal revenues and lack of profits to date, all of which could lead to wide fluctuations in our share price.  The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.  The volatility in our common share price may subject us to securities litigation.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, we have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders.  In addition, as noted above, our common shares are sporadically or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price.  Secondly, we are a speculative or “risky” investment due to our limited operating history, nominal revenues and lack of profits to date, and uncertainty of future market acceptance for our products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The following factors may add to the volatility in the price of our common shares:  actual or anticipated variations in our quarterly or annual operating results; acceptance of our products and services as viable market solution; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Since a single shareholder currently beneficially owns more than one-third of our outstanding common shares, that shareholder retains the ability to influence or control our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders.  This concentration of ownership could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

ARC Finance Group, LLC (“ARC Finance Group”), which is owned and controlled by Ms. Tracey Hampton, owns more than one-third of our outstanding common shares and voting securities.  As a consequence of its substantial stock ownership position, ARC Finance Group effectively holds the practical ability to elect a majority of our board of directors or to remove any director, and thereby control our management.  ARC Finance Group also has the practical ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.  ARC Finance Group actively evaluates potential modifications to our board of directors and management, and could make such modifications—or wholesale changes—at any time if deemed to be in the company’s best interest.

The sale of a large amount of common shares held by our shareholders or our executive officers or directors, or the perception that such sales could occur, could depress the prevailing market prices for our shares.

There are a substantial number of common shares either currently outstanding or acquirable upon exercise of common share purchase options or warrants by our officers, directors and principal shareholders that may be freely sold on the public markets.  Included in these holdings are 3,500,000 common shares (out of a total of approximately 22,605,800 common shares) held by our controlling shareholder, ARC Finance Group, that we registered for sale in mid-2005 to provide ARC Finance Group with a mechanism to sell such shares on the public market should it decide to do so in view of its apparent ineligibility to sell those shares under the Rule 144 safe harbor under current SEC interpretations.  Shortly after such registration, ARC Finance Group transferred a substantial portion of these shares to independent trustees under blind trusts it has established.  As of this date neither ARC Finance Group nor Signalife knows if the independent trustees have sold any of such shares or, in the alternative, increased their position.  ARC Finance Group reserves the right to sell the balance of the registered 3,500,000 common shares under 10b-5 plans or otherwise, although to our knowledge it has not, to date, sold those shares.  We also regularly issue registered common shares to officers, employees, directors and certain eligible consultants as compensation for the provision of services, which are immediately available for sale.  A large number of our shares, both registered and unregistered, may also be sold under available resale exemptions under the federal securities laws, including Rule 144 (albeit subject to volume limitations in the case of shares held by affiliates or restricted stock held for less than two years).  We anticipate that a substantial number of the aforesaid registered and unregistered shares, whether currently held or acquired in the future by way of grant or exercise of common share purchase options or warrants, will be sold on the public markets for a number of reasons, including the need to satisfy income tax liabilities, the need to cover the purchase price of option and warrant exercises, or decisions predicated on market conditions.  The occurrence of such sales, or the perception that such sales could occur, could depress the prevailing market prices for our shares.

A large number of common shares are issuable upon the exercise of outstanding common share purchase options or warrants.  The exercise of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  The sale of a large amount of common shares received upon the exercise of these securities on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could  depress the prevailing market prices for our shares.

There are currently outstanding as of December 28, 2007, share purchase options and warrants entitling the holders to purchase 11,259,179 common shares at weighted average exercise prices of $1.98 per share. Included in these share purchase options are a large number granted to directors, officers, employees and consultants that are subject to vesting conditions.  In the event of the exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their conversion or exercise of these securities.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.  Our issuance of additional preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights that could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our company that might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled under our certificate of incorporation to issue up to 100,000,000 common and 10,000,000 “blank check” preferred shares.  After taking into consideration our common and series ’A’ preferred shares outstanding or accrued for issuance as of December 28, 2007, we will be entitled to issue up to 46,526,731 additional common shares and 9,985,453 additional preferred shares.  Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time.  Any preferred shares we may issues shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.  It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans.  It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans.  We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

We are subject to the Delaware Business Combination Act, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Delaware corporation, we are subject to the Delaware Business Combination Act which precludes a shareholder who owns 15% or more of our shares from entering into a “business combination” involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders’ meeting.  A “business combination” is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or (3) a proposed tender or exchange offer of 50% or more of our voting stock.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders to the maximum extent permitted under Delaware corporate law.  Our bylaws also require us to indemnify our directors to the maximum extent permitted by Delaware corporate law.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.  You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions.  When reading any forward looking statement you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:  (1) the success of our research and development activities, the development of a viable commercial production model, and the speed with which regulatory authorizations and product launches may be achieved; (2) whether or not a market for our products develops and, if a market develops, the pace at which it develops; (3) our ability to successfully sell our products if a market develops; (4) our ability to attract the qualified personnel to implement our growth strategies; (5) our ability to develop sales, marketing and distribution capabilities; (6) our ability to obtain reimbursement from third party payers for the products that we sell; (7) the accuracy of our estimates and projections; (8) our ability to fund our short-term and long-term financing needs; (9) changes in our business plan and corporate strategies; and other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations”.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other public reports filed with the United States Securities and Exchange Commission (the “SEC”).  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The proceeds from the sale of the common shares to be sold under this prospectus will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our company.  Included in the common shares offered for sale under this prospectus are 9,229,373 common shares issuable upon exercise of our put rights under a Standby Equity Distribution Agreement.  To the extent we exercise these put rights, we would receive proceeds from the original sale of those common shares.  We anticipate that we will use such proceeds for working capital and other general corporate purposes. The number and purchase price of such shares shall be based upon prospective market prices and shall be determined in accordance with the terms and conditions of the Standby Equity Distribution Agreement.  By way of example, assuming the sale of all of the 9,229,373 common shares offered for sale under this prospectus at an assumed offering price of $0.67 per share (representing a 3% discount for the closing low price as of December 28, 2007), we would receive gross proceeds of approximately $6,177,000.

BUSINESS

Overview

Signalife, Inc. is a medical device company focused on researching, developing and marketing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.  Physiological signals are small bioelectrical signals generated by the body.  Our initial product, the Signalife “Fidelity 100 Monitor System” or “Fidelity 100”, is a heart monitoring systems that uses our proprietary Model 100 patient module to acquire, amplify and process physiological signals associated with a patient’s cardiovascular system.  Heart monitor systems are used in a variety of medical settings.  For example, they are used to collect physiological data for electrocardiogram or “ECG” tests for the purpose of detecting and identifying cardiovascular disease, and also used to monitor the condition of the heart during surgical procedures.  Our patient module operates using our proprietary patented signal acquisition and amplification technology, as well as Bluetooth technology which allows the acquired signals to be wirelessly transmitted to a personal computer for interpretation and storage by the physician.  Our proprietary signal acquisition and amplification technology provides the capability to collect, enlarge and process physiological signals in a manner that discriminates them from ambient or background electromagnetic noise, thereby facilitating the examination of the signal data for diagnostic purposes.

Recent Corporate History

Signalife was originally incorporated in Delaware on January 19, 1987 under the name Mt. Olympus Enterprises Inc.  Since our formation, we changed our name to Recom Managed Systems, Inc. on November 6, 1998, and then to Signalife, Inc. on November 2, 2005.

Prior to September 19, 2002, we were an inactive corporate shell.  On September 19, 2002, we acquired certain know how, trade secrets and other proprietary intellectual property rights relating to the development of a physiological signal amplification equipment and technology, referred to in this prospectus as the “Signal Technologies”, from ARC Finance Group, LLC (“ARC Finance Group”), our parent corporation, in exchange for 23,400,000 common shares (7,800,000 shares pre-split).

The principal component of the Signal Technologies is our proprietary patented signal acquisition and amplification technology which was originally invented by our Chief Technology Officer, Dr. Budimir S. Drakulic.  The underlying patent covers methods of discriminating different biomedical signals from ambient electromagnetic noise.  Also included in the Signal Technologies was an assignment of a license agreement dated December 9, 1993 between Dr. Drakulic and Teledyne Electronic Technologies (“Teledyne”) pursuant to which Dr. Drakulic granted a limited license to that company to manufacture electroencephalogram or “EEG” monitor products based upon an early version of the amplification technology.  This early version amplifier is also currently used by the National Institute of Health as well as companies such as Titan Systems and Teledyne, Inc. for purposes of monitoring different physiological signals.  This license agreement specified that Dr. Drakulic retained ownership of the original patent and underlying technology and the right to use technology to develop new products as long as they would not infringe on Teledyne’s licensed products. Dr. Drakulic has since received a letter from Teledyne acknowledging that the use of the technology for our proposed heart monitor systems does not infringe on Teledyne’s licensed products.  Concurrent with our acquisition of the Signal Technologies, we obtained Dr. Drakulic’s services as our Chief Technology Officer to lead our product development efforts.

Description Of Heart Monitor Systems And ECGs

A heart monitor system is a system used to monitor and record changes in physiological signals associated with a patient’s cardiovascular system.  The principal use of heart monitor systems is to collect physiological data for electrocardiogram or “ECG” tests for the purpose of detecting and identifying cardiovascular disease.  Other uses include the monitoring of the heart during surgical procedures.  An ECG gives the cardiologist important information about the heart.  For example, by examining changes in waveforms from 0.67 Hz to 40 Hz frequency range, a cardiologist can identify irregularities in the heart’s rate and rhythm, known as arrhythmia.  By examining changes in waveforms in the broader 0.05 Hz to 150 Hz frequency range, a cardiologist can identify different types of heart disease, including damage to the heart muscles or tissue resulting from (1) decreased blood flow attributable to the narrowing of the arteries, known as cardiac ischemia, (2) enlargement of the heart resulting from additional effort attributable to the hardening of the heart muscle, known as hypertrophy, and (3) the existence of past or presently occurring heart attacks.

When an ECG test is ordinarily conducted in a clinical setting, the physiological signals from the patient’s heart are displayed through a heart monitor system called a 12-lead ECG, based on acquiring a signal from ten electrodes, one of which is attached to each of the patient’s arms, six to the chest and one to each leg.  The placement of the ten electrodes enables the heart to be examined for different diseases.  Physiological signals generated by the heart are amplified and recorded in the form of a series of waveforms that can be displayed on a screen or printed on paper for interpretation by a cardiologist.

Any irregularity in heart rhythm, damage or stress to the heart muscle will result in a deviation from a normal waveform.

There are three settings under which ECGs are normally taken:  (1) the clinical or “resting” setting where the patient is immobile; (2) the ambulatory setting where the patient is mobile; and (3) the exercise setting where the patient is subjected to physical stress in a controlled environment.  These three types of ECG tests are more fully described as follows:

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ECGs administered in the “clinical” or “resting” setting are generally taken (1) on an annual or periodic basis for typically older patients as part of their annual or regular physical examination; (2) under emergency or exigent circumstances when an individual complains of symptoms typically associated with heart disease such as chest pains, shortness of breath or heart palpitations; or (3) as part of surgeries and medical procedures, such as heart surgery.  Most clinical ECGs are obtained in the resting setting.  In a resting setting, the principal technical issue in interpreting ECG waveforms arise from the existence of ambient or background “noise” emanating from other electromagnetic sources, including (1) signals generated by the other organs, muscles and systems of the body, whether from movement or the performance by those organs of their bodily functions, and (2) signals generated by sources external to the body, such as electronic equipment, lights or engines.  This ambient noise is commonly referred to as an “artifact”.  As previously discussed, cardiologists can identify irregularities in the heart’s rate and rhythm, known as arrhythmia, by examining changes in the 0.67 to 40 Hz frequency range. Because of the relatively large amplitudes of these waveforms in this range, cardiologists can, as a practical matter, easily identify arrhythmia notwithstanding the existence of electromagnetic ambient noise from other sources. However, it is very difficult for cardiologists to distinguish physiological signals from ambient noise in the broader frequency ranges used to identify different types of heart disease, including cardiac ischemia, hypertrophy and the existence of past or presently occurring heart attacks.  The reason for this difficulty is that the physiological signals associated with these other heart diseases are of a much lower amplitude or strength in the lower 0.05 to 0.67 Hz and upper 40 to 150 Hz portions of the frequency range, meaning that they do not stand-out from the ambient noise in these portions and therefore cannot be easily discriminated from that ambient noise.  In order to minimize ambient noise in the clinical setting, ECGs are normally taken in the hospital or physician offices.  Cardiologists instruct the patient to lie in the supine position, being as still as possible while a reading is taken to reduce ambient noise caused by physical movement.  Another method to reduce ambient noise is to reduce the sensitivity of the monitoring equipment, although this alternative results in a loss of signal quality and the ability to read certain signal intricacies.

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ECGs administered in the ambulatory setting are given in an attempt to identify so-called “transient” heart disease—that is, problems that come and go, and that are not apparent in the low-activity states where a standard clinical or resting ECG is typically taken.  Examples of transient heart disease are cardiac ischemia and cardiac hypertrophy.  Additionally, the existence of past or presently occurring heart attacks can escape detection without longer-term monitoring in a physically active or stressful setting.  An ambulatory heart monitor system, commonly known as a “Holter” monitor, allows the patient’s heart to be continuously monitored over a period of hours or days, while the patient carries out his or her daily activities under typical conditions of stress away from the physicians’ office or hospital.  The principal technical limitation in deciphering ECG waveforms in an ambulatory setting is that in many cases, ambulatory heart monitor systems are unable to accurately identify many of the heart conditions they are intended to identify due to their inability to clearly distinguish and discriminate the physiological signals associated with these conditions from electromagnetic ambient noise in the lower and upper portions of the full 0.05 to 150 Hz frequency range.  Therefore, the industry standard for ambulatory recorders is 0.67 to 40 Hz.

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ECGs administered in the exercise or “stress” setting are given while the patient exercises on a treadmill, step machine or exercise cycle to enable the cardiologist to monitor, among other things, the patient’s heart behavior under conditions of physical stress.  Exercise can exacerbate cardiovascular abnormalities that are not present at rest and it can be used to determine the adequacy of cardiac function.  Similar to an ambulatory ECG, this allows the cardiologist to identify different heart disease such as cardiac ischemia and cardiac hypertrophy as well as the existence of past or presently occurring heart attacks that may not be evident under a clinical resting or simple ambulatory ECG test conditions.  Indeed, many physicians administer a stress ECG before proceeding to an ambulatory ECG.  While external sources of ambient noise can be reduced in the clinical setting when exercise ECGs are conducted, high levels of physical activity inherent in exercise ECGs generate higher internal levels of ambient noise due to necessary patient movement.  To address this issue, exercise ECG devices are connected to computers which run sophisticated software to filter and process physiological signals and produce “average” waveforms for interpretation by the cardiologist.  However, the American Heart Association and American College of Cardiology each state that computer processing is not completely reliable because of software limitations in handling noise and the technical limitations of the algorithms used in the software, and cardiologists are therefore advised to look at the raw data and not to rely solely upon software-processed data.

Description Model 100 Patient Module

The core component of our heart monitoring systems is our battery-operated, digital 12-lead Model 100 patient module (the “Model 100 Module”), a compact device approximately 4 x 3.5 x 1.5 inches in size and 5.5 oz. in weight, that allows a patient’s heart to be continuously monitored over a period of 24 to 48 hours in a variety of settings—both non-ambulatory (stationary) and ambulatory (moving)—such as hospitals, surgeries, clinics, doctors’ offices, exercise and sports medicine clinics and laboratories.  The Model 100 Module contains both our proprietary patented “amplification” technology which acquires, processes and amplifies ECG signals, as well as Bluetooth technology which allows the acquired signals to be wirelessly transmitted to a personal computer for interpretation and storage by the physician.

The production version of our Model 100 Module was originally designed, engineered, fabricated and tested by Battelle Memorial Institute, Health and Life Sciences, pursuant to a research and development services agreement completed by Battelle Memorial Institute in December 2004.  Battelle Memorial Institute is a global science and technology enterprise that designs, develops and commercializes technology and manages laboratories for customers.  The pre-production model of our Model 100

Module, which was completed by Battelle Memorial Institute in December 2004, was tested and determined to comply with all applicable performance, safety, environmental and regulatory standards, including the United States Food And Drug Administration (“FDA”)-recognized consensual American National Standards Institute/Association for the Advancement Of Medical Instrumentation (“ANSI/AAMI”) EC-38 industry standards for ambulatory ECG devices, Federal Communications Commission (“FCC”) requirements for Human Exposure to Radiofrequency (RF), the FDA-recognized consensual industry standards for electromagnetic compatibility for medical devices (EMC), the FDA-recognized IE 60601-1 international safety standard relating to medical electrical equipment, and the FDA's Quality System Regulations.  These testing results also satisfied our obligation under our abbreviated 510(k) submission to have supporting data in our files before marketing the Model 100 Module as part of the Model 100 Monitor System.  The Model 100 Module also complies with ANSI/AAMI EC-11 and EC-13 ECG standards to the extent they relate to non-diagnostic features and alarm functions for stationary (non-ambulatory) ECG devices.

Description Of Products

Fidelity 100 Monitor System

Our initial product using the Model 100 Module is the Signalife “Fidelity 100 Monitor System” or “Fidelity 100”.  The Fidelity 100 is an integrated system in which our Model 100 Module collects, processes and amplifies ECG signals from that patient through a set of twelve electrode lead sets provided with the system, and then wirelessly transmits that signal to a nearby personal computer provided with the system.  The signals are then displayed on a computer monitor and can be printed on a printer provided with the system for analysis by the cardiologist.

The Fidelity 100 Monitor System is marketed an integrated system containing all of the components—the Model 100 Module, electrode lead sets, and a personal computer with monitor and printer, which could either be in a desk top or laptop configuration.  This product has received FDA 510(k) clearance as a class II medical device.

The Fidelity 100 Monitor System is principally used for clinical (resting) settings, including (1) monitoring the performance of the heart during surgical procedures including heart surgery; (2) under emergency or exigent circumstances when an individual complains of symptoms typically associated with heart disease such as chest pains, shortness of breath or heart palpitations; and (3) as part of regular examinations or preventative programs for the purpose of detecting and identifying cardiovascular disease.

We introduced the Fidelity 100 Monitor System by presenting the system at the annual meeting of the American College of Cardiology held at Atlanta, Georgia, from March 12-14, 2006, and received our first orders for this product in October 2006.  Nevertheless, our marketing efforts for this product within the United States have been nominal to date, principally due to third-party performance issues in distributing our products while prior management devoted its limited time and resources to other matters.  We are now focusing our efforts on formally launching this product into the United States market using our own resources.

Fidelity 200 Event Recording System

The Signalife “Fidelity 200 Event Recording System” or “Fidelity 200”, which is in the final development stage as discussed below, is a direct-to-consumer non-prescription credit card-sized heart monitoring device which has been specifically designed to be used in conjunction with monitoring centers.  This product has received FDA 510(k) clearance as a class II medical device.

The Fidelity 200, which utilizes the proprietary physiological signal acquisition and amplification technology used in the Model 100 Module, will be used as an early-detection device by patients who desire to independently monitor their condition.  Specifically, at the onset of an event that will be recorded, the patient holds the event recorder to his/her chest, presses the “record” button, and records up to a 45-second event.  The event recorder will be capable of storing up to six, 45-second recordings.  The patient will then either take the recorder to his or her physician for review or transmit the data to a subscription-based 24-hour monitoring center via a telephone phone line.  In the latter case, the patient will call the monitoring center and upon verbal communication with receiving station personnel, position the monitor over the telephone mouthpiece, and start the transmission by pressing the “play” button.  Data will then be transmitted to the monitoring center where it can be immediately evaluated by a qualified ECG technician, cardiac nurse or cardiologist.

We anticipate that we will sell the Fidelity 200 to consumers through retail outlets such as drug stores, retail pharmacies, and major retail discount chains.  The consumer will then separately subscribe to a monitoring services that is compatible with the device.  We are currently in negotiations with several established monitoring centers in connection with pooling our efforts on the use and sale of the Fidelity 200 for those centers and the sharing of subscription fees.  We are actively involved in engineering the final production version which we will commercially introduce into the market at the first available opportunity.

Fidelity 300 Holter Monitor

The Signalife “Fidelity 300 Holder Monitor” or “Fidelity 300”, which contains the proprietary physiological signal acquisition and amplification technology used in the Model 100 Module, is a three-lead ambulatory Holter device.  The Fidelity 300 is used while the patient carries out his or her daily activities away from the physicians’ office or hospital to collect ECG data relating to arrhythmia and other transient heart disease.  Specifically, the data is acquired, processed, amplified and stored in a computer storage chip contained in the Fidelity 300, and then downloaded by the physician at a later date when the patient returns to the physician’s office.  The Fidelity 300 will allow up to thirty days of data to be recorded, satisfying physician needs for a more extensive database, unlike other holter markets currently on the market that record only for a period of 24 to 48 hours.

A major industry partner has indicated its desire to provide the software to be used with this product to scan the processed data, in conjunction with tests to be conducted through the Cleveland Clinic Heart Center.  We have extended a right of first negotiation to that industry partner to distribute the Fidelity 300 on an OEM basis, and are in the process of documenting the anticipated testing regime.  We are also in negotiations with another industry partner relating to a joint venture or distribution arrangement.

Although we received FDA 5120(k) clearance for an earlier version of this prototype as a class II medical device, we intend to procure additional clearance given new features we have added.  We anticipate that we would commence marketing the Fidelity 300 by the end of fiscal 2008.  We have extended a right of first negotiation to the aforesaid major industry partner to distribute the Fidelity 300 on an OEM basis, and are in negotiations with another industry partner relating to a potential joint venture or distribution arrangement.

Fidelity 400 Intracardiac Monitor

The Signalife “Fidelity 400 Intracardiac Monitor” or “Fidelity 400” applies our proprietary physiological signal acquisition and amplification technology to read intracardiac signals procured from intracardiac catheter products.  An intracardiac catheter is a flexible tube that is inserted through a vein in the leg and fed into the heart.  The catheter is equipped with electrodes which allows the signal to be recorded within the heart, and the catheter data is transmitted to a monitor, which allows the physician to evaluate cardiac function, including arrhythmia, or irregular heartbeat.  These readings are beneficial in that they measure signals directly from the heart, as opposed to signals read from the surface of the body as is typical in the ordinary application of heart monitors.

We developed and successfully tested a proto-type version of this product at the Electrophysiology Laboratories at the Cleveland Clinic Heart Center as was reported in a poster presentation at the Heart Rhythm Society in Boston in May 2006.  We are in the process of planning a series of clinical studies through the Cleveland Clinic for the purposes of procuring FDA 510(k) clearance of the proto-type as a class II medical device.  We are also currently designing, engineering and fabricating a production version of this product, which we anticipate will be completed and brought to market by the end of 2008 at the earliest.  We are currently in discussion with several major industry partners relating to the commercialization and distribution of this product.

Cardiac Vest

In conjunction with the Champ Car World Series, the North America-based formula-one style auto racing circuit, and cardiologists from the Cleveland Clinic, we have tested a new variant of a patient vest containing proprietary electrodes to be used with our monitors previously under development by Signalife (the Signalife “Cardiac Vest”).  The design is planned to allow a patient to use the vest on a 24/7 basis for extended periods of time, being removed only intermittently for showers, etc.

The Signalife Cardiac Vest is an extremely lightweight, close-fitting vest or undergarment made of stretchable material in which the electrodes are stitched into the fabric.  Cardiologists at the Cleveland Clinic successfully tested the vest during fiscal 2006 in the Champ Car Series, in which selected race-car drivers would wear the vest during races, and the data collected would be transmitted wirelessly to a modified Fidelity 100 using telemetry.  It should be noted that in spite of extremely harsh and noisy testing conditions, we were able to precisely measure ECG signals using the Cardiac Vest and the Fidelity 100, demonstrating the efficacy of each.

We believe that the Signalife Cardiac Vest is more effective and convenient than the electrode/wire sets currently employed with ambulatory recording devices.  When employing these electrode/wire sets, the intended attachment site requires proper shaving and preparation of the site and the use of gels to ensure that the lead remains affixed to the site.  If the electrode is dislodged from the location site by physical activity or lack of proper site preparation, the Holter monitor will not record the proper signal.  In the case of the Signalife Cardiac Vest, the electrodes incorporated into the vest do not need to be attached to the skin.  Instead, they need only remain adjacent to the proper location, which is effected through the design and materials used in the vest.

We have are currently designing, engineering and fabricating a production version of the Signalife Cardiac Vest, which we anticipate will be completed and brought to market by the end of fiscal 2008 at the earliest.  We will also need to procure FDA 510(k) clearance for this product.  We have entered into preliminary discussions with an industry partner relative to the prospective distribution of this product for both typical ambulatory purposes as well as for athletic applications.

Patient Monitoring Centers

Signalife has previously considered in the longer term developing, acquiring or entering into joint venture, licensing or other collaborative arrangements with patient monitoring centers that would work in conjunction with our products and with certain monitoring capabilities which we have internally established.  Signalife’s involvement with patient monitoring centers would enable us to receive a continuous stream of revenues from monitoring devices we sell, which would allow us to substantially enhance our revenues from the initial sale of such devices.

Patient monitoring centers are typically used in ambulatory settings, where a patient either uses an event recorder to independently monitor their condition, or wears a Holter monitor to record data over an extended period of time while performing his or her daily activities away from the physicians’ office or hospital. The data from the event recorder or Holter monitor is typically transmitted to the monitoring center either by telephone or the Internet.  The data is then transferred or made available to the cardiologist.

We would likely expand the services offered by our patient monitoring centers to include mobile outpatient monitoring using either or both of our Fidelity 200 Event Recording System or a telemetry-based version of the Signalife Fidelity 300 Holter Monitor in conjunction with our Cardiac Vest. At this point we are in discussions with several patient monitoring centers relating to a collaborative arrangement whereby the center would use the Fidelity 200 and we would share subscription fees.

Description Of Products In Investigational Stage

EEG Products

We have initiated a study of the applicability of our technology to electroencephalogram or EEG-related applications, in particular the detection of Alzheimer’s, Parkinson’s and other neurological diseases.  As previously discussed above, earlier versions of our amplification technology are now used in EEG equipment used to measure neurological or brain responses.  We believe the enhancements Dr. Drakulic has designed since for ECG purposes may have similar application for the EEG market.  As discussed below in this prospectus, this activity will not impact the Teledyne licensing agreement.

Given our immediate focus on marketing and distributing our Fidelity 100 Monitor System and introducing our Signalife Holter Monitor and Signalife Fidelity 200 Event Recording System to market, we do not anticipate that we actively pursue the data collection and other activities necessary to further this product until fiscal 2009 at the earliest, however, new management and board members at the company are actively re-evaluating this stratagem.

Description of Signal Technologies; Evaluative Studies

Our patient modules operate using the Signal Technologies.  The Signal Technologies are a patented amplification technology originally developed by our Chief Technology Officer, Dr. Budimir S. Drakulic, to address the electrical interference or “noise” issue during physiological recordings.  In an effort to explore ways to accurately and objectively monitor pilot performance, the United States Air Force desired to record a pilot’s neurological brain responses, consisting of tiny electrical impulses generated by the brain, to different tasks and stresses that occur in-flight using an electroencephalogram or EEG test.  However, the Air Force found that the neurological signal monitoring equipment then available was not able to accurately monitor EEG in an electromagnetically-charged (i.e., noisy or artifact-intensive) environment such as the cockpit of a fighter jet or a B-52 bomber.  In 1992, Dr. Drakulic led a team from the University of California at Los Angeles (“UCLA”) and the Veterans Administration in an effort to develop a device to resolve this problem.  This effort resulted in the creation by Dr. Drakulic in 1994 of a first-generation amplifier that was successfully used by the Air Force to monitor pilot EEG signals.  This early version amplifier is also currently used by the National Institute of Health as well as companies such as Titan Systems and Teledyne, Inc. for purposes of monitoring different physiological signals.

The Signal Technologies were originally acquired by ARC Finance Group from Dr. Drakulic and then by Signalife from ARC Finance Group, based upon the belief of Dr. Drakulic and the principals of these companies that—with the technological, development and financial assistance of these companies—the capability of the technology to discriminate EEG signals, particularly in an electromagnetically-charged environment such as fighter aircraft cockpits, would have a similar application in discriminating ECG signals from ambient “noise.”  Specifically, it was and continues to be believed by these persons that the Signal Technologies, as applied to the ECG market, would have the ability to amplify and discriminate the lower-amplitude physiological signals associated with those in the lower and upper portions of the full 0.05 to 150 Hz frequency range, thereby facilitating the ability to more clearly identify heart diseases in an ambulatory setting.  In developing Signalife’s initial ambulatory patient modules and overall heart monitor systems, and adopting the Signal Technologies for those modules and systems, Dr. Drakulic has since enhanced the signal processing technology such that Signalife has filed five additional patents covering these enhancements.

In order to validate our beliefs as to the performance of our technology in the ECG market, on August 30, 2004 we entered into an agreement with the Duke Clinical Research Institute at Duke University to evaluate the performance of our Fidelity 100 Monitor System against a well established high fidelity ECG monitor.  Under this agreement, the Duke Clinical Research Institute under the supervision of Dr. Mitchell W. Krucoff, as principal investigator, designed and conducted DIVA clinical studies evaluating our Fidelity 100 Monitor System during catherization procedures at the Durham, North Carolina, Medical Center from January 2005 to December 2005.  The results of the complete study indicate that the Fidelity 100 Monitor System provides excellent detection and quantification of transient ischemia.  A summary of the results were presented at the IEEE EMBC 2007 conference held in August 2007 in Lyon, France, and full clinical data will be released in the American Journal of Cardiology.

As previously discussed, we have also validated our beliefs as to the performance of our signal acquisition and amplification technology through the tests conducted by cardiologists at the Cleveland Clinic successfully tested the vest during fiscal 2006 in the Champ Car Series pursuant to which we were able, in spite of harsh and noisy racing conditions, to precisely measure ECG signals.

Competitive Advantages And Marketing Strategy

As discussed above, Signalife believes that the Signal Technologies afford our ECG monitoring devices the ability to amplify and discriminate physiological signals in all settings, notwithstanding the existence of electromagnetic ambient noise from other sources, and in all frequency ranges, including lower-amplitude physiological signals associated with those in the lower and upper portions of the full 0.05 to 150 Hz frequency range associated with transient heart diseases.  Signalife believes that this ability affords the Fidelity 100 heart monitor with significant competitive advantages over the “state-of-the-art” heart monitors currently on the market.  These advantages can be most easily demonstrated and explained by the following graphic, which compares two ECG print-outs taken during a cardiac surgical procedure (seen in the background) recently performed at a major hospital.

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The readout on the left is from the Fidelity 100 heart monitor, while the read-out on the right is from a “state of the art” heart monitor offered by a competitor.  The Fidelity 100 read out shows the waveform of the normal or proper heart function from all eight leads.  The read-out from the “state of the art” monitor, on the other hand, shows only one lead (on the top) which has any similarity whatsoever to a normal waveform. The data from the second lead is confusing and essentially meaningless, although it could be construed to indicate that there are potentially heart problems, even though there is none indicated on the Signalife read-out.  The other leads show no data whatsoever.  The significance of the foregoing is that not only does the Fidelity 100 monitor consistently give accurate signals from all leads in all cases, it also avoid “false positives” relating to inaccurate information.  Specifically, since, as a practical matter, the meaning of the signal from the second lead on the “state of the art” monitor is meaningless, the physician can only “speculate” as to what is going on with the heart, and can potentially misdiagnose the condition of the heart.

The reason for the efficacy of the Fidelity 100 heart monitor over “state of the art” heart monitors is fairly simple.  The Fidelity 100 has been designed to collect only the signals from the heart, while ignoring and not being confused by all the other electronic clutter that is occurring in the operating (or ambulatory) environment, including other physiological signals from the body (such as from the brain and other organs) and other electromagnetic signals from the numerous devices in the operating room or surrounding environment.  In the case of the “state of the art” devices, they collect all of the data from the surrounding environment, both physiological and electromagnetic, and then attempt to filter out the other noise sources, with the results seen above.  Specifically, much of the data is either distorted, confusing and potentially misleading (as in the case of lead 2), or omitted or non-existent (such as in the case of leads 3 to 8).

As a consequence, Signalife believes that hospitals and physicians will have a huge inducement to purchase the Fidelity 100 —they can more accurate monitor heart functions in all settings and under all conditions– surgical, diagnostic, and ambulatory--and avoid misdiagnosis, leading to better patient results, eliminating liability.  Moreover, this ability will allow them to eliminate other monitoring functions, thereby reducing procedure costs.  Given that there is one heart attack in the United States every 34 seconds, Signalife believes that this enhanced ability to detect cardiac disease early and will lead to life-saving intervention.

Based upon these beliefs, Signalife is marketing or will market our ECG devices as follows:

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In certain clinical resting settings where there is a high incidence of electromagnetic interference, such as in surgical suites, Signalife is promoting the ability of our ECG devices to provide clear and accurate signal data that is not adversely affected by the electromagnetic interference.

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In the case of other clinical resting settings where resting ECGs are typically taken, Signalife is promoting the ability of our ECG devices to allow the patient to walk around the facility or on a treadmill while the ECG is being taken, thereby allowing the physician to better identify transient heart diseases.  Since competitive resting ECG devices do not presently have this ability, this should lend our ECG devices a clear competitive advantage over traditional resting ECG devices.

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In the case of ambulatory settings, where a patient wears a Holter monitor or event recorder for an extended period of time while performing his or her daily activities away from the physicians’ office or hospital, Signalife is promoting the ability of our ECG devices to amplify and discriminate physiological signals in the lower-amplitude physiological signals associated with those in the lower and upper portions of the full 0.05 to 150 Hz frequency range associated with transient heart diseases.  Since competitive ambulatory ECG devices do not presently have this ability, this should lend our ECG devices a clear competitive advantage.

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In the case of exercise or stress settings, Signalife is promoting the ability of our ECG devices to provide clear signal data that does not need to be filtered and processed by computer software to eliminate electromagnetic noise, addressing the reliability issues arising from the use of such programs.

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The ability of our ECG devices to provide clear data output and more accurate results across the full Hz frequency ranges also allows us to provide the physician with signal data that will facilitate

“greater diagnostic yield”, a medical term which means that the physician can more accurately and expeditiously diagnose the cardiac disease or condition, leading to better patient outcomes.

To date, the cardiac monitor market is a mature one with little innovation or product differentiation and limited market growth.  Competitors principally compete on price and relatively small margins in order to maintain market share.  Volume is mainly predicated on product replacement and the increased need for devices compatible with data networks.  Given the product advantages afforded by our Signal Technologies, we believe that we can differentiate the benefits of our products from those of competitors and sell our products for greater prices and margins than our competitors.  We also believe that our monitoring devices will cause existing versions in the market to be deemed obsolete, with will accelerate the growth of replacement sales and the overall growth of the market.  The principal hurdle we must overcome in order to attain these ends will be educating prospective purchasers as to the product differences and benefits afforded by our products over competitive products.

Market And Competition

Market

Cardiovascular disease accounts for 40% of all hospital revenue and approximately 37% of deaths in the United States. Over 500,000 Americans survive heart attacks every year and need to be diagnostically monitored. In the United States alone, over 280,000 patients have various heart devices implanted. The US Department of Health and Human Services estimates that heart disease costs including, hospital expenses, home care, medications and lost earnings, exceed $400 billion. Experts estimate that 85% of cardiovascular disease could be prevented or halted by sufficient early diagnosis.

According to the American Heart Association, a patient that survives the acute stage of a heart attack has a chance of illness and death that is 1.5-15 times higher than that of the general population.  Signalife's patented heart monitoring technology will allow physicians to monitor patients in an ambulatory setting, giving them access to vital life-improving and life-saving information.

Competition

Each of the ECG market segments is highly concentrated with five or six companies typically accounting for a substantial majority of all sales.  Our principal competitors in the resting ECG market segment are GE Healthcare, Royal Philips Electronics, Cardiac Science, Inc. and Welch Allyn, Inc.  Our principal competitors in the stress ECG market are GE Healthcare, Cardiac Science, Inc, Welch Allyn, Inc. and Schiller AG. Our principal competitors in the ambulatory ECG market segment include Del Mar Reynolds Medical Ltd., GE Healthcare, Royal Philips Electronics, Cardiac Science, Inc, Mortara Instrument, Inc., Rozinn Electronics, Inc., CardioNet, Inc., Raytel Medical Corporation, Cardiac Telecom, Inc. and Card Guard Instromedix and Lifewatch subsidiaries.

The market for heart monitoring products and services is intensely competitive, especially for small companies.  Given the lack of product differentiation and intense competition, companies principally compete on price.  There are no substantial barriers to entry, and we expect that competition will be intense and may increase.  Many of our existing competitors may have substantially greater financial, product development, technical and marketing resources, larger customer bases, longer operating histories, better name recognition and more established relationships in the industry.  As a result, certain of these competitors may be able to develop and expand their product and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and services, or aggressively reduce their sales prices below the our costs.  We cannot assure you that we will be able compete successfully with existing competitors or new competitors.

Marketing And Distribution Strategy

Our initial marketing efforts for the Fidelity 100 since its introduction have been extremely limited to date principally due to performance issues with third-party distributors and sales agents to whom we originally delegated sales authority, our limited internal sales and marketing support functions and personnel, and the focus of prior management on other activities. We have recently launched a company-sponsored program to aggressively market and promote the Fidelity 100 in the United States, in which we will rely upon new senior management and directors, consisting of Dr. Lowell T. Harmison, the President and Chief Operating Officer and a director of Signalife, and Drs. Steven J. Phillips, Robert E. Windom and Jay A. Johnson, directors of Signalife, taking the initiative to personally market the Fidelity 100 to selected marquee cardiac hospitals in the United States and selected physicians and physician groups to whom they have pre-existing relationships and entrees to top management and decision makers.  Given their prominent reputations in the industry, Signalife believes Drs. Harmison, Phillips, Windom and Johnson will be able to cut through red-tape to more quickly demonstrate the benefits of the product and procure purchase orders, thereby in kick-starting sales and achieving market acceptance of the Fidelity 100 heart monitor as the “state of the art” heart monitor.  Given that Drs. Harmison, Phillips, Windom and Johnson and have extensive experience in one or more different but complementary medical areas that will use the Signalife Fidelity 100 heart monitor for slightly different purposes and benefits– cardiology, internal medicine, and cardiac surgery –Signalife will have the ability to better address physician concerns in each such area.

Signalife also intends to develop its own internal sales team, and will likely engage independent commissioned salespersons or joint venture partners to distribute our products in the United States under certain circumstances.  New management is currently reevaluating the company`s existing independent sales agents in view of prior performance issues.  We have also entered into agreements with several firms to market, promote and otherwise introduce our products to medical professionals and health care institutions, both internationally (principally Mexico to date ) and the United States, and to otherwise generate product awareness.

We are also in discussions with several prospective industry partners relative to distributing our products, including an the Fidelity 100 Monitor System; the Signalife Fidelity 200 Event Recording System; the Fidelity 300 Holter Monitor, the Fidelity 400 Intracardiac Monitor, and an industry partner that is investigating the use of the Signalife Cardiac Vest for Holter monitor purposes.  No assurance can be given that we will enter into agreements with any of these industry partners.

We have recently successfully completed a pilot program with a national gym, in which patrons of the gym at a selected facility were tested using the Signalife Fidelity 100 Monitor System in order to detect and identify cardiovascular disease that could be triggered or exacerbated by exercise programs. As part of the program, we developed a set of test protocols and procedures to address cardiac risks inherent to exercise.  We are now in the process of expanding the program to fitness facilities across the country.

We are also participating in the Athletes For Life program which will focus on developing protocols to test professional and amateur athletes for cardiovascular disease and abnormalities as part of their regular training regime, and will also promote testing for impoverished communities where early detection of cardiovascular disease simply does not exist.  A large number of high-profile athletes have indicated their desire both in participating in this program given the high incidence of cardiovascular abnormalities associated with athletes involved in professional sports and track and field; and also sponsoring the community outreach portion of the program given their desire to promote community fitness and cardiovascular testing in the general community.

Manufacturing Capacity

We intend to manufacture our products both domestically and off-shore using third party FDA-certified contract manufacturers or joint-venture partners.  Most of the components of our products are standard parts which are available from multiple supply sources at competitive prices.  This, coupled with the lack of significant start-up costs attributable to the use of contractors, should minimize production and product costs.  Currently, we have engaged one contract manufacturer, Ventrex, Inc., which has been manufacturing the Model 100 Modules used in our Fidelity 100 Monitor System since December 2005.

Research And Development

We currently conduct research and early stage development activities in-house and with engineering consultants.  We retain title to all improvements or enhancements to our technology developed by or worked on by our engineering consultants under their contracts.  Our research and development expenses for fiscal 2006 and 2005 were $2,694,958 and $1,328,482, respectively.  None of these expenditures were borne by customers.  We have budgeted approximately  $1,465,000 for research and development for fiscal 2007.

Regulatory Overview

Current Status

Our heart monitors are Class II medical devices that must be cleared by the FDA in order to be marketed within the United States.  We have, to date, received FDA 510(k) clearance under the FDA’s abbreviated 510(k) submission format allowing us to market our Model 100 Module as a class II medical device as part of an overall ECG system, on the basis of it being substantially equivalent to other ambulatory monitor systems on the market which satisfy the industry’s consensual ANSI/AAMI EC-38 standard for non-diagnostic monitor systems.  We have similarly received 510(k) clearance for the Fidelity 200 Event Recorder.  Under the terms of the abbreviated 510(k) clearance, we are required to have supporting data in our files documenting that the heart monitoring device/system will conform to performance standards before it can be marketed.  As such, we may continue to perform engineering and design work on the heart monitoring device/system without resubmitting the system for further FDA 510(k) clearance unless we were to significantly alter the safety or effectives of the system as cleared by FDA.  We do not currently anticipate this will occur.

FDA Regulations And Requirements

ECG heart monitor products are regulated in the United States by the Food and Drug Administration (the “FDA”) under the Medical Device Amendments of 1976 (the “Medical Device Act”), a section of the Federal Food, Drug & Cosmetic Act (the “FDC Act”).  Under the Medical Device Act, medical devices are designated as Class I, II or III devices depending upon the level of control and review necessary to assure the safety and effectiveness of the device, which in turn is based upon the level of risk to the patient.  ECG heart monitor products are classified as a Class II medical device, which cannot be sold in the United States unless the seller can first demonstrate or represent to the FDA pursuant to section 510(k) of the FDC Act, that the device is substantially equivalent to one or more similar devices currently on the U.S. market, referred to as “predicate” devices.  To demonstrate substantial equivalency, the applicant must show that the new device (1) has the same intended use as the predicate device or devices, and (2) has either the same technological characteristics as the predicate device or devices, or has different technological characteristics that do not raise new questions of safety and effectiveness.  A claim of substantial equivalence does not mean the new and predicate devices must be identical.  Substantial equivalence is established with respect to intended use, design, energy used or delivered, materials, performance, safety, effectiveness, labeling, biocompatibility, standards and other applicable characteristics.  Until the applicant receives clearance declaring a device substantially equivalent, it may not proceed to market the device within the United States.

The review period and FDA determination of substantial equivalence should be made within 90 days of submission of a 510(k) application, unless additional information or clarification or clinical studies are requested or required by the FDA.  As a practical matter, the review process and FDA determination can take significantly longer than 90 days.

It should be noted that 510(k) clearance is a “grandfather” process.  As such, 510(k) clearance does not imply that the safety, reliability and effectiveness of the medical device has been approved or validated by the FDA, but merely means that the medical device is determined to be substantially equivalent to a previously cleared commercially-related medical device.

As an alternative to the “traditional” 510(k) submission process, the FDA has also adopted an “abbreviated” or summary 510(k) submission process in cases where device-specific guidance documents or special controls have been established, or the FDA has recognized a relevant consensus standard, and the applicant certifies compliance or conformance with those documents, controls or standards.  The applicant can procure abbreviated 510(k) clearance by either; (1) submitting a declaration that the applicant has in its files test data confirming that the medical device conforms to the consensus standard at the time of submission, or (2) submitting a statement that the medical device will conform to the consensus standard and that the applicant will have that supporting data in its files before marketing the device.  Under either approach, the FDA reviewers will normally accept the declaration or statement without requesting the submission of information demonstrating conformity with the standard.  In the case of ECG heart monitor products, the FDA has recognized the EC-38 Ambulatory Electrocardiograph, EC-11 Diagnostic ECG, and EC-13 Arrhythmia Detection and Alarm standards adopted by the American National Standards Institute or “ANSI” and the Association for the Advancement of Medical Instrumentation or “AAMI” as voluntary consensus standards for Class II 510(k) submission purposes.  In the event that we make improvements to a previously-cleared device, the FDA also has a process that allows us to compare the improved device to our previously-cleared device on an expedited basis, typically 30 days.

Both domestic and foreign manufacturers and distributors of medical devices that intend to market those devices in the United States must register their establishments with the FDA and annually update the registration.  Registration provides the FDA with the location of medical device manufacturing facilities and importers.  In addition, all medical devices that are manufactured and imported into the United States must be listed with the FDA. Medical device listing is a means of keeping the FDA advised of the generic categories of devices an establishment is manufacturing and marketing.

Manufacturing facilities must undergo FDA inspections to assure compliance with good manufacturing practices or “GMPs” set forth under the quality system or “QS” regulation promulgated by the FDA.  The quality system regulation provides a basic framework to ensure that manufacturers of finished medical devices intended for commercial distribution in the United States have in place a quality system for the design, manufacture, packaging, labeling, storage, installation and services of finished medical devices intended for commercial distribution in the United States.  These regulations require that various specifications and controls be established for devices; that devices be designed under a quality system to meet these specifications; that devices be manufactured under a quality system; that finished devices meet these specifications; that devices be correctly installed, checked and serviced; that quality data be analyzed to identify and correct quality problems and that complaints be processed.  Thus, the quality system regulation helps assure that medical devices are safe and effective for their intended use.  The FDA monitors device problem data and inspects the operations and records of device developers and manufactures to determine compliance with the GMPs.

Medical devices sold in the United States must also conform to general labeling requirements adopted by the FDA stipulating the content and format of product information that must be provided with the device, including information relating to the manufacturer of, and the intended use of the device, as well as directions for use of the device.

Under Medical Device Reporting or “MDR” regulations established by the FDA, manufacturers, distributors and users of medical devices are required to report complaints of device malfunctions or incidents of serious injuries or deaths associated with medical devices to the FDA.  The MDR regulations provide a “post-surveillance” mechanism for the FDA and manufacturers to identify, monitor and track significant adverse events involving medical devices for the purpose of detecting and correcting problems in a timely manner.

The FDA has established regulations governing the voluntary recall of medical devices by a manufacturer or importer should it be determined that the devices are defective, present a risk of injury, or are deceptive.  Under the Medical Device Recall Authority regulation promulgated by the FDA, that agency also has the authority to order the involuntary recall of medical devices.  Under the Medical Device Corrections And Removal regulations established by the FDA, manufacturers and importers are required to report to the FDA the occurrence of any correction or removal of a medical device where made to reduce a risk to health or a violation of the FDC Act.

The FDA has established regulations governing the import and export of medical devices.  For a Class II medical device to be legally imported into the United States, it must meet FDA regulatory requirements.  At this time, the FDA does not recognize regulatory approvals from other countries.  Any Class II medical device may be legally exported from the United States without prior FDA notification or approval so long as it is in legal commercial distribution within the United States.  Legal commercial distribution means that (1) the manufacturing establishment is registered with the FDA; (2) the device is listed with the FDA; (3) the sale of the device in the United States is authorized by either 510(k) notification or pre-market approval (PMA); (4) FDA labeling requirements are satisfied; and (5) the device is manufactured in accordance with GMP practices stipulated under the QS regulation.  While the FDA does not place any restrictions on the export of these medical devices, certain countries may require written certification that a manufacturer or its devices are in compliance with U.S. law.  In such instances the FDA will accommodate the exporter by providing a certificate of compliance called a Certificate for Foreign Government or “CFG”.  If the medical device does not satisfying the foregoing requirements, it may be generally exported under two alternatives.  First, if 510(k) clearance for the device is pending in the United States, it may be exported upon a showing that the device will reasonably obtain 510(k) clearance.  In addition, the exporter must obtain a Certificate of Exportability from the FDA should the foreign country or consignee request assurance that the device complies with U.S. law.  If the exporter does not intend to market the device in the United States, he may obtain a Certificate of Exportability to export the device based upon a showing that the device (1) complies with the laws of the foreign country; (2) meets the foreign purchaser’s specifications; (3) is labeled for export on the shipping carton; and (4) is not sold or offered for sale in domestic commerce.

The failure of the manufacturer, importer, distributor or user to meet any of the FDA requirements imposed on it under the FDC Act or administrative regulations adopted thereunder by the FDA, may subject it to civil money penalties, administrative remedies or legal remedies under that Act or regulations.

Other U.S. Regulations And Requirements

Our heart monitor products and systems must also conform to a number of performance, safety, environmental and regulatory standards, such as those relating to electromagnetic interference, electromagnetic susceptibility, shock and current leakage, and transmission frequency.  These standards include the IEC60601-2-27 requirements for the safety of electrocardiograph devices; the IEC 60601-1-2 requirements for safety and electromagnetic compatibility; the UL2601-1 medical equipment general requirements for safety, and FCC regulations under part 15, subpart C, governing allowable frequency ranges for different types of transmission devices, including medical devices.

The server and network we will use in our monitoring station to collect heart data must comply with the Health Insurance Portability and Accountability Act, which requires that we meet federally mandated requirements when handling patient data.

International Regulations And Requirements

The requirements for approval or clearance to market medical products in foreign countries vary widely. The requirements range from minimal requirements to requirements comparable to those established by the FDA. For example, many countries in South America have minimal regulatory requirements, while many others, such as Japan, have requirements at least as stringent as those of the FDA.  Foreign governments do not always accept FDA approval as a substitute for their own approval or clearance procedures.

As of June 1998, the member countries of the European Union  require that all medical products sold within their borders carry a Conformite’ Europeane Mark (“CE Mark”). The CE Mark denotes that the applicable medical device has been found to be in compliance with guidelines concerning manufacturing and quality control, technical specifications and biological or chemical and clinical safety. The CE Mark supersedes all current medical device regulatory requirements for European Union countries.  In the case of a class II medical device, the CE Mark is granted based upon the manufacturer’s certification of conformity with European Union guidelines, and does not require further examination of the product by a competent authority.

The FDA has issued to Signalife a Certificate to Foreign Government, which allows the importation of the Signalife Fidelity 100 Monitor System into Mexico, which conditions such importation upon written certification from the FDA that a firm or its devices are in compliance with U.S. law, including Good Manufacturing Practices and FDA labeling requirements.

We are in the process of applying for a CE Mark for our Fidelity 100 Monitor System, which will, upon grant, allow us to sell that product in the European Union.  We are awaiting confirmation from the European Union as to the appropriate classification for the device, and anticipate that the CE Mark will be granted by the end of the first quarter of fiscal 2008.

Patents And Licenses

We hold patent number 5,678,559 issued by the United States Patent and Trademark Office for our core technology, the Signalife amplification methods.  This patent, labeled “A Method and System of Recording Different Physiological Signal from a Human Body”, describes methods of discriminating different biomedical signals from ambient noise.  This patent, which was assigned to us by ARC Finance Group as part of our acquisition of the Signal Technologies, was granted on October 21, 1997 and expires on October 21, 2014.

We also hold patent number 7,299,083 issued by the United States Patent and Trademark Office captioned “Electrode for and Method of, Indicating Signal Characteristics at Particular Positions in a Patient Body.” This patent, which describes electrodes for monitoring a patient’s heart, was granted on November 20, 2007 and expires on November 20, 2024.

We also hold the following patent applications filed with the United States Patent and Trademark Office for which we are awaiting action: (1) number 10/293,105 captioned “System for, and Method of, Acquiring Physiological Signals of a Patient” filed on November 13, 2002, which describes technical methods for processing and amplifying different physiological signals; (2) number 10/611,696 captioned “Amplified System for Determining Parameters of a Patient” filed July 1, 2003; which describes methods of amplifying physiological signals while a patient is ambulatory without changing the characteristics of the signal; (3) number 10/664,711 captioned “Apparatus for, and Method of, Determining the Characteristics of a Patient’s Heart” filed September 17, 2003, which describes the use of electrodes and amplifiers in a garment; and (4) number 11/008706 captioned “System for, And Method of, Monitoring Heartbeats of a Patient,” filed on December 9, 2004, which describes technical methods for monitoring a patient’s heart.

Dr. Drakulic has also been issued or applied for patents in Canada, India, Japan, Mexico, Republic of Korea and the European Patent Convention for the patent captioned above “System for, and Method of, Acquiring Physiological Signals of a Patient”; in Canada, India, Japan, Peoples Republic of China, and Republic of Korea for the patent captioned above, “Amplified System for Determining Parameters of a Patient”; in Australia, Brazil, Canada, India, Japan, Mexico, People’s Republic of China for the patent captioned above “Apparatus for, and Method of, Determining the Characteristics of a Patient’s Heart”, and under the Patent Cooperation Treaty for the patent captioned above “System for, And Method of, Monitoring Heartbeats of a Patient” and “Electrode for and Method of, Indicating Signal Characteristics at Particular Positions in a Patient Body”.

Dr. Drakulic is the inventor named in our core patent and in each of the above patent applications, all of which are owned by Signalife.  We are currently waiting for initial comment from the United States Patent and Trademark Office on each of the above patent applications, which generally occurs between two and two and one-half years after submission based upon current Patent and Trademark Office staffing levels.  We anticipate that it will take three to four years for the above patent applications to ultimately issue.

Also included in the Signal Technologies agreement was an assignment of a license agreement dated December 9, 1993 between Dr. Drakulic and Teledyne Electronic Technologies pursuant to which Dr. Drakulic granted Teledyne a limited license to manufacture and sell certain products based upon an early version of the amplification technology.  We do not expect to earn significant revenues from that license.  To our knowledge Teledyne is not currently marketing any EEG devices using that early version of the amplification technology, and we do not anticipate that they will in the future market any such products due to technical advancements that they would be required to incorporate into the products.  We believe that the incorporation of these advancements would effectively change the underlying product from that which was licensed. Based upon the foregoing, we do not believe the license will prevent Signalife from competing in the broader market for EEG diagnostic products.

Costs And Effects Of Compliance With Environmental Laws

There are no special or unusual environmental laws or regulations that will require us to make material expenditures or that can be expected to materially impact on the operation of our business.

Subsidiaries

On October 26, 2007, we formed Signalife Development, Inc., a Delaware corporation, to centralize and to perform research and development activities on behalf of the company and various entities we may form or joint ventures we may enter into.

On October 21, 2003, we formed Memonitor, Inc., a Delaware corporation, to act as a vehicle for the prospective application of our technology for the treatment and monitoring of Alzheimer’s, Parkinson’s and related neurological diseases of the brain.  To date, Memonitor has not commenced business activities, and we will not activate this subsidiary until further developments relating to our pending studies of EEG applications for our technology.

Employees

We currently have twelve officers and other employees.  None of our employees is represented by a labor union and we consider our relationships with our employees to be good.

PROPERTIES

Our executive offices and research and development facilities are located at 4705 Laurel Canyon Boulevard, Suite 203, Studio City, California.  We lease these facilities, consisting of approximately 3,550 square feet, from Bershin Properties I, LLC on a month-to-month basis.  We may terminate the lease upon 30 days’ notice and the payment of two months’ rent.  We currently pay approximately $9,200 per month in base rent for these facilities, which we believe reflects market value, and are also required to pay our share of any increase in operating expenses.  Operating expenses include expenses for maintenance of common areas, heating, air conditioning, plumbing, trash disposal, janitorial and security services and other like expenses.

We also lease offices at 531 South Main Street, Suite 301, Greenville, South Carolina 29601, previously used as our executive offices and now used as an administrative facility.  We lease these facilities, consisting of approximately 4,029 square feet, from Falls Place, LLC, for a 36 month term that commenced June 1, 2005.  The lease is terminable after 18 months upon 90 days’ notice provided the termination is attributable to our outgrowing the premises.  Our monthly base rent for years one, two and three is $6,211, $6,336 and $6,463 per month, respectively, which we believe reflects market value.  We are also required to pay our share of any increase in operating expenses over the base year of the lease.  The lease is renewable for an additional 36 months subject to the payment of a 2% per year increase in base rent.

The aforesaid leased premises are in good condition and we believe they will be suitable for our purposes for at least twelve months.  There is no affiliation between Signalife or any of our principals or agents and our landlords or any of their principals or agents.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our financial condition and results of operations should be read in conjunction with (1) our unaudited interim financial statements and their explanatory notes for the nine-month interim period ended September 30, 2007 included as part of this prospectus, and (2) our audited annual financial statements and explanatory notes for the year ended December 31, 2006 included as part of this prospectus.  The results for the nine-month interim period ended September 30, 2007 are not necessarily indicative of the results to be expected for the full year ending December 31, 2007.

Overview

Signalife, Inc. is a medical device company focused on researching, developing and marketing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.  Physiological signals are small bioelectrical signals generated by the body.

Our initial product, the Signalife “Fidelity 100 Monitor System” or “Fidelity 100”, is a heart monitoring system that uses our proprietary Model 100 patient module to acquire, amplify and process physiological signals associated with a patient’s cardiovascular system.  The Fidelity 100 Monitor System is marketed an integrated system containing all of the components—the Model 100 Module, electrode lead sets, and a personal computer with monitor and printer, which could either be in a desk top or laptop configuration.  The Fidelity 100 is principally used for clinical (resting) and in-patient ambulatory applications.  For example, ECG data may be instantaneously acquired, processed, amplified and transmitted to the personal computer for analysis in stationary settings, such as while conducting ECG tests in resting or in-patient ambulatory settings or during surgeries.

Our initial marketing efforts for the Fidelity 100 since its introduction have been extremely limited to date principally due to performance issues with third-party distributors and sales agents to whom we originally delegated sales authority, our limited internal sales and marketing support functions and personnel, and the focus of prior management on other activities. We have only recently launched a company-sponsored program to aggressively market and promote this product in the United States, in which we will rely upon new senior management and directors to market the Fidelity 100 within the United States to selected marquee hospitals and physician groups, and are re-evaluating the use of independent distributors.

We are also currently working on a number of products using our proprietary signal acquisition and amplification technology that are in the late development stage and which we expect to introduce to market commencing in 2008.  These products include the Signalife “Fidelity 200 Event Recording System” or “Fidelity 200”, the Signalife “Fidelity 300 Holder Monitor” or “Fidelity 300”, the Signalife “Fidelity 400 Intracardiac Monitor” or “Fidelity 400”, and the Signalife Cardiac Vest.

Results of Operations

Fiscal 2006 As Compared To Fiscal 2005

Our revenues from products sales for fiscal 2006 were $190,170, as compared to $0 for fiscal 2005.  Our cost of products sold, gross margin and gross profit for fiscal 2006 were $42,316, 78% and $147,854, respectively.

General and administrative expenses for fiscal 2006 were $10,806,932, representing a 74% increase over general and administrative expenses of $6,224,105 for fiscal 2005.  The primary components of general and administrative expenses for fiscal 2006 were legal fees, general consulting fees, salaries and stock based compensation and marketing and media advertising.  The $4,582,827 or 74% increase in general and administrative expenses was principally attributable to a $2,246,177 increase in salaries and compensation expense, a $1,191,037 increase in professional fees, including legal, accounting and investment banking; and a $1,396,902  increase in marketing and media advertising expense, partially offset by a decrease of $644,911 in consulting fees.  Included in salaries and stock based compensation for fiscal 2006 were charges of $1,918,884 related to the fair value of employee options which vested in that period, with no similar expense in 2005.  These charges resulted from the implementation of a new accounting principal during the current period.  See Note 3, Significant Accounting Policies, contained in the explanatory notes to (1) our unaudited interim financial statements and explanatory notes for the nine-month interim period ended September 30, 2007 included as part of this prospectus, and (2) our audited annual financial statements and explanatory notes for the year ended December 31, 2006 included as part of this prospectus.

Research and development expenses for fiscal 2006 were $2,694,958, as compared to $1,328,482 for fiscal 2005.  The $1,366,476 or 103% overall increase in research and development expenditures for fiscal 2006 was principally attributable to an increase in research and development consulting costs in the amount of $1,806,568, offset by a decrease in outside services of $219,877.  During 2006 there was a shift of research and development activities to internal staff from outside consultants.

We had net other income of $1,637,910 for fiscal 2006, as compared to net other expense of $1,108,101 for fiscal 2005.  The $2,746,011 improvement was principally attributable to $1,500,000 in co-exclusivity fees recognized under our since-terminated agreement with Rubbermaid, the elimination of $1,292,715 in interest expense, the elimination of $226,294 in warrant repricing and other financing costs associated with a debenture issued and paid 2005, and higher interest income attributable to higher average cash balances during fiscal 2006; partially offset by a elimination of $318,000 positive change in fair value of warrant liability.

We incurred a net loss before preferred dividends of $11,716,126 for fiscal 2006, as compared to $8,660,688 for fiscal 2005.  The $3,055,438 or 35% increase in our net loss before preferred dividends for fiscal 2006 was attributable to the $4,582,827 increase in general and administrative expenses and the $1,366,476 increase in research and development expenses; partially offset by the $147,854 in gross profit and the overall $2,746,011 change in other income (expense).

We also incurred preferred dividend expense of $34,331 for fiscal 2006, as compared to $54,920 for fiscal 2005.  The $20,589 or 37% decrease in preferred dividend expense was principally attributable to a decrease in preferred shares outstanding, resulting from conversions of preferred shares into common shares.

Nine Months Ended September 30, 2007 As Compared To Nine Months Ended September 30, 2006

The company had no revenues or corresponding costs from products sales for the nine-month interim periods ended September 30, 2007 and 2006, respectively.

General and administrative expenses for the nine-month interim period ended September 30, 2007 were $10,130,880, as compared to $7,441,667 for the corresponding interim period in fiscal 2006.  The primary components of general and administrative expenses for the nine -month interim period ended September 30, 2007 were professional fees, general consulting fees, salaries and stock based compensation and marketing and public relations.  The $2,689,213 or 36% increase in general and administrative expenses was principally attributable to a $2,565,240 increase in investor/public relations, a $154,793 increase in professional fees, including legal, accounting and investment banking; a $717,911 increase in consulting; partially offset by a decrease of $274,845 in salaries, a decrease of $234,167 in outside services and a decrease of $511,071 in stock compensation related to SFAS No. 123R.

Research and development expenditures for the nine-month interim period ended September 30, 2007 were $1,009,011, as compared to $692,388 for the corresponding interim period in fiscal 2006.  The $316,623 or 46% overall increase in research and development expenditures for the nine-month interim period ended September 30, 2007 was principally attributable to an increase in research and development consulting costs in the amount of $163,081, and an increase of salaries of $232,518; offset by a decrease in outside services and professional fees of $84,151.

We had other income of $559,539 for the nine-month interim period ended September 30, 2007, as compared to $1,091,191 for the corresponding interim period in fiscal 2006.  The $531,652 decrease was attributable a reduction of $500,000 in co-exclusivity fees recognized under our since-terminated agreement with Rubbermaid, together with a reduction of $31,652 in interest income.

We incurred a net loss before preferred dividends of $10,580,352 for the nine-month interim period ended September 30, 2007, as compared to $7,042,864 for the corresponding interim period in fiscal 2006.  The $3,537,488 or 50% increase in our net loss before preferred dividends for the nine-month interim period ended September 30, 2007 was attributable to the $2,689,213 increase in general and administrative expenses, the $316,623 increase in research and development expenses and the $531,652 decrease in other income.

Plan Of Operation

Our overall plan of operation for the twelve-month period going forward commencing as of October 1, 2007 is to (1) ramp-up domestic and international commercial marketing and sales efforts with respect to our Fidelity 100 Monitor System, both through our internal sales staff and independent distributors, (2) finalize development and commence marketing of our Fidelity 200 Event Recording

System”, Fidelity 300 Holder Monitor, Fidelity 400 Intracardiac Monitor and Signalife Cardiac Vest products, including participation in potential monitoring center opportunities; and (3) continue evaluation activities in connection with the development of an EEG monitor device.

In connection with the preparation of our most recent interim financial statements, we budgeted $8,478,000 anticipated cash expenditures for the twelve-month period commencing October 1, 2007, including (1) $760,000 to cover our projected sales, marketing and product awareness expenses (excluding any sales and marketing, manufacturing and fulfillment costs associated with products sold during the twelve-month period, which we anticipate would be covered by any revenues associated with such sales): (2) $6,285,000 to cover our projected general and administrative expenses during this period; and (3) $1,433,000 for research and development activities. The aforesaid budgeted cash expenditures exclude any manufacturing, sales and marketing (including sales commissions) and fulfillment costs associated with products sold during the twelve-month period, which we anticipate would generate positive cash flow after payment of such costs.  Management is constantly reviewing and revising the aforesaid budget based upon developments, and the aforesaid budget will change accordingly.

We anticipate that we will add additional staff, either as employees or consultants, principally in direct sales marketing and distribution areas, as sales activities increase.  We also anticipate that we will add additional accounting personnel, including a permanent chief financial officer, over this twelve-month period.  We do not currently have an estimate as to the number or range of employees or consultants that would be added.

Our anticipated costs and projected completion dates described above are estimates based upon our current business plan, known resources and market dynamics. Our actual costs or actual project completion dates could vary materially from those projected.  Our management team is continually re-evaluating our core business plan as it relates to marketing and developing our monitoring products and identifying new applications and markets for our technology.  We may at any time decide to terminate our ongoing development plans with respect to products and services if they are deemed to be impracticable or not to be commercially viable.  Further changes to our current business plan could also result, such as the acquisition of new products or services or the decision to manufacture our own products, resulting in a change in our anticipated strategic direction, investments, and expenditures.  See that section of this prospectus captioned “Forward-Looking Statements”.

Liquidity And Capital Resources

Historical Sources of Capital Resources

We have historically financed our operations through a combination of (1) gross proceeds from contributed capital, including the sale of our common shares, series ’A’ preferred shares and common share purchase warrants for cash, and the exercise of stock purchase warrants for cash; (2) the issuance of common shares or common share purchase warrants in payment of the provision of services; (3) gross proceeds from the sale of a debenture which was subsequently converted into common shares; (4) the grant of non-exclusive rights to market our products and services; and (5) advances against our line of credit.  Included in the foregoing are the following significant financing transactions as reported in (1) our audited annual financial statements and explanatory notes for the year ended December 31, 2006 included as part of this prospectus, and (2) our unaudited interim financial statements and explanatory notes for the nine-month interim period ended September 30, 2007 included as part of this prospectus:

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On March 31, 2005, we sold a total of 1,562,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 1,500,000 restricted common shares, to Trellus Partners, LP for the sum of $5,000,000 pursuant to a private placement.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before March 31, 2010. As part of the transaction, we agreed to file a registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.20 per share should we fail to file the registration statement on a timely basis.  Subsequent to the private placement, we procured an extension of the filing date to June 30, 2005, and filed the registration statement with the SEC on June 29, 2005. The registration statement was declared effective on July 22, 2005.

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On April 8, 2005, we sold a total of 937,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 900,000 restricted common shares, to Lagunitas Partners LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine for the sum of $3,000,000 pursuant to a private placement.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before April 8, 2010.  As part of the transaction, we agreed to file a registration statement with the SEC within 20 days to register the common shares sold and the common shares issuable upon the conversion of the warrants. We further agreed to reduce the exercise price of the warrants to $1.20 per share should we fail to file the registration statement on a timely basis.  Subsequent to the private placement, we procured an extension of the filing date to June 30, 2005, and filed the registration statement with the SEC on June 29, 2005.  The registration statement was declared effective on July 22, 2005.

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On March 26, 2006, we entered into a Sales and Marketing Services Agreement with Rubbermaid Inc. (“Rubbermaid”), a subsidiary of Newell Rubbermaid Inc.  Pursuant to the terms of this agreement, we received a $2,000,000 fee upon execution for the grant of the right to act as Signalife’s exclusive third-party agent market our Fidelity 100 Monitor System.  This agreement was subsequently terminated on January 24, 2007.

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On October 31, 2006, we closed several private placements to accredited institutional investors pursuant to which we received gross proceeds of $2,500,000 from Trellus Partners, LP, an existing shareholder, and its affiliates, and $430,000 from three new shareholders through the sale of a total of 1,890,322 common shares priced at $1.55 per share, together with five-year warrants entitling the holders to purchase a total of 756,129 common shares at $2.23 per share.  Maxim Partners, LLC acted as placement agent with respect to procuring the three new shareholders, and was paid a cash commission of $32,250, or 7.5% of the proceeds raised from the new shareholders, plus five-year placement agents warrants entitling it to purchase units comprised of 27,742 common shares at $1.55 per share, plus warrants entitling it to purchase a total of 11,097 common shares at $2.23 per share.

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Since January 2007 until September 30, 2007, we have drawn a total of $205,686 in advances against a $10 million line of credit with S.E.S. Capital, LLC, which we terminated in December 2007.  For a description of this credit facility, see “Capital Resources Going Forward” below.

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On August 6, 2007, Signalife entered into a series of related transactions with YA Global Investments, L.P. (“YA Global”) which closed on August 16, 2007, including a Securities Purchase Agreement, a Standby Equity Distribution Agreement, and Registration Rights Agreements, pursuant to which:

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For the sum of $2,000,000 pursuant to the Securities Purchase Agreement, YA Global purchased:  (1) 2,956,830 unregistered common shares (based upon the formula of $2,000,000 divided by 95% of the average volume weighted average price  or “VWAP” of Signalife’s common stock for the twenty-day period prior to the date of the Securities Purchase Agreement; ), (2) five-year common stock purchase warrants entitling YA Global to purchase 1,000,000 unregistered common shares at a price of $1 per share, and (3) five-year common stock purchase warrants entitling YA Global to purchase 500,000 unregistered common shares at a price of $2 per share.  The aforesaid warrants are exercisable in cash, except to the extent that the underlying common shares are not registered or in the event of an event of default as defined under the Securities Purchase Agreement.  The aforesaid warrants also carry full-ratchet anti-dilution rights.  The aforesaid warrants cannot be exercised to the extent it would cause the total shares beneficially held by YA Global Investments and its affiliates to exceed 9.99% of our then outstanding common shares, calculated in accordance with Section 13(d) of the Exchange Act.  Such prohibition expires sixty days prior to the expiration date for the warrants, and may also be waived by YA Global Investments upon the provision of 65 days’ prior notice.  As a result of these provisions, by YA Global Investments disclaims beneficial ownership in excess of 9.99% of our outstanding common shares.

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Pursuant to the terms of the Standby Equity Distribution Agreement, YA Global Investments granted to Signalife the right at its election without any obligation to do so, over a three-year period commencing as of the effective date of the registration statement containing this prospectus, to incrementally sell up to $100,000,000 in common shares to YA Global Investments at a price equal to 97% of the lowest daily VWAP for Signalife’s common stock on its primary market over a five-day trading period (the “pricing period”) following the date of notice of Signalife’s exercise of its selling rights.  For further information on the terms of the Standby Equity Distribution Agreement, see “Capital Resources Going Forward” below.

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Pursuant to the terms of the Standby Equity Distribution Agreement, Signalife issued to YA Global Investments 1,404,495 unregistered common shares as compensation for entering into the Equity Agreement and committing to selling shares to YA Global Investments thereunder.

In connection with the aforesaid transactions, Signalife entered into a Placement Agent Agreement with Newbridge Securities Corporation, a NASD registered broker-dealer, which acted as Signalife’s exclusive placement agent in the aforesaid transaction.  Under that agreement, Signalife issued to Newbridge 14,405 unregistered common shares as compensation for acting as Signalife’s exclusive placement agent.

Capital Resources Going Forward

We have approximately $1,500,000 of cash on hand as of September 30, 2007 to fund our operations going forward.  The only active credit facility we currently have in place that will allow us to raise capital to the extent necessary is a Standby Equity Distribution Agreement dated August 6, 2007 with YA Global Investments.  Under this agreement, we have the right at our election without any obligation to do so, over a three-year period commencing August 6, 2007, to incrementally sell or “put” up to $100,000,000 in common shares to YA Global Investments at a price equal to 97% of the lowest daily VWAP for Signalife’s common stock on its primary market over a five-day trading period (the “pricing period”) following the date of notice of Signalife’s exercise of its selling rights.  Our ability to sell shares under the Standby Equity Distribution Agreement is circumscribed by a number of restrictions and limitations contained in the Standby Equity Distribution Agreement, including (1) the availability of a sufficient number of registered shares to be so sold under either this prospectus or any other registration statement we may file with the SEC based, in part, on limitations imposed by the SEC as to the number of shares that may be registered in relation to our public float; (2) a potential restriction on the maximum proceeds that we may raise under any put notice (restricted to the greater of $1,000,000 or the VWAP of our common stock on our principal market during the five trading days immediately prior to such notice multiplied by the average daily volume traded on such market during such period); and (3) a restriction on our ability to exercise our put rights to the extent that such exercise would (i) cause the total shares beneficially held by YA Global Investments and its affiliates to exceed 9.99% of our then outstanding common shares, calculated in accordance with Section 13(d) of the Exchange Act; or (ii) exceed 20% of our outstanding shares as of the date the Standby Equity Distribution Agreement was entered into without procuring shareholder approvals or consents in accordance with AMEX rules.

We previously had a line of credit with SES Capital under which we could draw up to $10 million at any time over a three-year term, however, we terminated this agreement in December 2007 for non-performance. Through September 30, 2007, we have drawn $205,686 against the line of credit, which we intend to either convert into common shares at a conversion rate of $3.15 per share or offset against damages for failure to perform.

We anticipate that we will fund the operation of our business going forward through a combination of revenues from pending and future product sales and proceeds of sales of our common shares under our Standby Equity Purchase Agreement with YA Global Investments.  We do not know if the aforesaid sources of capital will be sufficient to fund the operation of our business for the twelve month period commencing as of October 1, 2007 as discussed above in “Plan Of Operation”.  We have taken and will continue to take steps to preserve our cash, including making payments to selected service providers and employees in common shares in lieu of cash.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future to the extent our current cash and working capital resources as discussed above are insufficient, we anticipate we would raise it the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  Other than our standby equity purchase arrangement with YA Global Investments as discussed above, we currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.  Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.  See “Risk Factors—Risks Relating To Our Business—If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business;” Risk Factors—Risks Relating To Our Business—Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing shareholders;” and “Risk Factors—Risks Relating To The Sale Of Common Shares Offered Under This Prospectus On The Public Market And The Issuance Of Such Shares Under The Standby Equity Distribution Agreement—We May Not Be Able To Access Sufficient Funds Under The Standby Equity Distribution Agreement When Needed.”

Our anticipated costs are based upon our current business plan and estimates.  Our actual costs could vary materially from those estimated, particularly in the event that the projected sales revenues going forward upon which we have calculated those costs do not materialize.  Further, we could also change our current business plan resulting in a change in our anticipated costs.  See the discussion concerning forward-looking statements in that section of this prospectus captioned “Forward-Looking Statements”.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities For a description of those and other generally accepted accounting policies that we follow, see Note 3, Significant Accounting Policies, contained in the explanatory notes to (1) our unaudited interim financial statements and explanatory notes for the nine-month interim period ended September 30, 2007 included as part of this prospectus, and (2) our audited annual financial statements and explanatory notes for the year ended December 31, 2006 included as part of this prospectus.

On an ongoing basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, and fair value of equity instruments issued to consultants for services.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Recent Accounting Pronouncements

In February of 2007 the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  We are analyzing the potential accounting treatment of this pronouncement.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109.”  Fin No. 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information.  The amount of tax benefits to be recognized for a tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  Tax benefits relating to tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met or certain other events have occurred.  Previously recognized tax benefits relating to tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.  Fin No. 48 also provides guidance on the accounting for and disclosure of tax reserves for unrecognized tax benefits, interest and penalties and accounting in interim periods. We adopted Fin No. 48 effective January 1, 2007.  The impact of the adoption of Fin No. 48 did not have a material impact on the company’s financial statements.

LEGAL PROCEEDINGS

We have summarized below (1) any legal or governmental proceedings relating to our company or properties to which we are a party which we consider to be material and which are pending as of the date of this prospectus, and (2) any proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us which are pending as of the date of this prospectus.

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On March 30, 2006, a complaint was filed in the Los Angeles County Superior Court against Signalife, each of its current directors, ARC Finance Group, Tracey Hampton, Mitchell Stein, and Atlas Stock Transfer Corporation, entitled Marvin Fink, individually, and Marvin Fink as Trustee of the Fink Family Trust, Plaintiffs, vs. Signalife, Inc., et al, Defendants.  In the complaint, Mr. Fink alleges various causes of action including, without limitation, breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, deceit, fraud, and negligence, and seeking damages and a mandatory injunction forcing Signalife to accept a legal opinion letter from Mr. Fink's legal counsel and to remove a restrictive legend from his Signalife common shares.  The gravamen of the complaint is that the defendants induced Mr. Fink to enter into an employment agreement with Signalife in 2002 providing for payment of compensation in the form of 2,100,000 shares of restricted stock, but have since refused to remove the restrictive legend from the shares to allow Mr. Fink to sell the shares on the public market under SEC Rule 144.  Signalife believes that Mr. Fink's claims are without basis and is vigorously defending the action.  On May 30, 2006, the company and other defendants filed Demurrers and Special Motions to Strike attacking each cause of action and the complaint as a whole as legally deficient and lacking in evidentiary support, and seeking dismissal of the action in its entirety on this and other grounds.  A Motion to Quash challenging personal jurisdiction was also filed on behalf of certain of the individual defendants, which the Court granted, resulting in dismissal of four directors from the suit.  Subsequently, plaintiffs filed a First Amended Complaint, to which defendants filed renewed Demurrers and Special Motions to Strike.  At a hearing held on September 1, 2006, the Court denied defendants' Special Motions to Strike, and granted in part and denied in part the Demurrers, with leave to amend.  Defendants filed a Notice of Appeal of the Court's ruling denying their Special Motions to Strike which has resulted in a stay of the lawsuit pending the appeal.  Mr. Fink filed a motion to dismiss the appeal as frivolous and a motion for sanctions, which the Court of Appeal summarily denied, and the appeal remains pending.  While Signalife denies any liability to Mr. Fink and intends to vigorously contest Mr. Fink’s claims, we cannot make an evaluation of the likely outcome of the case or the amount or range of any possible loss or recovery.

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On January 24, 2007, Signalife filed a complaint in the General Court of Justice of the State of North Carolina captioned Signalife, Inc., plaintiff, vs Rubbermaid Inc., Newell Rubbermaid Inc., Gary Scott and David Hicks, Superior Court Division of the General Court of Justice of the State of North Carolina, County of Mecklenburg, alleging fraud, breach of fiduciary duty, breach of contract and unfair trade practices, and seeking damages of $20 million.  Signalife’s complaint is grounded in the failure and refusal of Rubbermaid, Inc. (“Rubbermaid”), a subsidiary of Newell Rubbermaid Inc., as Signalife’s exclusive third-party agent under a Sales and Marketing Services Agreement (the “Marketing Agreement”) entered into with Rubbermaid on March 26, 2006, to put together at its cost a national sales force to market Signalife’s Fidelity 100 Monitor System, and to advertise and otherwise use commercially reasonable efforts to vigorously promote the sale and marketing of the Fidelity 100, as required under the Marketing Agreement.  Rubbermaid concurrently filed a complaint against Signalife on January 24, 2007 in the United States District Court of North Carolina captioned Rubbermaid

Incorporated, plaintiff, vs. Signalife, Inc., defendant; United States District Court, Western District, North Carolina, alleging negligent misrepresentation, breach of representation and warranty, and breach of contract, and seeking damages in excess of $75,000.  Rubbermaid’s principal factual allegation is that Signalife failed to meet projections that the company would independently sell 300 Fidelity 100 units in 2006.  Rubbermaid makes this assertation notwithstanding that there is no representation, covenant or undertaking in the extensive, comprehensive and thoroughly negotiated Marketing Agreement requiring Signalife to sell any Fidelity 100 units whatsoever, much less 300 units, and that the Marketing Agreement also contains an integration clause that would preclude Rubbermaid from making any such claim if not otherwise contained in the agreement.  Rubbermaid also alleges, without providing any support, that the Fidelity 100 was not commercially ready for sale.  Rubbermaid makes this assertation notwithstanding extensive product due diligence by Rubbermaid in entering into the Marketing Agreement, the fact that Signalife has been actively selling the units through its in-house sales staff, and the fact that Signalife has provided to Rubbermaid extensive documentation as to all operational and technical issues, including attestation as to the commercial use and results of the Fidelity 100 by a number of physicians who use the units in their practices.  Signalife denies the validity of Rubbermaid’s allegations, and believes that they are merely a pretext raised by Rubbermaid in anticipation of Signalife’s complaint, and to otherwise enable Rubbermaid to avoid performing its obligations under the Marketing Agreement (which Signalife had previously estimated in its SEC filings would cost Rubbermaid approximately $4-5 million to perform).  Discovery in both the federal and state actions is now ongoing, although the parties have each attempted or are continuing to attempt to remove to their venue the action filed by the other party in the other venue.  No pending trial date has been scheduled for either action.  While Signalife denies any liability to Rubbermaid and intends to vigorously contest Rubbermaid claims and also intends to pursue the company’s claims, we cannot make an evaluation of the likely outcome of the case or the amount or range of any possible loss or recovery.

MANAGEMENT

Identity

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name And Municipality Of Residence	Age	Office	Initial Election Or Appointment Date
Lowell T. Harmison, Ph.D. Washington, D.C.	70	President and Chief Operating Officer, and Director	June 6, 2003
Kevin F. Pickard Valencia, California	44	Interim Chief Financial Officer	October 23, 2006

Budimir S. Drakulic, Ph.D. Los Angeles, California	57	Chief Technology Officer	October 15, 2002
Ellsworth Roston Los Angeles, California	84	Director	November 1, 2002
Jennifer Black Lake Oswego, Oregon	52	Director	January 20, 2004
Rowland Perkins Los Angeles, California	72	Director	August 23, 2005
Charles H. Harrison Henderson, Nevada	65	Director	October 23, 2006
Robert E. Windom, M.D. Sarasota, Florida	77	Director	July 11, 2007
Jay A. Johnson, M.D., M.A., F.A.C.C. Santa Cruz, California	47	Director	July 11, 2007

Dr. Harmison provides his services as an executive officer on an “at will” basis, although we are presently under discussions with Dr. Harmison as to retaining him on a full-time permanent basis.  Dr. Drakulic provides his services as an executive officer on a full-time permanent basis.  Mr. Pickard provides his services as an executive officer on a non-exclusive part-time contract basis through Pickard & Green, CPAs.  We anticipate that Mr. Pickard will devote approximately 5-25% of his time, or two to fifteen hours per week, to Signalife depending upon the nature of the financial projects he is working on.

There are no family relationships between any two or more of our directors or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.  There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Business Experience

Dr. Lowell T. Harmison has served as a director since June 6, 2003, and as our President and Chief Operating Officer since July 2, 2007.  Dr. Harmison previously served as our interim Chief Executive Officer from March 26, 2005 to April 15, 2005, and as interim Co-Chief Executive Officer thereafter until July 15, 2005.  Dr. Harmison has also served as a Senior Advisor since February of 2003.  Dr. Harmison has a very distinguished 35 year career in the field of biomedicine.  Most recently, Dr. Harmison has served as a director and as chairman of the board of World Doc Foundation, a private foundation promoting health education and expanded knowledge of telemedicine, since June 2002.  Dr. Harmison has also served as a director and chief executive officer of ProCell Corporation, a cancer research company, since June 2000, and as a director of pHA Bio Remediation, an environmental restoration company, since 1997.  Dr. Harmison also served as chairman of Sequella Foundation, which promotes research into tuberculosis, from 1997 to 2001, and served as a director of Sequella Inc., a research and development company for tuberculosis products, from 1997 to 2000.  Dr. Harmison is the holder of the first domestic and foreign patents on the fully implantable artificial heart; and served as Chief Executive Officer of USET, Inc. from 1987 to 1989.  Dr. Harmison also served as the Director of the Robert Maxwell Foundation, a private foundation operating internationally and consisting of 21 operating companies, from 1987 to 1989.   He also served as the Principal Deputy Assistant Secretary for Health of the U.S. Public Health Service, Department of Health and Human Services. Dr. Harmison has a Ph. D. from the University of Maryland and a B.S. and M.S. from West Virginia University.  He was also given an honorary Doctor of Science degree from West Virginia University.

Mr. Kevin F. Pickard has provided his services as our interim Chief Financial Officer since October 23, 2006 on a contract basis.  Since 1988, Mr. Pickard has been a principal officer and owner of Pickard & Green CPAs, P.C. (formerly Pickard & Company, CPA’s, P.C.), an accounting firm formed by Mr. Pickard that specializes in providing SEC accounting and other management consulting services for small to medium sized companies, including preparing required SEC filings for public companies, due diligence on potential acquisitions, preparing projections and business plans, assisting with restructuring of companies, and positioning companies for initial public offerings.  Mr. Pickard also acts as Interim Chief Financial Officer for Universal Guardian Holdings, Inc., an OTCBB company which provides security products, systems and services.  Mr. Pickard was a Partner with Singer Lewak Greenbaum & Goldstein, LLP, from 1996 to 1998, where is co-managed the firm’s securities practice group. Mr. Pickard also spent over nine years with Coopers & Lybrand, L.L.P. (currently PricewaterhouseCoopers, LLP), where he focused on the auditing companies in the insurance, high-tech and manufacturing industries.  Mr. Pickard holds Bachelors of Science and Masters degrees in Accounting from Brigham Young University.

Dr. Budimir S. Drakulic has served as our Chief Technology Officer since October 15, 2002.  Dr. Drakulic has more than 25 years of experience in the design, development and integration of hardware and software modules for biomedical microelectronic circuits and systems.  From 1997 through February of 2002, Dr. Drakulic was research and development principal for Advanced Heart Technologies, Inc., and its predecessor Advanced Heart Monitoring.   From February of 2002 until October 15, 2002, Dr. Drakulic was involved in independent research.  Dr. Drakulic was the Consultant and Chief Scientist, Medical Device Business Unit for Teledyne Electronic Technologies from 1992 through 1997.  Before that, he held numerous positions affiliated with the University of California at Los Angeles, including Visiting Assistant Professor with the Electrical Engineering Department and Director of the Microelectronics Development Lab at the Crump Institute for Medical Engineering.  He holds a Bachelor of Science degree in electrical engineering from the University of Belgrade, Yugoslavia.  He also holds a Masters degree and a Ph. D. in Electronic and Biomedical Engineering from the same university.  Dr. Drakulic was the recipient of the Ralph and Marjorie Crump Prize for Excellence in Medical Engineering from UCLA in 1985, and was a Research Fellow with the Crump Institute for Medical Engineering at UCLA.  The Crump Prize is given to the recipient deemed to have performed the best biomedical engineering research in the United States for that year.

Mr. Ellsworth Roston has served as a director since November 1, 2002.  Mr. Roston has practiced patent law since 1943, and served as Of Counsel to the patent firm of Fulwider Patton Lee & Utecht from 1997 through June 2007.  Mr. Roston has a history of assisting technology companies during their development stages.  Most recently, Mr. Roston has served as a director of Natgram, Inc., an internet software developer, since 1998, Amerlin Inc., a pet house/kennel manufacturer, since 1996, and American Legal Net, a provider of legal forms, since April 2004.  Mr. Roston also served as a director of Rokenbok Corporation, a toy manufacturer, from 1996 through February 2004, and of Dome Industries, an electronic hardware manufacturer, from 1991 through 2002.  Mr. Roston was one of three founders of Brooktree Corporation, and served on its board of directors for 15 years until it was purchased by Rockwell Corporation in 1998.  Mr. Roston received his undergraduate degree and his law degree from Yale University.

Ms. Jennifer Black has served as a director since January 20, 2004.  Ms. Black has been President of her own business, Jennifer Black & Associates LLC., since September 2003.  Her firm provides independent research for institutional clients.  Previously, since 1979, Ms. Black was with Black & Co., where she was responsible for research coverage on the apparel and specialty retail industries.  Ms. Black was President of Black & Co. when First Security Van Kasper acquired it in April 2000.  Subsequently, Wells Fargo Securities acquired First Security Van Kasper in September 2000.  Ms. Black left Wells Fargo Securities in September 2003.  Ms. Black served on the State of Oregon Governor’s Council of Economic Advisors from 1999 to January 2006.  In addition, Ms. Black sat on the Business Advisory Council for Portland State University from 2004-2007.  In 1999, Ms. Black was ranked #1 by the Wall Street Journal under textiles and apparel as a Wall Street All Star Analyst.  In 1997, the Reuters Large Company Investment Research Survey rated her the number one analyst in the nation.  Ms. Black attended Washington State University, University of Oregon and Portland State Universities.

Mr. Rowland Perkins has served as a director since August 23, 2005.  Mr. Perkins has been involved in the entertainment industry for more than 40 years.  Since 1995, Mr. Perkins has been President of Double Eagle Entertainment, Inc., a company he established to develop and Produce feature, network and cable television films.  Mr. Perkins was the founding President of Creative Artists Agency, Inc., a company he co-founded in 1975 to represent all areas of creative talent in the entertainment industry.  From 1959 to 1975, Mr. Perkins was an executive with the William Morris Agency, Inc.  At William Morris, Mr. Perkins established and led its TV Talent Division as Director, and then organized and led its Creative Services Department as Vice President.  Since 2001, Mr. Perkins has been Chairman of the Board of NPOWR Digital Media, Inc., a privately-held tech company which is promoting ‘stimTV’, which allows consumers to personalize their entertainment choices automatically on the broadband market.  Mr. Perkins also serves as a consultant, executive producer and the U.S. representative for Eagle Pictures SpA, an Italian film production and distribution company involved in the motion picture and television businesses internationally.  He also continues to executive produce select films.  In addition to the above, Mr. Perkins has been a long time member of the Academy of Television Arts and Sciences and has served on its Board of Governors.  He also has been a long time member of the Hollywood Radio and Television Society and served on its Board of Directors.  He has also served for fifteen years on the USC Libraries Scripter’s Award selection panel that annually selects the best screenplay/novel adaptation each year and gives awards to the novel’s author and the screenwriter.  Mr. Perkins graduated from UCLA with a Bachelors of Science degree in business administration ,and also holds an Honorary PhD in Media Communications from Pacific Western University.

Mr. Charles H. Harrison has served as a director since October 23, 2006.  Mr. Harrison is a certified public accountant with over 35 years of accounting and business management experience focusing on firms in the healthcare business.  Since June 2004, Mr. Harrison has been Chief Operating Officer at the Boulder City Hospital located in Boulder City, Nevada.  Prior to that, from 1996 to 2004, Mr. Harrison provided independent business consulting services to various hospitals and other healthcare providers.  From 1969 to 1996, Mr. Harrison was an accountant with Arthur Andersen LLP, having risen to the position of Partner in Charge of Healthcare for the firm’s Metropolitan Southern California practice.  Mr. Harrison holds a Bachelors of Science degree in Accounting and a Masters of Business Administration degree in Finance from the University of Southern California.

Dr. Robert E. Windom has served as a director since July 11, 2007.  Dr. Windom, who received his Medical degree from Duke University, practiced cardiology and internal medicine from 1960 to 1986 in Sarasota, Florida.  From 1986 to 1989, Dr. Windom was Assistant Secretary for Health at the United States Department of Health and Human Services, and since 1989 has been a health care consultant and engaged in numerous social, medical, humanitarian and educational activities and programs.  Currently, Dr. Windom also serves as a Clinical Professor on the voluntary faculty of the Department of Internal Medicine, University of South Florida, and as a Courtesy Professor, at the University of South Florida College of Public Health.  Dr. Windom is also currently the President of the World ImmunoSociety for Health Foundation, a member of the Board of the Florida Medical Directors Association, and a Special Advisor to the Secretary of the Florida Department of Health, and a Fellow of the American College of Physicians and the American College of Cardiology.   Dr. Windom also serves on numerous public and private Boards spanning a spectrum of health care to banking, and is the author of over 30 publications.  Dr. Windom has also received numerous awards throughout his distinguished career, including Distinguished Internist of the Year from the American Society of Internal Medicine.

Over his distinguished career, Dr. Windom has served as President of the Florida Medical Association, the Florida Heart Association and the Sarasota County Chamber of Commerce. He was also a delegate for 20 years to the American Medical Association. Dr. Windom was honored in Tiblisi, Georgia, USSR, in 1987, and in Kiev, Ukraine, USSR, 1988 by having a tree planted in each community recognizing his efforts to collaborate with bilateral agreements to fight AIDS. He has lectured in India, China and the UK on AIDS and its ramifications.  He has visited with Ministers of Health in numerous countries dealing with local and global public health issues.  In 1988 he represented the U.S. Public Health Service in the White House Delegation to the High Level Scientific Meeting to discuss Japan’s proposed Human Frontier Science Program.  He currently speaks to civic groups on the function of various types of stem cells and their potential for preventing and/or curing several diseases.  Recently he represented the Office of AIDS Research, NIH, at a meeting in St. Petersburg, Russia, discussing the research being conducted with AIDS vaccines.

Dr. Jay A. Johnson has served as a director since July 11, 2007.  Dr. Johnson, who received his Bachelors of Science and Masters of Science degrees in Physiology from the University of California, Berkeley, and his Medical Degree from the George Washington University School of Medicine, is a Board Certified

Cardiologist and Internist.  Dr. Johnson has been an attending physician at Stanford University Hospital and the Dominican Hospital since 2004 and 2005, respectively.  Dr. Johnson has also served as Chief Medical Officer & Editor In Chief of WorldDoc, Inc., since 2002, and as Medical Director of Health Contact Partners since 2006.  Prior to these engagements, Dr. Johnson was in private practice or a physician with several hospitals, including the Western Arizona Regional Medical Center and the Sunrise Hospital.  Dr. Johnson is the recipient of numerous awards, including from the American College of Cardiology. Dr. Johnson has authored or co-authored over 30 peer reviewed publications or abstracts.

Board Of Directors

Our bylaws set the authorized number of directors on our board of directors at not less than three nor more than nine, subject to increase pursuant to additional appointments by our board.  As noted above, there are currently seven directors serving on our board, Drs. Harmison, Windom and Johnson, Ms. Black, and Messrs. Roston, Perkins and Harrison.  All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified by our shareholders, both common and preferred, voting on a cumulative basis as one class, or until their earlier death, retirement, resignation or removal.

Board Committees

Our board of directors has established three active committees to date, an audit committee currently comprised of Mr. Harrison, as chairman, and Perkins as a member; a compensation committee currently comprised of Mr. Perkins, as chairman, and Mr. Roston and Ms. Black as members; and a nomination and qualifications committee currently comprised of Ms. Black as chairman and Messrs. Perkins and Harrison as members.

Independence of Directors

Our board of directors has determined that each of our directors other than Dr. Harmison are “independent” as that term is defined by the American Stock Exchange (“AMEX”).  Under the AMEX definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 by the company during the current or past three fiscal years; or (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years.

Audit Committee Financial Expert

Our board of directors has determined that Mr. Harrison is  an “audit committee financial expert” within the meaning of SEC rules.  An audit committee financial expert is a person who can demonstrate the following attributes:  (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.

Director Compensation Policies

Our current policy with respect to compensating directors for serving on the full board is to compensate them through stock grants.  Specifically, upon his or her appointment to our board, each new director is granted an option to purchase 50,000 common shares, exercisable at its then trading price.  These options vest quarterly over one year based upon the continued provision of services on the board, and lapse in five years if not exercised.  Each director will thereafter automatically be granted options on the anniversary of his or her appointment date entitling such director to purchase an additional 28,000 common shares, which options will vest quarterly based upon the continued provision of services on the board, and lapse in five years if not exercised.  The exercise price for these options is fixed at current market price as of the date of grant.

Our current policy with respect to compensating directors for serving on our audit committee is to compensate the members with a combination of cash and common share purchase options.  Specifically, the chairman of the audit committee is entitled to receive a $3,000 quarterly cash retainer, plus $1,500 fee per each meeting attended.  Upon his or her appointment, the chairman is also granted an option to purchase 30,000 common shares, exercisable at its then trading price. The chairman will thereafter automatically be granted options on the anniversary of his or her appointment entitling him or her to purchase an additional 30,000 common shares.  The other members of the audit committee receive slightly lower compensation, to wit, a $2,000 quarterly cash retainer, a $1,000 cash fee per each meeting attended; and the grant of an option to purchase 25,000 common shares, exercisable at its then trading price.  All committee options vest in four quarterly installments, and lapse in five years if not exercised.

Our current policy with respect to compensating directors for serving on our compensation committee is to compensate the members with a combination of cash and common share purchase options.  Specifically, each member is entitled to receive a $1,000 fee per each meeting attended.  In addition, each member is also granted an option to purchase 5,000 common shares, exercisable at its then trading price, upon his or her appointment to the committee and upon each annual anniversary thereafter.  All committee options vest in four quarterly installments subject to attendance at least 90% of the committee meetings during that quarter, and lapse in five years if not exercised.

We have not yet instituted a policy for compensating members on our nominations committee.

Director Overall Compensation Table

The following table shows the overall compensation earned for the 2006 fiscal year with respect to each person who was a director as of December 31, 2006.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards Vested During Year	Option Awards Vested During Year(3)	Non- Equity Incentive Plan Compen- sation(4)	Non- Qualified Deferred Compen- sation Earnings(4)	All Other Compen- sation(5)	Total Compen- sation
Ellsworth Roston	$ —	$ —	$ 17,036	$ —	$ —	$ —	$ 17,036
Lowell T. Harmison	$ —	$ —	$ 50,699	$ —	$ —	$ 83,000	$ 133,699
Jennifer Black	$ 4,333	$ —	$ 82,288	$ —	$ —	$ —	$ 86,621
Norma Provencio (6)	$ 6,500	$ —	$ 101,825	$ —	$ —	$ —	$ 108,325
Rowland Perkins	$ 4,333	$ —	$ 97,694	$ —	$ —	$ —	$ 102,027
Charles H. Harrison	$ 2,000	$ —	$ 11,526	$ —	$ —	$ —	$ 13,526

(1)

Excludes compensation paid to a prior director and executive officer, Ms. Pamela Bunes, who was not entitled to receive compensation for acting as a director.  For a description of compensation paid to Ms. Bunes, see the table contained in that section of this prospectus captioned “Executive Officer Overall Compensation Table”.

(2) Board fees earned on an accrual basis during the fiscal year.

(3)

Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.  FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest).  As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.  For a description of FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this prospectus.

(4) Excludes awards or earnings reported in preceding columns.

(5)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(6) Ms. Provencio’s term as a director ended as of the annual meeting of shareholders on June 23, 2007, as she did not stand for re-election.

Director Outstanding Option Table

The following table provides certain information concerning common share purchase options or warrants held by each of our directors that were outstanding as of December 31, 2006, including options or warrants granted for services other than acting as a director.

Named Executive Officer	Type	Option Grant Date	Number of Common Shares Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
			Exercisable	Unexercisable
Ellsworth Roston	Consulting	1/1/2002	450,000(1)	—	$ 1.67	10/31/2007
	Board	2/6/2003	150,000(2)	—	$ 0.88	2/5/2008
	Board	11/3/2003	28,000(3)	—	$ 4.40	11/2/2008
	Comp. Comm.	4/1/2004	2,000(3)	—	$ 6.00	3/31/2009
	Audit Comm.	7/8/2004	1,500(3)	—	$ 3.95	7/7/2009
	Board	11/1/2004	28,000(4)(2)	—	$ 2.90	10/31/2009
	Audit Comm.	1/3/2005	5,000(4)	—	$ 5.05	1/2/2010
	Comp. Comm.	1/3/2005	2,500(3)	—	$ 5.05	1/2/2010
	Board	11/1/2005	28,000(4)	—	$ 3.18	10/31/2010
	Comp. Comm.	8/8/2006	1,250(4)	3,075(4)	$ 3.18	10/31/2010
	Board	11/1/2006	—	28,000(4)	$ 1.80	10/31/2011
Lowell T. Harmison	Board	6/5/2003	50,000(2)	—	$ 4.20	6/5/2008
	Board	6/6/2004	28,000(4)	—	$ 6.25	6/5/2009
	Board	6/6/2005	28,000(4)	—	$ 4.20	6/5/2010
	Board	6/6/2006	7,000(4)	21,000(4)	$ 2.36	6/5/2011
Jennifer Black	Board	1/20/2004	50,000(3)	—	$ 3.50	1/19/2009
	Audit Comm.	4/1/2004	500(3)	—	$ 6.00	3/31/2009
	Audit Comm.	1/3/2005	10,000(2)	—	$ 5.05	1/2/2010
	Board	1/20/2005	28,000(4)	—	$ 3.65	1/19/2010
	Audit Comm.	1/3/2006	7,500(4)	2,500(4)	$ 2.70	1/2/2011
	Board	1/20/2006	7,000(4)	21,000(4)	$ 2.90	1/19/2011
	Audit Comm.	8/8/2006	6,250(4)	18,750(4)	$ 2.76	8/8/2011
	Comp. Comm.	8/8/2006	1,250(4)	3,750(4)	$ 2.76	8/8/2011
Norma Provencio (5)	Board	7/29/2005	50,000(3)	—	$ 3.34	7/29/2010
	Audit	7/29/2005	10,000(3)	—	$ 3.34	7/29/2010
	Board	7/29/2006	7,000(4)	21,000(4)	$ 2.76	7/29/2010
	Audit Comm.	8/8/2006	7,500(4)	22,500(4)	$ 2.76	8/8/2011
Rowland Perkins	Board	8/23/2005	50,000(3)	—	$ 3.45	8/23/2010
	Audit Comm.	8/8/2006	6,250(3)	18,750(3)	$ 2.76	8/8/2011
	Comp. Comm.	8/8/2006	1,250(3)	3,750(3)	$ 2.76	8/8/2011
	Board	8/23/2006	7,000(4)	21,000(4)	$ 2.16	8/23/2011
Charles H. Harrison	Board	10/23/2006	—	50,000(3)	$ 1.61	10/23/2011

Audit Comm.	10/23/2006	—	25,000(3)	$ 1.61	10/23/2011

(1)

For a description of options or warrants held by a prior director and executive officer, Ms. Pamela Bunes, see the table contained in that section of this prospectus captioned “Executive Officer Outstanding Equity Awards Table”.

(2)

Common share purchase warrants granted to Mr. Roston as compensation for the provision of consulting services prior to his appointment to the board.  These options were fully vested (exercisable) on grant.

(3)

Common share purchase options granted in connection with the recipient’s appointment to the board of directors or the audit or compensation committee of the board of directors, as indicated above.  These options have vested (became exercisable), and/or will in the future vest (will become exercisable), as the case may be, over four quarters from date of grant based upon continued provision of services as a director or member of audit or compensation committee of the board of directors, as the case may be.  See “Director Compensation Policies” above.

(4)

Common share purchase options granted in connection with the recipient’s continued service on the board of directors or the audit or compensation committee of the board of directors, as indicated above.  These options have vested (became exercisable), and/or will in the future vest (will become exercisable), as the case may be, over four quarters from date of grant based upon continued provision of services as a director or member of audit or compensation committee of the board of directors, as the case may be.  See “Director Compensation Policies” above.

(5) Ms. Provencio’s term as a director ended as of the annual meeting of shareholders on June 23, 2007, as she did not stand for re-election.

Scientific Medical Advisory Board

Signalife has composed a board of scientific medical advisors comprised of Drs. Lowell T. Harmison, Michael M. Laks, Mitchell W. Krucoff, Andrea Natale and Robert Lux, to provide strategic assistance in the design, development and marketing of our medical devices.

Dr. Michael M Laks, M.D., who has served as a senior advisor since June 2003, is presently a Distinguished Professor of Medicine in the Division of Cardiology at the UCLA School of Medicine, Senior Physician at the Harbor-UCLA Medical Center, a reviewer for the New England Journal of Medicine, and Associate Editor of the Journal of Electrocardiology.  Dr. Laks has published over 400 scientific and medical-related papers, and is a leading researcher in the field of computerized electrocardiography, with a research focus on microelectronics, cardiovascular system, bioengineering, electrophysiology, cardiovascular diseases, cardiology, automated clinical analysis, medical instrumentation, biotechnology and death and mortality, and having served as a consultant to Hewlett Packard on its first computerized ECG program.

Mitchell W. Krucoff, M.D., F.A.C.C., F.C.C.P., who has served as a senior advisor since June 2004, is presently Associate Professor of Medicine/Cardiology at Duke University Medical Center, as well as the Director of eECG Core Laboratory and Interventional Device Trials at Duke Clinical Research Institute.  Dr. Krucoff is a Fellow of the American College of Cardiology, on the Executive Committee of the International Society of Computerized Electrocardiology as well as a member of the Circulatory Devices Advisory Panel, U.S. FDA.  Dr. Krucoff has published over 200 scientific and medical related papers.  Dr. Krucoff received has bachelors’ degree from Yale University in 1976 and his medical degree from George Washington University in 1980.

Andrea Natale, M.D., who has served as a senior advisor since September 2004, is presently Professor of Medicine at the Ohio State University, and Program Director of the EP Fellowship Program at the Department of Cardiology of the Cleveland Clinic Foundation.  Dr. Natale has been with the Ohio State University and the Cleveland Clinic Foundation since 1999, having previously served as Director of Electrophysiology Laboratories of the Section of Electrophysiology and Pacing, then Co-Section Head of the Section of Electrophysiology and Pacing, and then as Medical Director, Center for Atrial Fibrillation.  Previously, Dr. Natale was Associate Professor of Medicine at the University of Kentucky from 1997 to 1998, Assistant Professor of Medicine at the Duke University Medical Center and Director of the Electrophysiology Laboratory at the Durham Veterans Administration Medical Center from 1994 to 1997, and Head of the Cardiovascular Physiopathology Section of the Italian Air Force Aerospace Research Centre in Rome, Italy, from 1988 to 1989.  Dr. Natale received his medical degree from the Medical School at the University of Florence, Italy.

Robert Lux, M.D., who has served as a senior advisor since October 2006, is presently a Professor of Medicine at the University of Utah School of Medicine, Division of Cardiology. Dr. Lux focuses his research on electrocardiographic mapping, cardiac repolarization, and the visualization, characterization, and analysis of dynamic cardiac electrophysiologic phenomena, and has published or co-published over twenty scientific and medical related papers.  Dr. Lux holds a bachelors’ of science degree in electrical engineering from Yale University, and masters’ of science and Ph.D. degrees in electrical engineering from the University of Vermont.

Medical Advisor Compensation

Each of the members of the medical advisory board and each senior medical advisor provide consulting services to Signalife under consulting agreements and, as such, do not receive additional compensation for acting as a member of the medical advisory board.

Prior to his appointment as President, Dr. Lowell T. Harmison was compensated for providing consulting services on a project-by project basis.  See “Transactions And Business Relationships With Management And Principal Shareholders—Transactions With Executive Officers, Directors And Shareholders”.  The parties are currently in negotiations relating the employment of Dr. Harmison as President on a full-time fully-paid basis.

Dr. Michael M. Laks is compensated for providing consulting services under an agreement dated June 2, 2003.  Under that agreement, Dr. Laks received an initial grant of options entitling him to purchase 108,000 common shares at $2.40 per share, vesting over equally over four quarters, and cash compensation of $9,000 per quarter for the provision of up to 50 hours of consulting during that quarter.  Any additional consulting services are compensated at the rate of $450 per hour.

Dr. Mitchell W. Krucoff is compensated for providing consulting services under a one-year agreement dated May 26, 2004.  Under that agreement Signalife was obligated to pay Dr. Krucoff for his services the sum of $3,750 per quarter.  Although the original term has expired, Signalife continues to engage the services of Dr. Krucoff on the same basis.

Dr. Natale is compensated for providing consulting services under a three-year agreement dated September 10, 2004. Under that agreement Signalife pays Dr. Natale for her services the sum of $4,500 per quarter. Although the original term has expired, Signalife continues to engage the services of Dr. Natale on the same basis.

Dr. Lux is compensated for providing consulting services under a one-year agreement dated November 1, 2006. Under that agreement Signalife paid Dr. Lux for his services the sum of $3,750 per quarter.

Other Significant Employees And Consultants

William R. Matthews has served as our Director of Regulatory Affairs since July 2004.  Prior to joining Signalife, Mr. Matthews provided consulting services to Signalife from December 2003 to July 2004, was Vice President, Government Affairs and Product Assurance for Viasys Healthcare (NYSE:VAS) from February 1999 to December 2003, was Executive Vice President, Operations, of Xylum Corporation from 1993 to 1998; was Corporate Director Engineering and Manufacturing, and ultimately Corporate Director, Product Assurance and Regulatory Affairs for W.R. Grace Company (NYSE:GRA) from 1987 to 1993; was Plant Manager for Beiersdorf, Inc. from 1981 to 1987; and Production Supervisor, R&D Supervisor and ultimately Production Superintendent for Best Foods Inc. from 1976 to 1981. Mr. Matthews holds a Bachelors of Science degree in chemistry awarded by St. Peters University (New Jersey).

Employment And Consulting Agreements With Executive Management

Lowell T. Harmison, President and Chief Operating Officer

Dr. Harmison and Signalife have not to date entered into any employment agreement or agreed upon compensation for Dr. Harmison’s services as President and Chief Operating Officer.  Prior to his appointment as President, Dr. Harmison provided consulting services to Signalife on a project-by-project basis.  See “Transactions And Business Relationships With Management And Principal Shareholders—Transactions With Executive Officers, Directors And Shareholders”.  The parties are currently in negotiations relating the employment of Dr. Harmison as President on a full-time fully-paid basis.

Kevin F. Pickard, Interim Chief Financial Officer

Mr. Pickard provides his services as Interim Chief Financial Officer on an at-will contract basis through Pickard & Green, CPAs, P.C.  Mr. Pickard is paid for his services at the rate of $250 per hour.

Budimir Drakulic, Chief Technology Officer

On October 12, 2002, Signalife entered into a loan-out agreement with B World Technologies, Inc. (“B World Technologies”) and B Technologies, Inc. (“B Technologies”) relative to the provision of the services of Dr. Budimir Drakulic to act as our Chief Technology Officer on a part-time consulting basis.  This agreement has since been modified by a series of amendments dated June 26, 2006, October 2, 2006 and November 14, 2006, reflecting additional compensation payable for several extensions of the term of the agreement up to November 14, 2021, and the continuing assumption of additional research &

development, operational and sales and marketing duties by Dr. Drakulic’s as Chief Technology Officer.  The balance of Dr. Drakulic’s time is provided to Signalife as an employee, thereby requiring him to devote his time to Signalife on a full-time basis.  The essential terms of the loan-out agreement, as modified, are as follows:

•

The pending term of the loan-out agreement expires on November 14, 2021.  After the expiration of the pending term, the agreement renews automatically for successive one year terms, unless either party delivers 90-days’ written notice to the other of their intent not to renew.

•

Signalife pays B Technologies $180,000 per annum for Dr. Drakulic’s services under the loan-out agreement.

•

B World Technologies was granted 600,000 “restricted” common shares (200,000 shares pre-split), to be earned over five years of continuous provision of services by Dr. Drakulic.  These shares, which will be held in escrow with the company pursuant to the terms of a restricted stock agreement until they are earned, vest at the rate of 30,000 shares per quarter with the first 30,000 shares vesting on January 15, 2003.  B World Technologies is entitled to all dividends which may be declared with respect to these shares, even if not vested.  In the event that B World and/or B Technologies fail, neglect or refuse to provide Dr. Drakulic’s services, all compensation under the agreement will terminate, and the unvested portion of the 600,000 restricted common share grant shall be deemed forfeited as of the effective termination date.

In October and November 2006, as consideration for the extension and modification of the loan-out agreement, including the assumption of additional duties by Dr. Drakulic, we granted 350,000 and 520,000 common shares to B World Technologies, respectively.

On March 10, 2003, as additional incentive for the performance of Dr. Drakulic, we granted to B World Technologies options entitling it to purchase 750,000 common shares at $0.95 per share.  These options vest quarterly over a four year term, and lapse, if not exercised, on March 9, 2008.

As noted above, Dr. Drakulic works for Signalife on a full-time basis even though the loan-out agreement only provides for the provision of part-time services.  We have agreed to characterize these additional services as being provided by Dr. Drakulic as an employee, and currently compensate him at the rate of $70,000 per year for those services.  Dr. Drakulic is also entitled to a bonus of $7,500 per quarter in the event he attains certain performance benchmarks.  We also currently provide Dr. Drakulic with a $1,200 per month automobile and gasoline allowance to cover the use, operation and maintenance of his personal automobile for company purposes.

Concurrent with entering into the loan-out agreement, B World Technologies, B Technologies and Dr. Drakulic signed an employment, confidential information, invention assignment and arbitration agreement under which they agreed, among other things, to assign to us all of Dr. Drakulic’s right, title and interest in and to any and all inventions, discoveries, etc. which he conceives or develops while engaged by Signalife.

Ellsworth Roston, Patent Consultant

Mr. Roston provides patent consulting and legal work through his law firm, Fulwider Patton Lee & Utecht, LLP.  See “Transactions And Business Relationships With Management And Principal Shareholders—Transactions With Executive Officers, Directors And Shareholders”.

Executive Officer Overall Compensation Table

The following table shows the overall compensation earned over each of the past two fiscal years ending December 31, 2006 by (1) each person who served as the principal executive officer of Signalife during fiscal 2006; (2) Signalife’s two most highly compensated executive officers as of December 31, 2006 with total compensation during fiscal 2006 of $100,000 or more; and (3) up to two other persons, if any, who would have otherwise been included in clause (2) above but for the fact they were not serving as an executive officer of the company as of December 31, 2006:

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards Vested During Year(3)	Option Awards Vested During Year(3)	Non- Equity Incentive Plan Compen- sation(4)	Non- Qualified Deferred Compen- sation Earnings(4)	All Other Compen- sation(5)	Total Compen- sation
Pamela M. Bunes(6) Former President and Chief Executive Officer	2006 2005	$ 300,269 212,500	$ — 32,000(7)	$ — —	$ 283,254(8) 185,699(8)	$ — —	$ — —	$ 23,979(9) 72,234(9)	$ 607,233 502,433
Budimir Drakulic(10) Chief Technology Officer	2006 2005	$ 250,000(11) 226,875	$ 22,500 60,450	$ 2,520(12) 2,520(12)	$ 119,752(13) 185,433(13)	$ — —	$ — —	$1,675,446(14) 1,440(14)(14)	$ 2,070,218 476,718
Rodney Hildebrandt(15) Former Chief Operating Officer	2006 2005	$ 101,370 88,542	$ — —	$ — —	$ 431,565(16) 204,636	$ — —	$ — —	$ — 9,695(17)	$ 532,935 302,873

(1)

Cash and non-cash salary earned on an accrual basis during applicable fiscal year.  Excludes non-discriminatory group life, health, hospitalization, or medical reimbursement plans available generally to all salaried employees.

(2) Cash and non-cash bonuses earned on an accrual basis during applicable fiscal year.

(3)

Reflects dollar amount expensed by the company in connection with the vesting of stock or option awards during applicable fiscal year for financial statement reporting purposes.   In the case of grants of restricted (i.e., forfeitable) stock, the overall value of the grant is determined based upon market prices as of the date of grant, and such amount is then expensed by the company for financial statement purposes over the service period over which the forfeiture conditions lapse (i.e., vest).  In the case of grants of stock options subject to vesting conditions as a condition of exercise, the company determines the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and such amount is then expensed by the company for financial statement purposes over which the options become exercisable (vest).   For a description of the accounting principles and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this prospectus.

(4) Excludes awards or earnings reported in preceding columns.

(5)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(6) Ms. Bunes served as our President and Chief Executive Officer from April 15, 2005 until August 17, 2007.
(7) Employment signing bonus.

(8)

For fiscal 2006 and 2005, reflects the vesting of 176,500 and 112,500 common share purchase options, respectively, previously granted to Ms. Bunes in her capacity as both a director and an executive officer of the company.

(9)

For fiscal 2006, includes $23,979 in automobile allowance payments, including lease payments, insurance, gasoline and maintenance.  For fiscal 2005, includes $15,391 in automobile allowance payments and $56,843 in consulting payments accrued prior to becoming Chief Executive Officer.

(10) Dr. Drakulic has served as our Chief Technology Officer since October 15, 2002 pursuant to a loan-out agreement with B Technologies.

(11)

For fiscal 2006 and 2005, includes $180,000 per year in consulting payments to B Technologies per year.  These payments are made in connection with that company’s provision of the services of Dr. Drakulic to Signalife under a loan-out Agreement.

(12)

For each of fiscal 2006 and 2005, reflects the vesting of 120,000 restricted common shares per year.  These shares were originally granted B Technologies in 2002 in connection with the entering into of a loan-out agreement for the provision of the services of Dr. Drakulic. Dr. Drakulic disclaims beneficial ownership of the shares.

(13)

For each of fiscal 2006 and 2005, reflects the vesting of 187,500 common share purchase options previously granted to B Technologies in connection with the provision of the services of Dr. Drakulic under a loan-out Agreement.  Dr. Drakulic disclaims beneficial ownership of the options.

(14)

For fiscal 2006, includes $5,073 in automobile allowance payments, $4,573 in health and dental insurance payments attributable to preferable coverage; and $1,665,800 in e expense taken by the company in connection with the grant of 870,000 common shares issued to B Technologies as consideration for the modification of its loan-out agreement with the company.  Dr. Drakulic disclaims beneficial ownership of the shares.  For fiscal 2005, includes $1,440 in automobile allowance payments.

(15) Mr. Hildebrandt served as our Chief Operating Officer from March 22, 2005 until October 23, 2006.

(16)

For fiscal 2006 and 2005, reflects the vesting of 162,500 and 276,500 common share purchase options, respectively, previously granted to Mr. Hildebrandt in his capacity as both a director and an executive officer of the company.

(17) Consulting payments prior to becoming Chief Operating Officer.

For a description of the material terms of each named executive officers’ employment agreement or arrangement, including the terms of the terms of any common share purchase option grants, see that section of this prospectus captioned “Employment And Consulting Agreements With Executive Management”.

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

For a description of the material terms of any contract, agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see that section of this prospectus captioned “Employment And Consulting Agreements With Executive Management”.

None of our named executive officers is currently participating in any qualified or unqualified plan or other arrangement providing for the payment of retirement benefits or other benefits that will be paid primarily after retirement.

Executive Officer Outstanding Equity Awards Table

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2006, including options or awards granted for services as a director.

	Option Awards					Stock Awards
Named Executive Officer and Title	Number of Common Shares Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Common Shares Underlying Unexer- cised Unearned Options	Option Exercise Price	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
	Exercisable	Unexer- cisable
Pamela M. Bunes Former President and Chief Executive Officer(2)	225,000(3) 50,000(4) 14,000(5)	525,000(3) —°°° 14,000(5)	— — —	$ 3.00 3.43 3.11	4/15/11 7/22/10 4/14/11	— — —	— — —	— — —	— — —
Budimir Drakulic Chief Technology Officer(6)	—°°° 416,250(4)	—°°° 93,750(4)	— —	— 0.95	— 3/28/08	120,000(8) —	$132,000 —	— —	— —
Rodney Hildebrandt Former Chief Operating Officer(9)	—(8)	—(8)	—	—(8)	—(8)	—	—	—	—

(1)

The market value is determined based upon the number of unvested shares multiplied by the value of Signalife’s common shares based upon the closing price for those shares as quoted on AMEX on the last trading day of fiscal 2006 ($1.10).

(2) Ms. Bunes served as our President and Chief Executive Officer from April 15, 2005 until August 17, 2007.

(3)

These common share purchase options were granted on April 15, 2005 in connection with Ms. Bunes’ employment as the company’s President and Chief Executive Officer.  These options vested (became exercisable), or will in the future vest (will become exercisable), in equal installments over 20 quarters based upon Ms. Bunes’ continued provision of services as President and Chief Executive Officer. Under the terms of the option grants, in the event of Ms. Bunes’ termination as an employee, all unvested employee options would lapse and the remaining term of the option would be accelerated until one year from date of termination; provided, in the event the termination constituted good cause, all vested options would also lapse.  The company has taken the position that Ms. Bunes was terminated as an employee for cause, and that all of these options have lapsed.

(4)

These common share purchase options were granted on July 22, 2005 in connection with Ms. Bunes’ appointment to the company’s board of directors.  These options became exercisable (vest) in equal installments over four quarters based upon Ms. Bunes’ continued provision of services as a director.

(5)

These common share purchase options were granted on July 22, 2005 in connection with Ms. Bunes’ appointment to the company’s board of directors.  These options vested (became exercisable), or will in the future vest (will become exercisable),in equal installments over four quarters based upon Ms. Bunes’ continued provision of services as a director.

(6) Dr. Drakulic has served as our Vice President and Chief Technology Officer since October 15, 2002 pursuant to a loan-out agreement with B Technologies.

(7)

These common share purchase options were granted on March 10, 2003 to B Technologies pursuant to the terms of the loan-out agreement referred to in note (6).  These options vested (became exercisable), or will in the future vest (will become exercisable), in equal installments over 20 quarters based upon Dr. Drakulic’s’ continued provision of services as Chief Technology Officer pursuant to the terms of the loan-out agreement.  Dr. Drakulic disclaims beneficial ownership of the options.

(8)

These shares were originally granted as part of a grant on October 12, 2005 of 600,000 “restricted” common shares to B World Technologies pursuant to the terms of the loan-out agreement referred to in note (6).  The 600,000 shares vest at the rate of 30,000 shares per quarter with the first 30,000 shares vesting on January 15, 2003.  Dr. Drakulic disclaims beneficial ownership of these shares.

(9) Mr. Hildebrandt served as our Chief Operating Officer from March 22, 2005 until October 23, 2006.

(10)

Mr. Hildebrandt received a grant of 1,000,000 common share purchase options exercisable at $3.10 per share on April 18, 2005 in connection with his employment as the company’s Chief Operating Officer.  These options vested (became exercisable) in equal installments over 16 quarters based upon Mr. Hildebrandt’s  continued provision of services as Chief Operating Officer.  Mr. Hildebrandt also received a grant of 50,000 common share purchase options exercisable at $3.43 per share on  July 22, 2005 in connection with his  appointment to the company’s board of directors.  These options became exercisable (vest) in equal installments over four quarters based upon Ms. Hildebrandt’s’ continued provision of services as a director.  At the time of Mr. Hildebrandt’s termination October 23, 2006, 375 000 and 50,000 of the aforesaid respective option grants had vested.  Under the terms of the option grants, in the event of Mr. Hildebrandt’s termination as an employee or as a director, all unvested options would lapse and the remaining term of the option would be accelerated until one year from date of termination; provided, , in the event the termination constituted good cause, all vested options would also lapse.  The company has taken the position that Mr. Hildebrandt was terminated for cause, and that all options have lapsed.

PRINCIPAL SHAREHOLDERS

The following table sets forth selected information, computed as of December 28, 2007, about the amount of shares with voting rights beneficially owned or prospectively acquirable by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company, or those of any of our subsidiaries); each of our directors (or those of our subsidiaries); each person known to us to own beneficially more than 5% of any class of our voting securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned or prospectively acquirable is calculated in accordance with Section 13(d) of the Securities Exchange Act and Rules 13d-3 and 13d-5 promulgated by the SEC thereunder, which calculates ownership based solely upon whether a person has or is presumed to have “voting power or investment power” over those securities.  See footnote (1) to this table.  Accordingly, the number of shares stated as being beneficially owned or acquirable by the individual or entity named is therefore not necessarily indicative of actual or beneficial ownership for any other purpose, including the determination of the number of shares over which they a pecuniary interest and are reported as being owned under SEC forms 3, 4 and 5.

We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 4705 Laurel Canyon Boulevard, Suite 203, Studio city, California 91607.

	Class Of Stock(1)
	Common (Voting)		Series ’A’ Preferred (2) (Voting)
Name	Amount	%	Amount	%
Dr. Lowell T. Harmison (3)(4)	388,293(9)	0.7%	0	—
Kevin F. Pickard (3)	—	—	0	—
Dr. Budimir S. Drakulic (3)	22,819(10)	*	0	—
Ellsworth Roston (4)	1,026,750(11)	1.9%	0	—
Jennifer Black (4)	219,500(12)	0.4%	0	—
Rowland Perkins (4)	132,750(13)	0.3%	0	—
Charles H. Harrison (4)	89,500(14)	0.2%	0	—
Robert E. Windom (4)	25,000(15)	*	0	—
Jay A. Johnson (4)	25,000(16)	*	0	—
Tracey Hampton / ARC Finance Group, LLC (5)(2)	22,605,800(17)	43.7%	0	—
Trellus Management Co. (5)(7)	5,297,199(18)	9.9%	0	—
YA Global Investments, L.P. (5)(8)	5,263,059(19)	9.9%	0	—
John Viney (5)	0	—	14,574	100%
Directors and executive officers, as a group	1,906,793(20)	3.5%	0	—

* Less than one-tenth of one percent.

(1)

Pursuant to Section 13(d) of the Securities Exchange Act and Rules 13d-3 and 13d-5 promulgated by the SEC thereunder, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, including any shares acquirable under derivative securities over which the selling shareholder holds voting power or investment power.  These derivative securities would include common shares acquirable upon the exercise of shares purchase options or warrants currently exercisable or exercisable within 60 days (regardless of whether the options or warrants are currently vested or are “in-the-money”), or the conversion of series ’A’ preferred shares.  The number of outstanding shares of our common and series ’A’ preferred shares as of December 28, 2007 are 53,473,269 and 14,547 shares, respectively.

(2) Each series ’A’ preferred share is convertible into one common share.
(3) Executive officer.
(4) Director
(5) 5% shareholder.
(6) The address of Ms. Hampton and ARC Finance Group LLC is 23679 Calabasas Road, Suite 754, Calabasas, CA 91302.
(7) The address of Trellus Partners LP is 350 Madison Avenue 9th Floor, New York, New York 10017.
(8) The address of YA Global Investments, L.P. is 101 Hudson Street, Suite 3700, Jersey City, New Jersey.

(9)

Includes 216,000 common shares issuable upon exercise of vested warrants granted to Dr. Harmison in his capacity as a consultant, and 148,000 common shares issuable upon exercise of vested options granted to Dr. Harmison in his capacity as a director.

(10)

Does not include shares or options held by B World Technologies, Inc.  Dr. Drakulic disclaims beneficial ownership of any of these shares or options insofar as Dr. Drakulic does not own or control this company.

(11)

Includes 296,250 common shares held by Roston Enterprises, 450,000 common shares issuable upon exercise of vested warrants granted to Mr. Roston in his capacity as a consultant, and 280,500 common shares issuable upon exercise of vested options granted to Mr. Roston in his capacity as a director.

(12) Includes 219,500 common shares issuable upon exercise of vested options granted to Ms. Black in her capacity as a director.
(13) Includes 132,750 common shares issuable upon exercise of vested warrants granted to Mr. Perkins in his capacity as a director.
(14) Includes 89,50075,000 common shares issuable upon exercise of vested warrants granted to Mr. Harrison in his capacity as a director.
(15) Includes 25,000 common shares issuable upon exercise of vested warrants granted to Dr. Windom in his capacity as a director.
(16) Includes 25,000 common shares issuable upon exercise of vested warrants granted to Dr. Windom in his capacity as a director.

(17)

Includes 20,448,900 common shares directly held by ARC Finance Group, LLC, and 2,156,900 common shares that we believe were transferred by ARC to, and are currently held by, an independent trustee of revocable blind trusts established by ARC Finance Group as reported by ARC Finance Group in a schedule 13D filed with the SEC on February 15, 2006.  ARC Finance Group is owned and controlled by Ms. Hampton-Stein.  As reported in the schedule 13D, the blind trusts were established pursuant to section 16 of the Securities and Exchange Act of 1934 in principal part to ensure that ARC Finance Group and its principals and affiliates have no control or knowledge of selling or buying activities with respect to the sale, purchase, hypothecation or other transfer or disposition of common shares held by the trustee, thereby allowing ARC Finance Group to avoid the appearance of any impropriety relative to the use of inside information in connection with such decisions and activities in view of ARC Finance Group’s putative ability as controlling shareholder to procure inside information.  In order to maintain the confidentiality of all transactions by the trustee of the blind trusts and to protect itself from even the appearance of insider trading, the trustee is legally prohibited from providing to ARC Finance Group, and ARC Finance Group is legally prohibited from requesting from the trustee, any information regarding the holdings of the blind trusts or transactions in the company’s securities.  As a consequence, the current holdings of the trustee of the blind trusts in our common shares may be less or more than the 2,156,900 shares reported as being transferred to and currently held by the trustee for purposes of preparing this table.

(18)

Includes:  (1) 4,053,723 common shares reported as collectively owned by Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund, Ltd. (collectively, “Trellus”); and (2) 1,243,476 shares issuable upon exercise of 2,145,162 vested warrants collectively held by Trellus; representing the portion of the aforesaid 2,145,162 options that exercisable to the extent that the shares issuable upon such exercise will not exceed 9.99% of Signalife’s outstanding common shares calculated in accordance with Section 13(d) of the Exchange Act after taking into consideration previously issued common shares held by Trellus.  As a result of these provisions, Trellus disclaims beneficial ownership in excess of 9.99% of our outstanding common shares.  Voting and investment power over Trellus is held by their investment advisor, Trellus Management Co.  Investment decisions for Trellus Management Co. is made by its President, Mr. Adam Usdan.

(19)

Includes 901,733 common shares issuable upon exercise of 1,500,000 vested common share purchase options held by YA Global Investments, L.P., representing the portion of the aforesaid 1,500,000 options that exercisable to the extent that the shares issuable upon such exercise will not exceed 9.99% of Signalife’s outstanding common shares calculated in accordance with Section 13(d) of the Exchange Act after taking into consideration previously issued common shares held by YA Global Investments.  YA Global Investments is a Cayman Island limited partnership.  As a result of these provisions, by YA Global Investments disclaims beneficial ownership in excess of 9.99% of our outstanding common shares.  Voting and investment power over YA Global Investments is held by its manager, Yorkville Advisors, LLC.  Investment decisions for Yorkville Advisors are made by its Portfolio Manager, Mr. Mark Angelo.

(20) Includes 1,586,250 common shares issuable to executive officers and directors as a group upon exercise of vested common share purchase options and warrants.

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH
MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Transactions With Executive Officers, Directors And Shareholders

Summarized below are certain transactions with Signalife (exclusive of compensatory transactions or arrangements with executive officers or directors previously discussed in this prospectus) which were entered into on or after January 1, 2005, or which are presently proposed, in which any person who is currently an executive officer, director, director nominee, or holder of more than five percent of any class of our securities, or any of their immediate family members, had or will have a direct or indirect interest:

•

On January 21, 2005, we entered into a consulting agreement with one of our directors, Dr. Lowell T. Harmison, in connection with the provision of his services in evaluating the applicability of our technology to the EEG market.  Under this agreement, we acknowledged that Dr. Harmison had previously provided services for this project for which we compensated him with the sum of $70,000 in common shares, and that Dr. Harmison would provide an additional $84,000 in services, payable at the rate of $14,000 per month, to complete the project over a six month term.  Following the end of the term of the agreement, an additional $14,000 was paid covering a seventh month of service.

•

Since that date and until his employment as our President and Chief Operating Officer on July 2, 2007, Dr. Harmison rendered consulting services to the company on a project-by-project basis as follows: on November 2, 2006, Dr. Harmison invoiced the company for (i) $36,000 for twelve months of services relating to ECG monitors, data, uses, regulatory matters and third-party testing; (ii) $28,000 for assisting in the preparation of a pharmaceutical white paper; and (iii) $19,000 for services relating to product development and focus activities.

•

More recently, Dr. Harmison has co-founded, and serves as President of, Athletes For Life Foundation, Inc. (“AFL”), a non-profit Delaware corporation organized and approved as a charity under Section 501(c)(3) of the Internal Revenue Code for the purpose of, among other things, minimizing the impact of heart disease and other diseases on athletes and individuals engaged in fitness activities, including those in underprivileged and impoverished communities.  We anticipate that we will in the future either donate or sell our heart monitors at favorable prices to AFL to assist it in testing athletes for heart disease and otherwise meeting its charitable purposes.

•

Since October 23, 2006, Mr. Kevin F. Pickard has provided his services as Interim Chief Financial Officer on a non-exclusive part-time contract basis through his accounting firm, Pickard & Green CPAs, P.C.  For a description of this arrangement, see “Employment And Consulting Agreements With Executive Management”.  During fiscal 2006, Mr. Pickard’s firm provided services to Signalife in the amount of $10,500.

•

One of our directors, Mr. Ellsworth Roston, was until June 2007 of counsel to Fulwider Patton Lee & Utecht, LLP, a law firm which handles our patent work and which is compensated separately for the provision of Mr. Roston’s legal services.  During fiscal 2006 and 2005, Fulwider Patton Lee & Utecht, LLP provided services to Signalife in the amount of $233,943 and $162,603, respectively.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital consists of (1) 100,000,000 shares of common stock, par value $.001 per share (these shares are referred to in this prospectus as “common shares”), and (2) 10,000,000 shares of “blank check” preferred stock, par value $.001 per share (these shares are referred to in this prospectus as “preferred shares”), having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board.  On September 25, 2003, our board of directors designated 1,818,710 of the preferred shares as series ’A’ convertible preferred stock (these shares are referred to in this prospectus as “series ’A’ preferred shares”), with the rights, preferences, privileges and restrictions described below.  On April 26, 2004, we increased the number of shares designated as series ’A’ preferred shares to 3,000,000.  As of December 28, 2007, we had issued and outstanding or accrued for issuance a total of: (1) 53,473,269 shares of common stock, and (2) 14,547 shares of series ’A’ convertible preferred stock (plus an additional 40,764 unissued series ’A’ preferred shares accrued for issuance as dividends through September 30, 2007).

Common Shares

Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders, and are also entitled to cumulative voting for the election of directors.  Subject to the rights of our series ’A’ preferred shares, our common shareholders are entitled to receive ratably dividends as they may be declared by our board of directors out of funds legally available for that purpose.  Subject to the rights of our series ’A’ preferred shares, upon the liquidation, dissolution, or winding up of the company, our common shareholders will be entitled to share ratably in all of the assets which are legally available for distribution, after payment of all debts and other liabilities.  Our common shareholders have no preemptive, subscription, redemption or conversion rights.  All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

Preferred Shares

We may issue our preferred shares from time to time in one or more series as determined by our board of directors.  The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.

Series ’A’ Preferred Shares

Our series ’A’ preferred shares have the following rights, preferences, privileges and restrictions:

•

Rank—Our series ’A’ preferred shares rank senior to our common shares, and any other securities we may issue;

•

Dividends—Our series ’A’ preferred shareholders are entitled to receive an annual cumulative dividend on each share equal to $0.24 payable quarterly, on March 31, June 30, September 30 and December 31 of each year, either in cash from funds legally available for that purpose, or in kind, in the form of additional series ’A’ preferred shares, at our discretion.  Dividends for the period between the October 2, 2003 sale of the shares and December 31, 2003 are pro rated based upon the actual number of days elapsed, assuming a 360- day year.  If the dividend is paid in the form of series ’A’ preferred shares, each share which is paid will be valued at $3 per share.

•

Conversion—Each series ’A’ preferred share, together with any accrued dividends payable in series ’A’ preferred shares, is convertible at the option of the holder at any time into common shares on a one-for-one basis. The conversion price for the series ’A’ preferred shares is subject to certain weighted average anti-dilution adjustments.

•

Forced Conversion—We can force conversion of the series ’A’ preferred shares into common shares upon 45 days written notice to the holders of the shares in the event that:

o

our common shares are listed on a qualified national exchange (Nasdaq, AMEX or NYSE);

o

the closing bid price for our common shares as reported by the Nasdaq, AMEX or NYSE is at least $7.50 for 30 consecutive trading days ending within three trading days prior to the date of the written notice of conversion;

o

the average trading volume during any such 30 consecutive trading day period equals or exceeds 30,000 shares per day; and

o

the common shares underlying the series ’A’ preferred shares are covered by an effective registration statement filed with the SEC.

•

Liquidation Rights—In the event of any liquidation, dissolution or winding up of Signalife, either voluntary or involuntary, our series ’A’ preferred shareholders are entitled to receive an amount per share equal to the greater of $3 for each outstanding share plus accrued and unpaid dividends, as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations, or the amount such shareholders would be entitled to receive had they converted their series ’A’ preferred shares into common shares.  These rights are prior and in preference to any distribution of any of our assets to our common shareholders or holders of any other series or class of preferred shares.

•

Voting Rights—Our series ’A’ preferred shareholders have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders.  In addition, we cannot, without the prior approval of the holders of at least a majority of our then issued and series ’A’ preferred shares voting as a separate class:

o

issue or create any series or class of equity securities with rights superior to or on a parity with our series ’A’ preferred shares or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to our series ’A’ preferred shares so as to make the rights or preferences of such series or class equal or senior to our series ’A’ preferred shares;

o

pay any cash dividends on shares of our capital stock; or

o

effect any exchange or reclassification of any stock affecting our series ’A’ preferred shares or a recapitalization involving Signalife and our subsidiaries, if any, taken as a whole;

Further, we cannot, without the approval of each series ’A’ preferred shareholder:

o

effect any amendment of our Certificate of Incorporation or Bylaws which would materially and adversely affect his or her rights as a shareholder; or

o

amend, alter, or repeal the preferences, special rights, or other powers of the series ’A’ preferred shares so as to adversely affect the shareholder.

Options And Warrants Convertible into Common Shares

As of December 28, 2007, there were outstanding common share purchase options or warrants entitling the holders to purchase up to 11,259,179 shares of common stock at weighted average exercise prices of $1.98 per share.

EQUITY COMPENSATION PLANS

Summary Equity Compensation Plan Data

The following table sets forth information compiled on an aggregate basis as of December 31, 2006 with respect to the various equity compensation plans, including stand-alone compensation arrangements, under which we have granted or are authorized to issue equity securities to employees or non-employees in exchange for consideration in the form of goods or services:

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants Or Rights	Weighted- Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights)
Equity compensation plans approved by shareholders
Signalife, Inc. 2006 Omnibus Equity Compensation Plan	370,573	$ 2.13	6,015,825
Signalife, Inc. 2002 Stock Plan	3,938,500	$ 2.67	536,396
Equity compensation plans not approved by shareholders:
Signalife, Inc. 2003 Nonqualified Stock Option And Stock Plan	—	$ —	8,251
Stand-alone grants	1,395,563	$ 2.90	—
Total	5,334,063	$ 2.30	6,560,473

Description of Equity Compensation Plans Approved By Shareholders

2006 Stock Plan

The Signalife, Inc. 2006 Omnibus Equity Compensation Plan (the “2006 Stock Plan”) was adopted by our board of directors and majority shareholder on May 30, 2006, and formally adopted by the company on June 5, 2006.  Under the 2006 Stock Plan, a total of 5,842,406 common shares, reflecting 15% of the company’s outstanding common shares as of date of initial approval of the plan, were originally reserved for issuance.

The stated purpose of the 2006 Stock Plan is to provide the company with the ability to offer or provide employees, officers, directors, consultants and advisors to the company with inducements and incentives in the form of capital stock of the company, rights to acquire or purchase capital stock of the company, and rights based upon the value of or appreciation in the value of the capital stock of the company, in order to attract, motivate and compensate those persons, both for their past and prospective efforts, as well as to encourage them to acquire and hold stock in the company.

The 2006 Stock Plan is an evergreen plan pursuant to which the company will maintain the stock pool (including shares reserved for prospective issuance) at 15% of the company’s outstanding common shares.  The pool is adjusted at the end of every quarter to reflect any increases in outstanding common shares.

Types of awards that may be granted under the 2006 Plan include common share grants (“stock awards”), common share purchase options (“options”), common share units (“stock unit awards”) and common share appreciation rights “stock appreciation rights”).  Options may be incentive stock options or non-qualified options for federal income tax purposes.

The 2006 Plan is administered by its "plan administrator", which is defined under the plan as either our board of directors or, at our board's discretion, a committee selected or established by our board or, in limited cases, designated officers.  Currently, our compensation committee approves grants to our executive officers and directors subject to board ratification, while our CEO approves grants to our rank and file employees subject to board ratification.  Our board of directors approves grants to any other party, such as consultants or advisors.

2002 Stock Plan

Signalife adopted the Signalife, Inc. 2002 Stock Plan (the “2002 Stock Plan”) (formerly known as the Recom Managed Systems, Inc. 2002 Stock Plan), on November 1, 2002.  Shareholder approval was received on June 5, 2003.  Under the 2002 Stock Plan, a total of 6,000,000 common shares (2,000,000 shares pre-split) were originally reserved for issuance.

The stated purpose of the 2002 Stock Plan is to act as a vehicle to encourage and provide for the acquisition of an equity interest in Signalife by our employees, officers, directors and consultants.  Our board believes the plan will enable us to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent, and to motivate those individuals by providing additional incentives and motivation toward superior performance.

The 2002 Stock Plan allows our board of directors, or a committee established by our board, to award restricted stock and stock options from time to time to our employees, officers, directors and consultants. Currently, our compensation committee approves grants to our executive officers and directors subject to board ratification, while our CEO approves grants to our rank and file employees subject to board ratification.  Our board of directors approves grants to any other party, such as consultants or advisors.

Description of Equity Compensation Plans Not Approved By Shareholders

2003 Stock Plan

Signalife adopted the Signalife, Inc. 2003 Nonqualified Stock Option And Stock Plan (the “2003 Stock Plan”) (formerly known as the Recom Managed Systems, Inc. 2003 Nonqualified Stock Option And Stock Plan), on March 31, 2003.  Under the 2003 Stock Plan, a total of 1,500,000 common shares (500,000 shares pre-split) were originally reserved for issuance.

The stated purpose of the 2003 Stock Plan is to encourage and provide for the acquisition of an equity interest in Signalife by our employees, officers, directors and consultants.  Our board believes the plan will enable us to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent, and to motivate those individuals by providing additional incentives and motivation toward superior performance.

The 2003 Stock Plan allows our board of directors, or a committee established by our board, to award restricted stock and stock options from time to time to our employees, officers, directors and consultants. Currently, our compensation committee approves grants to our executive officers and directors subject to board ratification, while our CEO approves grants to our rank and file employees subject to board ratification.  Our board of directors approves grants to any other party, such as consultants or advisors.  Options granted under the 2003 Plan do not qualify under Section 422 of the Internal Revenue Code as incentive stock options.

Stand-Alone Grants

From time to time our board of directors grants common share purchase options or warrants to selected directors, officers, employees, consultants, advisors or vendors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans.  The terms of these grants are individually negotiated.

MARKET FOR EQUITY SECURITIES

Description Of Market

Our common shares are currently quoted on the American Stock Exchange or AMEX under the symbol “SGN.”  The following table sets forth the quarterly high and low bid prices for our common shares for the periods indicated.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

		Bid Price
Period	Volume	High	Low

2007
Third Quarter	15,294,700	$ 1.71	$ 0.65
Second Quarter	13,321,200	$ 1.85	$ 0.55
First Quarter	21,935,190	2.31	1.00
2006:
Fourth Quarter	9,691,500	$ 2.19	$ 0.97
Third Quarter	3,855,000	3.19	1.50
Second Quarter	3,368,000	3.40	1.80
First Quarter	2,783,000	3.59	2.60
2005:
Fourth Quarter	2,058,900	$ 3.29	$ 2.42

The closing price for our common shares on December 28, 2007 as reported by AMEX was $0.69 per share.  There were 387 registered holders or persons otherwise entitled to hold our common shares as of that date pursuant to a shareholders’ list provided by our transfer agent as of that date and our records relating to issuable shares.  The number of registered shareholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.  Based upon shareholder information procured in connection with our last annual meeting of shareholders, there are approximately 2,600 beneficial holders of our common shares, including with respect to shares held in street name.

Dividend Policy And Restrictions On Payment Of Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion development of our business.  Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

We are prohibited from declaring any cash dividends with respect to our common shares or any other securities other than our series ’A’ preferred shares without the consent of a majority of the outstanding series ’A’ preferred shares.

REGISTRATION RIGHTS

The 9,229,373 common shares offered for sale under this prospectus represent common shares that YA Global Investments may prospectively purchase from Signalife pursuant to the exercise by Signalife of its put rights under the Standby Equity Distribution Agreement.  Under the Standby Equity Distribution Agreement, subject to certain restrictions and limitations, YA Global Investments granted to Signalife the right at its election without any obligation to do so, over a three-year period commencing as of the effective date of the registration statement containing this prospectus, to incrementally sell up to $100,000,000 in common shares to YA Global Investments at a price equal to 97% of the lowest daily volume weighted average price or ``VWAP`` for Signalife’s common stock on its primary market over a five-day trading period (the “pricing period”) following the date of notice of Signalife’s exercise of its selling rights.  For more complete information relating to the Private Placement and Standby Equity Distribution Agreement, including restrictions and limitations,  see “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations—Liquidity And Capital Resources”.

The number of common shares offered for sale under this prospectus has been selected and determined by the company based, in significant part, upon limitations imposed by the SEC relating to the overall number of shares that may be registered in a single registration statement.  We anticipate that we will, in the future, likely register additional shares to be issued under the Standby Equity distribution Agreement under additional registration statements subject to SEC guidelines.

In connection with the Standby Equity Distribution Agreement, we entered into a separate registration rights agreement with YA Global Investments pursuant to which we would be required to file the registration statement of which this prospectus is a part with the SEC, and having the SEC declare such registration statement effective, prior to exercising our put rights under the Standby Equity Distribution Agreement.  We further agreed to keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that the shares covered by this prospectus may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations and the date that all of the shares registered for sale under this prospectus may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations.

The aforesaid registration rights agreement also generally provides for cross-indemnification of the company and the selling shareholders who are a party to such agreements or their respective successors-in-interest and each party’s respective directors, officers and controlling persons against liability in connection with the offer and sale of our common shares, including liabilities under the Securities Act, and to contribute to payments the parties may be required to make in respect thereof.  We have agreed to indemnify the selling shareholders who are a party to such agreements and their respective successors-in-interest to hold them harmless from certain liabilities under the Securities Act.

SELLING SHAREHOLDERS

The following table sets forth the total number of common shares beneficially owned or prospectively acquirable by each of the selling shareholders as of December 28, 2007, the total number of common shares (including prospectively acquirable shares) each of such selling shareholders may potentially sell under this prospectus, and the number of common shares (including prospectively acquirable shares) each of such selling shareholders will own thereafter assuming the sale of all shares offered under this prospectus and further assuming no other acquisitions or dispositions of common shares.  The term “selling shareholders” shall be deemed to refer to each selling shareholder named below, together with his, her or its pledges, donees, permitted transferrees, assignees, successors and other who later come to hold the shares other than through a public sale, as such successors are more particularly described below in that section of this prospectus captioned “Plan Of Distribution.”

The number and percentage of shares beneficially owned or prospectively acquirable is determined in accordance with Rule 16a-2 of the Exchange Act, which calculates ownership based solely upon whether a person has or is presumed to have a “pecuniary interest” in those securities.  See footnote (1) to this table. Accordingly, the number of shares stated as being beneficially owned by the individual or entity named is therefore not necessarily indicative of actual or beneficial ownership for any other purpose, including the determination of the number of shares over which they have investment and voting control.

The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations, recapitalizations or the triggering of standard weighted-average and other anti-dilution protective provisions.

Unless otherwise stated below, to our knowledge no selling shareholder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  To our knowledge, no selling shareholder nor any affiliate of such shareholder is a broker-dealer within the meaning of SEC Rule 405.

	Common Shares Owned or Acquirable Before Sales (1)					Common Shares Held After Sales (2)
Selling Shareholder	Common Shares Issuable Under SEDA	Pre- viously Issued Common Shares	Underlying Previously Issued Common Share Purchase Warrants	Total	%	Common Shares Offered For Sale	Number	%
YA Global Investments, L.P. (3)	9,229,373	4,361,325	1,500,000(4)	9,229,373	27.5%	9,229,373	5,861,325	10.7%
Total	9,229,373	4,361,325	1,500,000	9,229,373	27.5%	9,229,373	5,861,325	10.7%
* Less than one-tenth of one percent.

(1)

Pursuant to Rule 16a-2 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has, or is presumed to have, a “pecuniary interest”, including common shares acquirable under derivative securities over which the selling shareholder holds a pecuniary interest.  These derivative securities would include common share purchase options or warrants (regardless of whether the options or warrants are vested or otherwise currently exercisable or are in-the-money), and series ’A’ preferred shares.  “Pecuniary interest” is defined to mean the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit or share in any profit derived from a transaction in the securities.  There were 53,473,269 common shares issued and outstanding as of December 28, 2007.

(2) Assumes the sale of all common shares offered under this prospectus.

(3)

YA Global Investments is a Cayman Island limited partnership.  Voting and investment power over YA Global Investments is held by its manager, Yorkville Advisors, LLC.  Investment decisions for Yorkville Advisors are made by its Portfolio Manager, Mr. Mark Angelo.

(4)

The common share purchase options underlying the aforesaid 1,500,000 shares are only exercisable to the extent that the common shares issuable upon such exercise will not exceed 9.99% of Signalife’s outstanding common shares calculated in accordance with Section 13(d) of the Exchange Act after taking into consideration previously issued common shares held by YA Global Investments

(5) Investment decisions for Newbridge Securities Corporation are made by its President, Mr. Guy S. Amico.

The registration of common shares pursuant to this prospectus does not necessarily mean that all or any of those shares will be prospectively purchased by YA Global Investments pursuant to the terms of the Standby Equity Distribution Agreement or, to the extent so purchased, will ultimately be offered or sold under this prospectus in whole or in part by the selling shareholders.

The common shares that we may exercise our put rights to sell and issue to YA Global Investments under the Standby Equity Distribution Agreement and which may be sold under this prospectus are also subject to additional restrictions and limitations under the Standby Equity Distribution Agreement.  Included in the common shares offered for sale under this prospectus are 5,663,334 common shares for which the prospective sale to YA Global Investments pursuant to the terms of the Standby Equity Distribution

Agreement must first receive shareholder approval in accordance with AMEX rules before we may exercise our put options thereunder.  We intend to seek such shareholder approval in the near future.  No assurance can be given that such shareholder approval will be received.

There are certain risks related to the acquisition of shares by YA Global under the Standby Equity Distribution Agreement and the subsequent sale of those shares under this prospectus.  For further information relating to these and other risks, see “Risk Factors—Risks Relating To The Sale Of Common Shares Offered Under This Prospectus On The Public Market And The Issuance Of Such Shares Under The Standby Equity Distribution Agreement” above.

PLAN OF DISTRIBUTION

Method of Sales Under This Prospectus

By virtue of its commitment to purchase the shares offered under this prospectus pursuant to the terms of the Standby Equity Distribution Agreement, and in anticipation of its intent to sell those shares from time-to-time, YA Global Investments will be considered an “underwriter” within the meaning of the Securities Act.  With the exception of YA Global Investments as provided in the preceding sentence and subject to YA Global Investment`s purchase obligations under the Standby Equity Distribution Agreement, no other underwriter or person has been engaged to facilitate the sale of the common shares offered under this prospectus.

Each selling shareholder, and each of their respective donees, transferees, pledgees or other successor-in-interest (to the extent permitted under this plan of distribution as described below) selling common shares offered for sale under this prospectus or interests in those hares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may from time to time sell any or all of their common shares offered for sale under this prospectus for cash or such other consideration or value allowed under forms SB-2 (1) on or through any public market or trading facility on which the shares are traded including on or through the AMEX or, to the extent then applicable, on or through any other over-the-counter market or stock exchange market or the “pink sheets, or (2) in privately negotiated transactions.  These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

one or more block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

•

in privately-negotiated transactions;

•

an exchange distribution in accordance with the rules of an exchange;

•

short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•

through agents; or

•

in any combination of these methods.

In addition to the foregoing methods, the selling shareholders may offer their share from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Each selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved., provided that such amount shall not exceed 5%  Except as otherwise set forth in this prospectus, each of the selling shareholders has represented to us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the selling shareholders will attempt to sell common shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with those sales.  In such an event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the securities will be paid by the selling shareholders and/or the purchasers. Each selling shareholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling shareholder’s business and, at the time of its purchase of such securities such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities. We have advised each selling shareholder that it may not use shares registered under this registration statement to cover short sales of common shares made prior to the date on which this registration statement shall have been declared effective by the Commission.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale in accordance with the prospectus delivery requirements of that Act.

The selling shareholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter.  Each selling shareholder has informed us that he or she does not have any current agreement or understanding, directly or indirectly, with any person to distribute the common shares offered by this prospectus.  If any selling shareholder were to enter into any such agreement, the company will if required under an agreement with the selling shareholder, or may in the company’s sole discretion absent such an agreement, allow such underwriter to sell those shares under this prospectus, in which event we would be required to set forth, in a post-effective amendment to this prospectus or supplement pursuant to Rule 424(b) of the Securities Act, the following information:  (1) the number of shares being offered; (2) the terms of the offering, including the name of any selling shareholder, underwriter, broker, dealer or agent; (3) the purchase price paid by any underwriter; (4) any discount, commission and other underwriter compensation; (5) any discount, commission or concession allowed or reallowed or paid to any dealer; (6) the proposed selling price to the public; and (7) other facts material to the transaction.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares offered for sale under this prospectus and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling shareholders also may transfer the common shares offered for sale under this prospectus in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Subject to any agreements with the company prohibiting any of the following actions and subject to restrictions on successors-in-interest described below, the selling shareholders may also (1) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume, (2) sell the shares short and deliver these securities to close out their short positions, (3) loan or pledge the shares to broker-dealers that in turn may sell these securities, or (4) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M of the Exchange Act.  Regulation M may limit the timing of purchases and sales of any of the common shares offered under this prospectus by the selling shareholders and any other person distributing our common shares.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of common shares to engage in market-making or market stabilization activities.  Specifically, Regulation M prohibits an issuer, its shareholders or an affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period.  The restrictive period for our common shares offered under this prospectus begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  The restrictive period will begin on the effective date of this offering.  Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.  All of the foregoing may affect the marketability of our common shares.  To the extent required by law, we may require the selling shareholders and their brokers, if applicable, to provide a letter that acknowledges compliance with Regulation M before authorizing the transfer of the shares under this prospectus.

No persons associated with us or the selling shareholders who is not a registered broker/dealer may participate in the distribution of the shares to be offered by the selling shareholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Exchange Act with respect to exemption from registration as a broker/dealer.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at any particular time.

We further agreed to keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that the common shares covered by this prospectus (if acquired or are still acquirable) have been sold under this prospectus or may be eligible for legend removal or sale outside of this prospectus pursuant to Rule 144(k) of the Securities Act. See “Registration Rights” above.

Limitation On Sales By NASD Members

Any NASD member participating in the distribution of the shares offered under this prospectus will be subject to compliance with NASD rules and regulations, including rules governing the timely filing of documents and disclosures with the Corporate Finance Department of the NASD.  For example, any common share purchase warrants, including common shares underlying those warrants, which are granted to any placement agent who is a member of the NASD will be deemed compensation by the NASD and will be subject to a 180-day lock-up from the date of this prospectus pursuant to Rule 2710(g)(1) of the NASD Conduct Rules.  Additionally, any such warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days following the date of this prospectus, with the exception of transfers to any underwriter and selected dealer participating in the private placement and their bona fide officers or partners. Thereafter, the warrants will be transferable provided such transfer is in accordance with the provisions of the Securities Act.  Such warrants may only contain customary anti-dilution protection for stock splits, dividends and recapitalization consistent with the NASD Rules of Fair Practice.  Pursuant to a requirement by the NASD, the maximum commission or discount to be received by any NASD member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415.

Sales Outside Of This Prospectus; Sales Under This Prospectus By Successors-In-Interest

The selling shareholders reserve the right, in lieu of selling their shares under this prospectus, to sell their common shares in a broker’s transaction on the public markets pursuant to Rule 144 under the Securities Act, or to otherwise sell or transfer their shares in any other manner permitted under the federal securities laws.  Rule 144 is a safe harbor which permits the limited resale on the public markets of shares originally acquired in a private placement so long as the transaction is facilitated through a broker and satisfies various other conditions, including the availability of certain current public information concerning the issuer, the resale occurring following the lapse of required holding periods under 144, and the number of shares be sold during any three-month period not exceeding certain limitations.

The following “non-sale” transactions or any combination thereof may not be facilitated under this prospectus (without otherwise limiting the ability of the selling shareholder to otherwise facilitate the transaction under the federal securities laws) unless we receive from the selling shareholder, at his or her expense, a legal opinion acceptable to the company or our legal counsel in our sole discretion or, in the alternative, a no-action letter from the SEC, to the effect that such transaction is allowable under this prospectus pursuant to the rules governing permitted transactions under registration statements on form SB-2:

•

any transfer of the shares for consideration other than cash;

•

any transfer for less than fair market value, including both complete and partial gifts and also including distributions or transfers from trusts, corporations, limited liability companies, partnerships or other entities or relationships;

•

any transfer by a selling shareholder to any entity or pursuant to any arrangement in which the selling shareholder or any affiliate of the selling shareholder retains a beneficial interest; or

•

any pledge of or grant of security interest in the shares by the selling shareholder as collateral for margin accounts or in loan transactions.

In the event of any of the foregoing “non-sale” transactions, the company will (if required under an agreement with the selling shareholder), or may in its sole discretion (absent such an agreement), add the donee, transferee, pledgee, secured party or other successor-in-interest as a selling shareholder under this prospectus through the filing under Rule 424(b)(3) or other applicable provision of the Securities Act of an amended prospectus or a prospectus supplement after our notification of such transaction, thereby allowing the aforesaid successor-in-interest to thereafter sell the shares under this prospectus, subject to the foregoing restrictions.  In such an event, the aforesaid successor-in-interest shall be deemed a “selling shareholder” for purposes of this prospectus.  With the exception of changing the names of the selling shareholders to reflect such change in ownership, this plan of distribution shall remain unchanged.  To the extent required, we may amend and/or supplement this prospectus from time to time to describe a specific plan of distribution.  Unless and until the aforesaid successor-in-interest is named as a selling shareholder through the filing of an amended prospectus or supplement as described above, he or she will not have the right to sell under this prospectus.

Compliance With State Securities Laws

In certain states the common shares offered by this prospectus may only be sold through registered or licensed brokers or dealers.  We have advised the selling shareholders to ensure that any underwriters, brokers, dealers or agents effecting transactions on their behalf are registered to sell securities in all fifty states.  In addition, in certain states the common shares offered by this prospectus may not be sold unless they are first registered or qualified for sale in that state or an exemption from the registration or qualification requirement is available and is complied with by the selling shareholder.  We do not presently intend to obtain qualification of the sales in any state in reliance upon exemptions from state securities registrations requirements insofar as is practicable, and make no representations or undertakings to effect “blue sky” clearance for any particular state.  We are listed as of the date of this prospectus on the Standard & Poor’s Standard Corporate Reports, which may enable us to qualify for an exemption in certain states.  Selling shareholders must contact the company or their own counsel to determine if sales are permitted in any given jurisdiction.

Distribution Expenses And Proceeds of Sale

We have agreed to pay all costs and expenses incurred in connection with the registration of the shares offered by this  prospectus including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholders and/or the purchasers participating in any sale under this prospectus will be responsible for any applicable underwriting commissions and expenses, brokerage fees and stock transfer taxes, as well as the fees and disbursements of their legal counsel and experts.  We will receive no proceeds from any resales of the shares offered under this prospectus.

Indemnification

We have entered into registration rights agreements with certain of the selling shareholders providing for cross-indemnification in connection with sale of the shares offered by this prospectus.  See that section of this prospectus captioned “Registration Rights”.

Other Matters

In the event that a selling shareholder is subject to the provisions of Section 16 of the Exchange Act, he or she will remain subject to such provisions, including filing and short-swing profit disgorgement obligations, notwithstanding his or her ability to sell shares under this prospectus.  It shall be solely up to the selling shareholder to ascertain his or her obligations under Section 16, if any.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Termination of Prior Accountant

On September 29, 2005, we formally terminated the engagement of Stonefield Josephson, Inc. (“Stonefield Josephson”) as our independent registered public accounting firm for purposes of auditing our financial statements for the fiscal year ended December 31, 2005.  The decision to dismiss Stonefield Josephson was recommended and approved by the audit committee of our board of directors and also approved by our board of directors.  The reason for the change was that the company had relocated its executive offices from California to South Carolina, and the determination that it would be best to have a locally-established firm in that geographical area as our independent registered public accounting firm in order to simplify the audit process.

Stonefield Josephson audited our financial statements for two fiscal years ended December 31, 2004.  Stonefield Josephson's reports on the financial statements for those fiscal years did not contain an adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to any other uncertainty, audit scope or accounting principles.  Except as discussed below, during those two fiscal years and also during the subsequent period through the date of Stonefield Josephson’s replacement as indicated above:  (1) there were no disagreements between Signalife and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) Stonefield Josephson provided no advice to Signalife that (i) internal controls necessary to develop reliable financial statements did not exist, (ii) information had come to the attention of Stonefield Josephson which made it unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management, or (iii) the scope of the audit should be expanded significantly, or information had come to the attention of Stonefield Josephson that it concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements.

As previously disclosed on our form 10-KSB for our year ended December 31, 2004, in connection with audit of our financial statements for the fiscal year ended December 31, 2004, Stonefield Josephson identified that our accounting for the beneficial conversion feature of a convertible promissory note issued on December 28, 2004, which feature we had originally recognized and amortized commencing February 14, 2005 based upon management’s interpretation of the application of existing accounting principles to the underlying contract documents, should have instead been recognized and amortized commencing December 28, 2004.  Stonefield Josephson discussed this matter with our Chief Financial Officer and other members of management, and we subsequently reevaluated the transaction and recorded an adjustment.  Stonefield Josephson believed that this adjustment reflected a significant deficiency in our internal controls over the application of existing accounting principles to new transactions and financial reporting.  This deficiency would have resulted in a material misstatement to the financial statements for the year ended December 31, 2004.

As previously disclosed on our form 10-KSB for the year ended December 31, 2004, in connection with the audit of Signalife’s financial statements for the year ended December 31, 2004, Stonefield Josephson made several observations relating to our disclosure controls and procedures or internal controls.  First, Stonefield Josephson observed that Signalife did not have adequate segregation of duties due to the size of the company, and that management had the ability to override any existing controls.  Secondly, Stonefield Josephson observed that Signalife did not have a comprehensive accounting procedures manual including information as to customized internal control structure, documentation and transaction flow.  Additionally, Stonefield Josephson observed that none of the members of our audit committee demonstrated an in-depth understanding of generally accepted accounting principles.

With respect to the deficiency identified by Stonefield Josephson in the third paragraph above, we took corrective action during the three-month interim period ended March 31, 2005 to enhance our internal controls as they relate to addressing complex accounting issues by resolving to forward our proposed treatment of these complex accounting issues to outside professionals (other than our independent auditors) for review in situations where the accounting treatment is unclear or extremely complex.

We also took corrective action with respect to Stonefield Josephson’s observations in the fourth paragraph above.  First, we developed procedures to facilitate the adequate segregation of duties within the limited size of our management team.  Second, we are developing a comprehensive accounting procedures manual.  Finally, in order to ensure that our audit committee has an in-depth understanding of generally accepted accounting principles, we appointed Ms. Norma Provencio to serve on our board of directors and the audit committee of the board.  Ms. Provencio is a certified public accountant with over 26 years of accounting experience, including significant audit and public company experience that qualify her as being financially sophisticated for SEC and AMEX audit committee purposes.

Appointment of New Accountant

On September 29, 2005, we formally appointed Elliott Davis, LLC (“Elliott Davis”) as our new independent registered public accounting firm for purposes of auditing our financial statements for the fiscal year ended December 31, 2005.  The decision to engage Elliott Davis was recommended by the audit committee of our board of directors and approved by our board of directors.

During our two most recent fiscal years ended December 31, 2004, and also during the subsequent interim period through the date of Stonefield Josephson’s termination, we did not consult with Elliott Davis regarding the application of accounting principles to a specified completed or contemplated transaction, or the type of opinion that might be rendered regarding our financial statements, nor did we consult Elliott Davis with respect to any accounting disagreement or any reportable event at any time prior to the appointment of that firm.

TRANSFER AGENT

The transfer agent for our common shares and our series ’A’ preferred shares is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.  We act as our own transfer agent with regard to our outstanding common share purchase options and warrants.

LEGAL MATTERS

The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus was passed upon for our company by John M. Woodbury, Jr., Esq.  Mr. Woodbury holds a nominal number of common shares received for the provision of services unrelated to the preparation of this prospectus.

EXPERTS

The audited financial statements of Signalife for the two years ended December 31, 2006 included in this prospectus and in the registration statement containing this prospectus have been so included in reliance on the report of Elliott Davis, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation, as amended, provide shall that we shall, to the maximum extent and in the manner under Delaware corporate law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  We are also obligated to eliminate the monetary liability to the maximum extent allowed under Delaware corporate law.  We may also have contractual indemnification obligations under our individual agreements with our directors, officers and employees, including indemnification agreements we have entered into with certain of our executive officers.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and shareholders.  We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on form SB-2 we have filed with the SEC.  This prospectus does not contain all of the information set forth in that registration statement and the exhibits and schedules filed therewith because that information has been omitted from this prospectus in accordance with the SEC’s rules and regulations. You should refer to that registration statement and those exhibits and schedules for further information regarding our company and the common shares to be offered and sold under this prospectus.  Please also note that any statements or descriptions contained in this prospectus relating to the contents of any contract or other document are not necessarily complete, and those statements or descriptions are qualified in all respects to the underlying contract or document in each instance where it is filed as an exhibit to the registration statement.

You should rely only on the information or representations provided in this prospectus.  We have authorized no one to provide you with different information.  Neither the delivery of this prospectus nor any sale or distribution made under this prospectus shall, under any circumstances, create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

We file annual reports on form 10-KSB, quarterly reports on form 10-QSB, proxy statements and other reports, statements and information with the SEC prepared in accordance with the requirements of the Exchange Act.  While we mail our annual proxy materials and annual reports on form 10-KSB to our shareholders prior to our annual meeting of shareholders, we do not mail any other periodic reports and other information to our shareholders other than in response to specific requests for these materials.  Our executive officers, directors and beneficial owners of 10% or more of our common shares also file reports relative to the acquisition or disposition of our common shares or acquisition, disposition or exercise of our common shares purchase options or warrants.

You may review and print-out the registration statement containing this prospectus as well as any other reports and statements we or our shareholders may file with the SEC through its website at http://www.sec.gov.  You may also inspect and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  For obtain information about these references rooms you should call the SEC at 1-800-SEC-0330.

You may also request a copy of any document we file with the SEC, at no cost, by either writing us at our principal executive offices located at 4705 Laurel Canyon Blvd., Suite 203, Studio City, California 91607; telephoning us at (818) 432-4560; or e-mailing your request to info@signalife.  Selected documents we file with the SEC are also available for print-out in pdf format on our corporate website at www.signalife.com.

SIGNALIFE, INC.

FINANCIAL STATEMENTS
FOR THE
YEARS ENDED DECEMBER 31, 2006 AND 2005

Contents

-

Page
Report of Independent Registered Public Accounting Firm
Elliott Davis, LLC	F-1
Financial Statements
Balance Sheet as of December 31, 2006	F-2
Statements Of Operations For The Years Ended December 31, 2006 And 2005	F-3
Statements Of Stockholders’ Equity For Years Ended December 31, 2006 And 2005	F-4
Statements Of Cash Flows For The Years Ended December 31, 2006 And 2005	F-7
Notes To Financial Statements	F-9

ElliottDavis Accountants and Business Advisors	200 East Broad Street P.O. Box 6286 Greenville, SC 29606-6286
Phone 864.242.3370 Fax 864.232.7161

Report Of Independent Registered Public Accounting Firm

To The Board Of Directors And Stockholders
Signalife, Inc.
Greenville, South Carolina

We have audited the accompanying balance sheet of Signalife, Inc. as of December 31, 2006 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signalife, Inc. as of December 31, 2006 and the results of its operations, and its cash flows for the years ended December 31, 2006 and 2005 in conformity with United States generally accepted accounting principles.

/s/ Elliott Davis LLC

Greenville, South Carolina
March 27, 2007

SIGNALIFE, INC. Balance Sheet December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$ 3,386,652
Inventory	155,471
Prepaid expenses and other current assets	102,331
Total current assets	3,644,454
Property and equipment, net of accumulated depreciation of $266,984.	279,531
Intangible – patents, including related party amounts, net of accumulated amortization of $44,585	596,302
TOTAL ASSETS	$ 4,520,287
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 1,075,668
Deferred revenue	500,000
Total liabilities	1,575,668
Commitments and contingencies (Notes 13 and 14)	—
Stockholders’ equity:
Series ‘A’ convertible preferred stock, $.001 par value; 10,000,000 shares authorized; 97,909 shares issued and outstanding	98
Series ‘A’ convertible preferred stock to be issued for accrued dividends, 35,944 shares	36
Common stock, $.001 par value; 100,000,000 shares authorized; 42,413,248 shares issued and outstanding	42,413
Additional paid-in capital	37,700,728
Accumulated deficit	(34,798,656)
Total stockholders’ equity	2,944,619
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 4,520,287

The accompanying notes are an integral part of these financial statements

2

SIGNALIFE, INC. Statements Of Operations For The Years Ended December 31, 2006 And 2005

	For the Years Ended December 31,
	2006	2005
Product sales	$ 190,170	$ —
Cost of products sold	42,316	—
Gross profit	147,854	—
Operating expenses
General and administrative	10,806,932	6,224,105
Research and development	2,694,958	1,328,482
Total operating expenses	13,501,890	7,552,587
Loss from operations	(13,354,036)	(7,552,587)
Other income (expense):
Exclusivity fee income	1,500,000	—
Interest income	137,910	92,908
Interest expense, including amortization of debt discount	—	(1,292,715)
Change in fair value of warrant liability	—	318,000
Warrant repricing and other financing cost	—	(226,294)
Total other income (expense)	1,637,910	(1,108,101)
Loss before provision for income taxes	(11,716,126)	(8,660,688)
Provision for income taxes	—	—
Net loss	(11,716,126)	(8,660,688)
Preferred dividend	34,331	54,920
Net loss attributable to common stockholders	$ (11,750,457)	$ (8,715,608)
Basic and diluted loss per share	$ (0.30)	$ (0.23)
Basic and diluted loss per share attributable to common stockholders	$ (0.30)	$ (0.23)
Weighted average shares outstanding— basic and diluted	39,333,720	37,298,692

The accompanying notes are an integral part of these financial statements

3

SIGNALIFE, INC. Statements Of Stockholders’ Equity For The Years Ended December 31, 2006 And 2005

	Common Stock		Series ‘A’ Convertible Preferred Stock		Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2004	34,826,655	$ 34,827	246,342	$ 246	131,377	$ (14,421,842)	$ 15,348,728	$ (6,489)	$ (14,421,842)	$ 955,601
2005:
Issuance of common stock for services	406,072	406	—	—	—	—	1,386,170	—	—	1,386,576
Shares issued as payment for convertible debt and accrued interest	584,711	585	—	—	—	—	1,674,526	—	—	1,675,111
Finance cost – shares issued at a discount	—	—	—	—	—	—	336,610	—	—	336,610
Expense recognized from repricing of warrants	—	—	—	—	—	—	226,294	—	—	226,294
Exercise of class ‘C’ warrants for cash	54,166	54	—	—	—	—	162,444	—	—	162,498
Contributed services—officer	—	—	—	—	—	—	20,000	—	—	20,000
Amortization of deferred compensation	—	—	—	—	—	—	—	4,985	—	4,985
Warrants issued for services	—	—	—	—	—	—	1,060,467	—	—	1,060,467
Series ‘A’ preferred stock accrued dividend	—	—	—	—	—	—	(54,920)	—	—	(54,920)
Shares for series ‘A’ preferred dividends	—	—	—	—	18,307	19	54,901	—	—	54,920

(continued on next page)

The accompanying notes are an integral part of these financial statements

4

SIGNALIFE, INC. Statements Of Stockholders’ Equity For The Years Ended December 31, 2006 And 2005 (Continued)

	Common Stock		Series ‘A’ Convertible Preferred Stock		Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Conversion of series ‘A’ preferred stock	203,417	203	(203,417)	(203)	—	—	—	—	—	—
Shares issued	—	—	70,066	70	(70,066)	(70)	—	—	—	—
Warrant liability reclassified upon effectiveness	—	—	—	—	—	—	260,000	—	—	—
Sale of common stock	2,500,000	2,500	—	—	—	—	7,997,500	—	—	8,000,000
Offering cost related to sale of common stock	—	—	—	—	—	—	(30,000)	—	—	(30,000)
Net loss	—	—	—	—	—	—	—	—	(8,660,688)	(8,660,688)
Balance December 31, 2005	38,575,021	38,575	112,991	113	79,618	80	28,442,720	(1,504)	(23,082,530)	5,397,454
2006:
Issuance of common stock for services	1,877,706	1,878	—	—	—	—	3,879,343	—	—	3,881,221
Common stock issued in private placement, net of offering costs of $55,839 (October 2006 - $1.55)	1,890,322	1,890	—	—	—	—	2,872,271	—	—	2,874,161
Amortization of deferred compensation	—	—	—	—	—	—	—	1,504	—	1,504
Fair value of employee options	—	—	—	—	—	—	1,918,884	—	—	1,918,884

(continued on next page)

The accompanying notes are an integral part of these financial statements

5

SIGNALIFE, INC. Statements Of Stockholders’ Equity For The Years Ended December 31, 2006 And 2005 (Continued)

	Common Stock		Series ‘A’ Convertible Preferred Stock		Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Options and warrants issued for services	—	—	—	—	—	—	587,521	—	—	587,521
Series ‘A’ preferred stock accrued dividend	—	—	—	—	—	—	(34,331)	—	—	(34,331)
Shares for series ‘A’ preferred dividends	—	—	—	—	11,443	11	34,320	—	—	34,331
Conversion of series ‘A’ preferred stock	70,199	70	(15,082)	(15)	(55,117)	(55)	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	(11,716,126)	(11,716,126)
Balance December 31, 2006	42,413,248	$ 42,413	97,909	$ 98	35,944	$ 36	$ 37,700,728	$ —	$ (34,798,656)	$ 2,944,619

The accompanying notes are an integral part of these financial statements

6

SIGNALIFE, INC. Statements Of Cash Flows For The Years Ended December 31, 2006 And 2005

	For The Years Ended December 31
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (11,716,126)	$ (8,660,688)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	99,667	91,022
Amortization of debt issue costs and finance costs	—	873,721
Change in fair value of warrant liability	—	(318,000)
Amortization of deferred compensation	1,504	4,985
Services recognized as contributed capital	—	20,000
Stock issued for services	3,881,221	1,386,576
Options and warrants issued for services	587,521	1,060,467
Fair value of employee options	1,918,884	—
Finance cost attributed to repricing of warrants	—	226,294
Finance cost attributed to shares issued at discount	—	336,610
Changes in operating assets and liabilities:
Deferred revenue	500,000	—
Inventory	(155,471)	—
Prepaid expenses and other currents assets	69,013	65,562
Accounts payable and accrued expenses	821,745	(63,086)
Net cash used in operating activities	(3,992,042)	(4,976,537)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(92,340)	(211,981)
Capitalized patent cost	(179,404)	(108,509)
Net cash used in investing activities	(271,744)	(320,490)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock and exercise of warrants for cash	2,930,000	8,162,498
Cost of sale of common stock	(55,839)	(30,000)
Payment of convertible debenture	—	(400,000)
Net cash provided by financing activities	2,874,161	7,732,498
Net (decrease) increase in cash and cash equivalents	(1,389,625)	2,435,471
Cash and cash equivalents, beginning of year	4,776,277	2,340,806
Cash and cash equivalents, end of year	$ 3,386,652	$ 4,776,277

(continued on next page)

The accompanying notes are an integral part of these financial statements

7

SIGNALIFE, INC. Statements Of Cash Flows For The Years Ended December 31, 2006 And 2005 (Continued)

Supplemental Cash Flow Information:

Signalife paid interest of $1,973 and $8,608 for the years ended December 31, 2006 and December 31, 2005, respectively.  Signalife paid no income taxes for the years ended December 31, 2006 and 2005.

Supplemental Investing and Financing Activities:

During the year ended December 31, 2005, we issued an aggregate of 584,711 shares of common stock in payment of $1,600,000 of principal amount of the convertible debt described in Note 10, “Convertible Debenture Payable”, plus accrued interest of $75,111. Since the stock was issued at a discount to market value, we have recorded a financing cost of $336,610 attributable to the discount.

During the years ended December 31, 2006 and 2005, 70,199 and 203,417 shares of common stock, respectively, were issued upon conversion of an equivalent number of series ’A’ preferred stock.

During the year ended December 31, 2006, we issued 1,877,706 shares of common stock for marketing and business services, professional fees and compensation valued at $3,881,221 based on the market value of the shares issued or the services provided.

During the year ended December 31, 2005, we issued 453,143 shares of common stock for marketing and business services.  These services were valued at $1,900,774 based upon the market value of the shares at the date of issuance.  Of those shares issued, 52,391 shares of common stock valued at $190,140 based upon the market value of the shares at the date of issuance related to expenses accrued during the fourth quarter of 2004 since the services were rendered during that period.

The accompanying notes are an integral part of these financial statements

8

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005

1. ORGANIZATIONAL MATTERS

Signalife, Inc. (“we”, “our company” or “Signalife”) is a medical device company focused on researching, developing and marketing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.  Signalife was originally incorporated in Delaware on January 19, 1987. On November 2, 2005, we changed our name to Signalife, Inc. from Recom Managed Systems, Inc.

From our inception we have been considered a development stage company in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”  However, during the fourth quarter of 2006, we commenced our planned operations as we shifted our focus from product development to selling our products, and ceased being a development stage company.

On September 19, 2002, we issued 23,400,000 (7,800,000 pre-split) shares of common stock in exchange for intangible technology (the “Signal Technologies”) to ARC Finance Group, LLC (“ARC Finance Group”).  The issuance of this stock resulted in a change of control, with the new ownership group controlling approximately 85% of the company’s outstanding stock.  At December 31, 2006, ARC Finance Group’s ownership percentage of the company’s outstanding common shares and voting securities remained over 50%.

We are authorized under our Certificate of Incorporation to issue (1) common shares, par value $.001 per share, and (2) shares of preferred stock, par value $.001 per share, of which one class, denominated as series ‘A’ convertible preferred stock, has been designated to date.  We sometime refer to these securities in these financial statements as “common shares”, “preferred shares” and “series ‘A’ preferred shares”, respectively.

2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared by Signalife in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission, including Form 10-KSB and Regulation S-B.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.  The company believes that the disclosures provided are adequate to make the information presented not misleading.

On October 21, 2003, we formed Memonitor, Inc., a Delaware corporation, to act as a vehicle for the prospective application of our technology for the treatment and monitoring of Alzheimer’s, Parkinson’s and related neurological diseases of the brain.  To date, Memonitor has remained a dormant corporation and has not been included in these financial statements.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

3. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles used in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Specifically, our management has estimated the expected economic life and value of our patents, our net operating loss for tax purposes and our stock, option and warrant expenses related to compensation to employees and directors, consultants and investment banks.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of our financial instruments, including accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities.

Cash and Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.  We maintain our cash in bank deposit accounts, which, at times, may exceed federally insured limits.  We have not experienced any losses in such accounts.

Inventory

Inventory at December 31, 2006 consists of work in process and raw materials and is valued at the lower of cost or market on the first-in, first-out basis.

Property and Equipment

We record our property and equipment at historical cost.  We expense maintenance and repairs as incurred.  Depreciation is determined using the straight-line method over three to five years.

Intangible and Long-Lived Assets

We follow SFAS No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets”, which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long lived asset to be held and used.  Long-lived assets to be held and used, which consist of patents and property and

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.  During the years ended December 31, 2006 and 2005, no impairment loss was recognized.

Advertising Costs

Advertising costs are expensed as incurred.  For the years ended December 31, 2006 and 2005, advertising cost were not significant.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable. Our research and development costs consist mainly of payroll and payroll related expenses, consultants, testing and Food and Drug Administration (“FDA”) regulatory expenses.

Net Loss Per Share

We use SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share.  We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Per share basic and diluted net loss attributable to common stockholders amounted to $0.30 and $0.23 for the years ended December 31, 2006 and 2005, respectively. For the years ended December 31, 2006 and 2005, 9,922,128 and 10,343,462 potential shares, respectively, were excluded from the shares used to calculate diluted loss per share as their inclusion would reduce net loss per share (anti-dilutive)

Revenue recognition

We are currently marketing our products and services through our company sales team and independent distributors.  On March 26, 2006, we entered into a Sales and Marketing Services

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

Agreement with Rubbermaid Inc. (“Rubbermaid”), a subsidiary of Newell Rubbermaid Inc., to market our Fidelity 100 Monitor System in the United States on a co-exclusive basis.  In consideration of these rights, Rubbermaid paid Signalife $2,000,000 for the first year of the agreement.  This agreement was subsequently terminated on January 24, 2007 (see Note 13).  Revenue from the exclusivity fee is being recognized over the term of the agreement.  We recognized $1,500,000 as revenue during the year ended December 31, 2006.  The remaining $500,000 of the exclusivity fee is recorded as deferred revenue at December 31, 2006, and will be recognized as income in the first quarter of fiscal 2007.

We generally recognize product sales revenue upon delivery of product unless there are significant post-delivery obligations or collection is not considered probable at the time of sale.  When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled.

Stock Based Compensation

We adopted SFAS No. 123 (Revised 2004), “Share Based Payment,” under the modified-prospective transition method on January 1, 2006.  SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value.  Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006.  SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.  Prior to the adoption of SFAS No. 123R, we accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

Primarily as a result of adopting SFAS No. 123R, we recognized $1,918,884 in share-based compensation expense for the year ended December 31, 2006.  The expense recognized of $1,918,884 relates to the vesting of options issued to employees prior to January 1, 2006 and the options issued during the year ended December 31, 2006 that vested during the same period.  The impact of this share-based compensation expense on the company’s basic and diluted loss per share was $0.05 per share.  The fair value of the company’s stock options was estimated using the Black-Scholes option pricing model.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net loss and loss per share as required by SFAS No. 123R has been determined as if the Company had accounted for its employee stock options under the original provisions of SFAS No. 123.  The fair value of these options was estimated using the Black-Scholes option pricing model.  For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option’s vesting period.  The pro forma expense to recognize during the year ended December 31, 2005 is as follows:

Net loss as reported	$ (8,660,688)
Current period expense included in net loss	—
Stock compensation calculated under SFAS 123	$ (1,309,639)
Pro forma net loss	$ (9,970,327)
Basic and diluted historical loss per share	$ (0.23)
Pro forma basic and diluted loss per share	$ (0.27)
Net loss attributable to common shares, as reported	$ (8,715,608)
Pro forma net loss attributable to common shares	$ (10,025,247)
Basic and diluted historical loss per share attributable to common shares	$ (0.23)
Pro forma basic and diluted loss per share attributable to common shares	$ (0.27)

Pro forma information is computed using the Black-Scholes method at the date of grant of the options based on the following assumptions ranges:  (1) risk free interest rate of 1.42% to 5.0%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 53.84% to 158.48%; and (4) an expected life of the options of 1.5 - 5 years.  The foregoing option valuation model requires input of highly subjective assumptions.  Because common share purchase options granted to employees and directors have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, the existing model does not in the opinion of our management

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

necessarily provide a reliable single measure of fair value of common share purchase options we have granted to our employees and directors.

Income Taxes

Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the difference between the financial statement bases and tax bases of assets and liabilities using enacted tax rates.  A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to, more likely than not, be realized.

Comprehensive Income

A statement of comprehensive income is not presented in our financial statements since we did not have any of the items of other comprehensive income in any period presented.

4. RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.”  SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the company’s first fiscal year that begins after September 15, 2006.  Management believes that this statement will not have a significant impact on the company’s financial statements.

In March 2006, the FASB issued SFAS No. 156 “Accounting for Servicing of Financial Assets.”  SFAS No. 156 amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement: (1) requires an entity to recognize a servicing asset

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract, (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose the ‘amortization method’ or ‘fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS No. 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.   SFAS No. 156 is effective as of the beginning of the company’s first fiscal year that begins after September 15, 2006.  Management believes that this statement will not have a significant impact on the company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any, the adoption of this statement will have on the company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−An amendment of FASB Statements No. 87, 88, 106, and 132(R)."  One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income.  This Statement also requires an employer to measure the funded status of a plan as of the date of its year−end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87.  This Statement

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation.  The company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the company’s financial statements.

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109.”  Fin No. 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information.  The amount of tax benefits to be recognized for a tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  Tax benefits relating to tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met or certain other events have occurred.  Previously recognized tax benefits relating to tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.  Fin No. 48 also provides guidance on the accounting for and disclosure of tax reserves for unrecognized tax benefits, interest and penalties and accounting in interim periods. Fin No. 48  is effective for fiscal years beginning after December 15, 2006.  The change in net assets as a result of applying this pronouncement will be a change in accounting principle with the cumulative effect of the change required to be treated as an adjustment to the opening balance of retained earnings on January 1, 2007, except in certain cases involving uncertainties relating to income taxes in purchase business combinations.  In such instances, the impact of the adoption of Fin No. 48 will result in an adjustment to goodwill.  While our analysis of the impact of adopting Fin No. 48 is not yet complete, management does not currently anticipate it will have a material impact on the company’s financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”),which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

of a materiality assessment.  We adopted SAB 108 in the fourth quarter of 2006 with no impact on our financial statements.

5. PROPERTY AND EQUIPMENT

Our property and equipment as of December 31, 2006 is as follows:

Computer equipment	$ 218,689
Leasehold improvements	66,792
Furniture and fixtures	184,589
Software	35,658
Other equipment	40,787
Total property and equipment	546,515
Accumulated depreciation	266,984
Property and equipment, net	$ 279,531

Depreciation expense amounted to $88,520 and $79,876 during the years ended December 31, 2006 and 2005, respectively.

6. PATENTS AND TECHNOLOGY, INCLUDING RELATED PARTY AMOUNTS

On September 19, 2002, we acquired certain know how, trade secrets and other proprietary intellectual property rights relating to the development of a human biomedical signal amplification equipment and technology from ARC Finance Group, in exchange for 23,400,000 shares of common stock (7,800,000 shares pre-split).  As a result of this transaction, ARC Finance acquired approximately 85% of the company’s outstanding shares at that time.  We have valued the technology and the common stock issued at $78,023, which was ARC Finance Group’s historical cost basis for the patents.

When we acquired the patent, we inherited a licensing agreement and therefore consider the patent to have been placed in service.  We are amortizing our initial patent, valued at $78,023, over an estimated useful life of 7 years.  The aggregate amortization expense will be approximately $33,000 over the next three years, with an expense of approximately $11,000 annually.  The remaining balance in the intangible account consists of additional costs relating to our amplification technology, principally patent application costs.  We have one patent and five patent applications

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

concerning our proprietary amplification technology.  We have recorded the value of our original patent and the additional costs relating to our amplification technology at the historical cost of $640,887, with accumulated amortization of $44,585 as of December 31, 2006.  Amortization expense amounted to $11,147 and $11,146 for the years ended December 31, 2006 and 2005, respectively.

7. INCOME TAXES

We have eliminated substantially all prior net operating loss carryovers due to change of ownership in September 2002. We have provided no current income taxes due to the losses incurred in 2002 through 2006.  Net operating losses for tax purposes of approximately $24,700,000 at December 31, 2006 are available for carryover.  The net operating losses will expire from 2022 through 2026.  We have provided a 100% valuation allowance for the deferred tax benefit resulting from the net operating loss carryover due to our limited operating history since the change of control.  In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.  A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the years ended December 31, 2006 and 2005 follows:

	December 31, 2006	December 31, 2005
Statutory federal income tax rate	(35)%	(35)%
State income taxes, net of federal taxes	(5)%	(5)%
Non-deductible items	9%	9%
Valuation allowance	31%	31%
Effective income tax rate	0%	0%

Significant components of deferred tax assets and liabilities are as follows:

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

	December 31, 2006	December 31, 2005
Deferred tax assets (liabilities):
Net operating loss carryforwards	$ 8,562,872	$ 5,530,517
Tax credits	139,106	139,106
Deferred compensation	143,170	134,272
Depreciation and amortization	(32,118)	(27,526)
Deferred tax assets, net	8,813,030	5,776,369
Valuation allowance	(8,813,030)	(5,776,369)
Net deferred tax assets	$ —	$ —

8. CONTINGENT SETTLEMENT PAYABLE

In conjunction with Dr. Budimir Drakulic becoming our Chief Technology Officer, we reached an agreement-in-principle with Dr. Drakulic to offer to sell common shares to certain individuals in order to protect our rights to the Signal Technologies.  As part of that agreement, we agreed that should we raise more than $2 million in certain offerings, we would pay 4% of the proceeds of those offerings greater than $2 million to those individuals up to a maximum amount of $480,350.  During 2004, we reached settlements with a number of these individuals and the remaining liability related to the agreement as of December 31, 2006 is $21,113, which is included in accounts payable and accrued expenses.

9. PREFERRED STOCK AND WARRANT UNIT OFFERING

From October through December 2003, we raised $5,378,650 in gross proceeds from a private placement to 100 investors effected through Maxim Group, LLC (“Maxim”), a registered broker-dealer, as placement agent, pursuant to which we sold 1,792,975 series ’A’ convertible preferred shares, with each share convertible into one common share; and 896,488 Class ’C’ warrants, each warrant entitling the holder to purchase one common share for $3.75. The proceeds to our company, net of expenses, were approximately $4,806,000.  As an inducement to exercise these warrants, we later voluntarily reduced the exercise price to $3 per share in 2004.

We issued to Maxim, as compensation for acting as placement agent, a warrant exercisable into 179,292 units, each unit comprising one series ‘A’ preferred share and a common share

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

purchase warrant exercisable into one-half common share at $3.75 per share and valued at $238,430 using the Black Scholes model.  The placement agent’s warrant is exercisable at $3.60 per share and expires five years following the date of issuance. As an inducement to exercise these warrants, we later voluntarily reduced the exercise price to $3 per share in 2004.

In accordance with Emerging Issues Task Force (“EITF”) No.00-27, “Application of EITF Issue No. 98-5, ‘Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rates’, to Certain convertible Instruments“, a portion of the proceeds were allocated to the class ‘C’ warrants based on their relative fair value, which totaled $949,121 using the Black Scholes option pricing model.  Further, we attributed a beneficial conversion feature of $896,474 to the series ‘A’ preferred shares based upon the difference between the conversion price of those shares and the closing price of our common shares on the date of issuance.  The assumptions used in the Black Scholes model are as follows:  (1) dividend yield of 0%; (2) expected volatility of 81.16%, (3) weighted average risk-free interest rate of 1.68%, and (4) expected life of 1.5 years as the conversion feature and warrants are immediately exercisable.  Both the fair value of the class ‘C’ warrants and the beneficial conversion feature were recorded as a dividend.

Our series ‘A’ preferred shares carry a liquidation value equal to $3 per share, are senior to all other shares of capital stock now existing or hereinafter created by our company as to dividend and liquidation rights, and have voting rights as if converted into common shares.

Our series ‘A’ preferred shares are required to pay dividends of 8% annually to be paid quarterly either in cash or in the form of additional preferred shares at the discretion of Signalife.  Any series ‘A’ preferred shares issued as a dividend will be valued at $3 per share.  During the years ended December 31, 2006 and 2005, we accrued dividends in the amount of $34,331 and $54,920, respectively.

To date we have elected to pay these dividends in kind through the issuance of additional preferred stock. During the year ended December 31, 2006, we committed to issue a total of 11,443 series ‘A’ preferred shares, valued at $34,331 in satisfaction of the accrued dividends.  During the year ended December 31, 2005, we committed to issue a total of 18,307 series ‘A’ preferred shares valued at $54,920 in satisfaction of the accrued dividends.

Each series ‘A’ preferred shareholder has the option at any time to convert all or any portion of his or her shares into common shares on a one-for-one basis.  We also have the right to force conversion of the series ‘A’ preferred shares into common shares in the event  (1) we list our common shares on a national exchange (NASDAQ, AMEX or NYSE); (2) the common shares underlying the preferred shares are covered by an effective registration statement; (3) the closing

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

bid price for common shares is at least $7.50 for 30 consecutive trading days; and (4) the average trading volume of the common shares during such 30 consecutive trading day period equals or exceeds 30,000 shares per day.

During the years ended December 31, 2006, and 2005, we converted 70,199 and 203,417 series ‘A’ preferred shares into an equivalent number of common shares, respectively.

10. CONVERTIBLE DEBENTURE PAYABLE

On December 29, 2004, we sold an 8% convertible debenture in the amount of $2,000,000 (effective interest rate of 89%) to DKR SoundShore Oasis Holding Fund Ltd. (“Oasis”).  The debenture called for the payment of $400,000 in principal on the debenture in cash on May 16, 2005, June 1, 2005, July 1, 2005, August 1, 2005 and August 31, 2005, respectively, and for payments of interest on the outstanding principal on the debenture in cash on May 10, 2005, June 1, 2005, July 1, 2005, August 1, 2005 and August 31, 2005, respectively.

For so long as the debenture was unpaid, the debenture holder was entitled to convert the debenture into a number of common shares equal to the outstanding principal on the debenture divided by $5.25, such amount representing 105% of the closing price for our common shares on the trading day prior to the sale of the debenture.  We also had the right to pay the principal and interest on the debenture in common shares in lieu of cash provided that we first register those shares with the SEC by filing a registration statement, were not otherwise in default under the debenture, and satisfied certain other conditions including notice requirements.  Principal under the debenture was subject to conversion at the rate of 85% of the average of the three lowest closing prices for those shares during the ten day period prior to the repayment date.  Interest under the debenture was subject to conversion at the rate at 90% of the closing price immediately prior to the payment or delivery date.  Under the terms of the debenture, once the registration statement was declared effective, Signalife would have the right to repay both principal and interest in common shares in lieu of cash so long as we were not otherwise in default under the debenture.  We filed the aforesaid registration statement on January 26, 2005, and on February 14, 2005 the SEC declared the registration statement to be effective.

Pursuant to our right to convert all outstanding principal and interest under the debenture into common shares, we made all payments of interest and principal accrued through August 31, 2005 in common shares, with the exception of interest and principal payments due on June 1, 2005, which we paid in cash.  As a consequence, the debenture was paid in full.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

As a result of the March 31, 2005 equity placement described in Note 11, “Other Stockholders’ Equity Transactions”, we incurred a default penalty of $600,000 at March 31, 2005, which was accrued at March 31, 2005 and recorded as a financing cost in the statement of operations.  We settled this penalty in April 2005, by agreeing to a re-pricing of the warrants described below, from an exercise price of $5.75 per share to an exercise price of $2.40 per share. The increase in the fair value of the warrants resulting from the re-pricing was $226,294 that we recorded a non-cash charge in the statement of operations for 2005.

As additional consideration for the purchase of the debenture, we granted to Oasis warrants entitling it to purchase 275,000 common shares at the price of $5.75 per share, or 115% of the closing price for those shares on the trading day prior to the sale of the debenture.  These warrants lapse if unexercised by December 29, 2009.  A registration rights agreement was executed requiring Signalife to register the shares of its common stock underlying the debenture and warrant so as to permit the public resale thereof.  The debenture provided for the payment of liquidated damages of 2% of the debenture balance per month if the stipulated registration deadlines were not met.  In accordance with EITF 00-27, a portion of the proceeds were allocated to the warrant liability based on its fair value, which totaled $447,570 using the Black-Scholes option pricing model.  The remaining balance was allocated to the convertible debt instrument and was used to compute the beneficial conversion feature.  We attributed a beneficial conversion feature of $408,333 to the convertible debenture based upon the difference between the effective conversion price of those shares and the closing price of our common shares on the date of issuance.  The assumptions used in the Black-Scholes model are as follows:  (1) dividend yield of 0%; (2) expected volatility of 91%, (3) risk-free interest rate of 3.12%, and (4) expected life of 1.5 years. Additionally, we incurred legal costs of $31,660 in connection with the sale of the debenture. The total debt discount of $887,563 has been amortized over the term of the debenture.  During the year ended December 31, 2005, amortization recorded as interest expense amounted to $873,721.

Since the warrant is a contract requiring settlement through the delivery of registered shares, and the delivery of such registered shares was not deemed controllable by Signalife, we recorded the net value of the warrants at the date of issuance as a warrant liability on the balance sheet ($447,570) and included the change in fair value from the date of issuance to December 31, 2004 in other income (expense), in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.  The fair value of the warrant was $578,000 at December 31, 2004.  Upon the registration statement being declared effective on February 14, 2005, we reclassified the fair value of the warrant on that date ($260,000) to equity.  For the year ended December 31, 2005, the change in fair value of the warrant issued with registration rights decreased by approximately $318,000.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

11. OTHER STOCKHOLDERS’ EQUITY TRANSACTIONS

Non-Related Party Equity Transactions

2006

On March 14, 2006, we entered into a two-year consulting agreement with Mr. James M. Lyons.  Under this agreement, Mr. Lyons was to provide consulting services relating to strategic, advisory, marketing and public capital markets matters to Signalife as it rolled-out its technologies, including strategic advisory services, consulting services on mergers and acquisitions, evaluative services on joint venture relationships, general business advice, capital structure consultation, and the configuration and/or additional to management, staff and our board of directors.  After a contractual initiation fee of $15,000 payable to Mr. Lyons, as compensation for services under the agreement, we agreed to (1) pay Mr. Lyons cash compensation of $15,000 per month commencing on the nine-month anniversary date of the agreement, and (2) grant Mr. Lyons stock purchase options entitling him to purchase 450,500 common shares at $2.75 per share.  The fair market value of the shares as of date of grant was $2.89 per share, resulting in a $0.14 discount from market.  The first 150,000 options were to vest on the grant date, while the balance of the options would vest on the second through twenty-fourth monthly anniversary dates to the extent that Mr. Lyons is then providing services as of such dates.  The options were to lapse if not unexercised by March 14, 2011, subject to acceleration and forfeiture provisions. We recorded an expense of $277,871 during the year ended December 31, 2006 related to the fair value of the options that vested during that period, using the Black-Scholes method based on the following assumption ranges:  (1) risk free interest rate of 4.7%-5%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 70%-82%; and (4) an expected life of the options of 1.5-2 years. Subsequently, we declared the contract to be terminated ab initio for, among other things, non-performance, and cancelled all options.

Effective as of April 4, 2006, we entered into a five-year investor relations agreement with American Capital Ventures, Inc.  Under this agreement, American Capital Ventures was to provide consulting services relating to the presentation of our company to interested brokerage firms, hedge funds and institutional investors, coordinate meetings with analysts, assist in preparing and disseminating public relations and marketing materials, and provide advice in connection with financings, mergers acquisitions and buyouts.  The agreement is terminable by either party upon 90 days prior notice.  As compensation for its services, we agreed to pay American Capital Ventures (1) $15,000 cash compensation for each month the agreement remains effective, (2) 60,000 unregistered shares up front to cover American Capital Ventures’ start-up costs, with an additional 440,000 unregistered common shares payable ratably over 36 months to the extent the

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

agreement remains effective; (2) stock purchase options entitling American Capital Ventures to purchase 500,000 common shares at $2.98 per share, reflecting the market price for the shares as of the date of the agreement.  These options vest ratably over 36 months to the extent the agreement remains effective, and lapse if not unexercised by April 4, 2011, subject to acceleration and forfeiture provisions.  During the year ended December 31, 2006 we issued to American Capital Ventures under this agreement an aggregate of 138,225 common shares, valued at $362,188.  Additionally, we recorded an expense of $24,116 during the year ended December 31, 2006 related to the fair value of the stock purchase options that vested during that period, using the Black-Scholes method based on the following assumptions:  (1) risk free interest rate of 5%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 75%; and (4) an expected life of the options of 1.5 years.

On August 24, 2006, we entered into an amendment to the investor relations agreement with American Capital Ventures pursuant to which American Capital Ventures would provide additional services over a six-week period in connection with preparing promotional materials for our athlete wellness program, while deferring compensation for approximately three months with respect to performance of the initial services under the agreement.  As compensation for the additional services, we agreed to pay to American Capital Ventures (1) $30,000 cash compensation, (2) a total of 24,450 unregistered common shares payable in installments over the consulting period; and (3) stock purchase options entitling American Capital Ventures to purchase 55,552 unregistered common shares at $2.98 per share, reflecting the market price for the shares as of the date of the agreement.  These options would lapse on September 30, 2011, subject to acceleration and forfeiture provisions.  During the year ended December 31, 2006, we issued to American Capital Ventures under this amendment an aggregate of 24,450 common shares, valued at $50,905.  Additionally, we recorded an expense of $26,575 during the period related to the fair value of the additional stock purchase options that were granted during that period, using the Black-Scholes method based on the following assumptions:  (1) risk free interest rate of 4.7%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 69%; and (4) an expected life of the options of 1.5 years.

Following non-performance by American Capital Ventures, we determined and notified American Capital Ventures on November 3, 2006, that the aforesaid transaction, as amended, was not valid or legally enforceable at inception, to which American Capital Ventures concurred.  As a consequence, we cancelled all common shares and stock purchase options issued to American Capital.  As a result of this cancellation, the company has reversed the expense related to the issuance of stock and options taken in the quarterly periods ended June 30 and September 30, 2006.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

Effective as of April 23, 2006, we entered into a business consulting agreement with Knights Bridge, GP.   Under this agreement, Knights Bridge is to provide consulting services concerning various business-related matters for a period of approximately five weeks.  As compensation for its services, we paid Knights Bridge 50,000 unregistered common shares, valued at $156,000 based on the market value on the date of the agreement.

Effective as of May 25, 2006, we entered into a two-year consulting agreement with Mr. Willie Gault, through his company Catch-83, G.P., to assist us in promoting our products to the National Football League (“NFL”) and various other professional and amateur teams and associations; subject to our right of the Corporation to terminate the agreement without cause upon 30 days prior notice, and to pay a two-month severance payment in such circumstances.  Under the terms of the agreement, Catch-83 is entitled to receive:  (1) cash compensation of $5,000 per month, to be increased to $7,500 per month upon the development of a testing protocol for the NFL; (2) a $100,000 cash bonus upon five NFL teams adopting the use of the Heart Monitors; (3) the grant of 25,000 five-year common share purchase options exercisable at $1 per share (reflecting a $1.98 per share discount to market) which are fully vested; and (4) the grant of 100,000 fully-vested five-year common share purchase options to be priced at market value upon each of (i) the development of a testing protocol and (ii) five NFL teams adopting the use of the Heart Monitors.  The options to purchase 25,000 are fully vested, and lapse if unexercised on May 25, 2011, subject to acceleration and forfeiture provisions.  We have recorded an expense of $55,348 during the year ended December 31, 2006to reflect the vesting of the 25,000 options using the Black-Scholes method based on the following assumption ranges:  (1) risk free interest rate of 5%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 80%; and (4) an expected life of the options of 1.5 years.  During the year ended December 31, 2006, we also issued a total of 34,604 common shares to Mr. Gault on behalf of Catch-83 in satisfaction of our monthly cash payment obligation under the consulting agreement. We valued these shares at $68,163.

On May 1, 2006, we issued to an employee options to purchase a total of 10,000 common shares at $2.87 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing May 31, 2006, and lapse if unexercised on May 1, 2011, subject to acceleration and forfeiture provisions.

On May 29, 2006, we issued to a new employee as an inducement grant options to purchase a total of 50,000 common shares at $2.19 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing August 19, 2006, and lapse if unexercised on May 29, 2011, subject to acceleration and forfeiture provisions.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

On May 29, 2006, we issued to a new employee as an inducement grant options to purchase a total of 60,000 common shares at $2.19 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing August 19, 2006, and lapse if unexercised on May 29, 2011, subject to acceleration and forfeiture provisions.

On June 1, 2006, we issued to a consultant, Garud Technologies, options to purchase a total of 100,000 common shares at $2.35 per share, reflecting the fair market value of the shares as of that date.  These options were granted pursuant to the terms of a consulting agreement whereby Garud Technologies would provide product development services.  The options vest in equal installments quarterly over a period of two years commencing September 1, 2006, and lapse if unexercised on June 1, 2011, subject to acceleration and forfeiture provisions.  We have recorded an expense of $13,617 during the year ended December 31, 2006 related to the fair value of the options that are expected to vest during that period, using the Black-Scholes method based on the following assumption ranges:  (1) risk free interest rate of 4.7% to 5.0%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 70% to 77%; and (4) an expected life of the options of 1.5 to 2 years.  This consulting agreement was terminated on October 23, 2006, and all unvested options were forfeited.

On June 1, 2006, we issued to two employees options to purchase a total of 100,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing September 1, 2006, and lapse if unexercised on June 1, 2011, subject to acceleration and forfeiture provisions.

On June 6, 2006, we issued to an employee options to purchase a total of 50,000 common shares at $2.35 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing September 6, 2006, and lapse if unexercised on June 6, 2011, subject to acceleration and forfeiture provisions.

On June 14, 2006, we entered into a new investment banking agreement with Maxim Group, LLC, pursuant to this agreement Maxim would provide non-exclusive investment banking, strategic advising and financial advising services to Signalife.  This agreement superceded and replaced an investment banking agreement previously entered into with Maxim on June 10, 2005.  The new agreement provided that we would pay to Maxim a nonrefundable retainer of $100,000, plus twelve monthly retainer payments of $12,500 commencing July 1, 2006. $25,000 of the nonrefundable retainer was paid during the quarter ended September 30, 2006 and the remaining balance of $75,000 was paid prior to December 31, 2006.  As additional compensation under this agreement, we granted Maxim warrants to purchase 750,000 common shares at $2.75 per share, and

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

cancelled 500,000 warrants previously granted on June 10, 2005 in connection with the superceded agreement.  These new warrants contain a cashless exercise provision and lapse, to the extent unexercised, on June 14, 2011.  The warrants vest as follows: 300,000 at grant, 100,000 at December 14, 2006, 150,000 at March 14, 2007 and 200,000 at June 14, 2007.  After taking into consideration the fair value of 500,000 warrants granted on June 10, 2005 which were cancelled, the incremental fair value of the warrants was estimated at $206,710 under the Black-Scholes option-pricing model computed as of the date of grant using the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 75%, (3) weighted-average risk-free interest rate of 5%, and (4) expected life of 1.5 years.  During the current period, we have recorded an expense of $82,684 for the vested warrants.  As an inducement for Maxim and its clients to exercise their warrants, we also repriced certain outstanding common stock purchase warrants granted to Maxim and its clients from an exercise price of $3.00 per share to a new exercise price of $2.50 per share. We have recorded an expense of $95,578 to reflect the incremental fair value of the repriced warrants under the Black-Scholes option-pricing model computed as of the date of modification using the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 75%, (3) weighted-average risk-free interest rate of 5%, and (4) expected life of 1.5 years.

On July 14, 2006, we issued to an employee options to purchase a total of 12,500 common shares at $2.85 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of four years commencing October 14, 2006, and lapse if unexercised on July 14, 2011, subject to acceleration and forfeiture provisions.

On August 15, 2006, we issued to an employee options to purchase a total of 15,000 common shares at $2.09 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of four years commencing November 15, 2006, and lapse if unexercised on August 15, 2011, subject to acceleration and forfeiture provisions.

On September 16, 2006, we issued to an employee options to purchase a total of 25,000 common shares at $2.09 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing January 1, 2007, and lapse if unexercised on September 16, 2011, subject to acceleration and forfeiture provisions.

On October 1, 2006, we issued to an employee options to purchase a total of 50,000 common shares at $2.39 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing December 16, 2006, and lapse if unexercised on October 1, 2011, subject to acceleration and forfeiture provisions

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

On October 13, 2006, we issued to an employee options to purchase a total of 25,000 common shares at $1.76 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing January 13, 2006, and lapse if unexercised on October 13, 2011, subject to acceleration and forfeiture provisions.

On October 31, 2006, we closed several private placements to accredited institutional investors pursuant to which we received gross proceeds of $2,500,000 from Trellus Partners, LP, an existing shareholder, and its affiliates, and $430,000 from three new shareholders through the sale of a total of 1,890,322 common shares priced at $1.55 per share, together with five-year warrants entitling the holders to purchase a total of 756,129 common shares at $2.23 per share.  Maxim Partners, LLC acted as placement agent with respect to procuring the three new shareholders, and was paid a cash commission of $32,250, or 7.5% of the proceeds raised from the new shareholders, plus five-year placement agents warrants entitling it to purchase units comprised of 27,742 common shares at $1.55 per share, plus warrants entitling it to purchase a total of 11,097 common shares at $2.23 per share.

During the year ended December 31, 2006, in addition to the shares described above, we issued in the aggregate 1,877,706 common shares for payroll, legal & professional and business services.  These shares were valued at $3,881,221 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the date of issuance.

2005

Effective February 1, 2005, we issued options to seven non-executive employees entitling them to purchase a total of 92,000 common shares at an exercise price of $4.05 per share, reflecting the fair market value of the shares as of that date.  These options vest quarterly over a period of four year based upon the continuous provision of services and lapse, to the extent not exercised, on January 31, 2010, subject to acceleration and forfeiture provisions.

On March 31, 2005, we closed a private placement wherein we sold a total of 1,562,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 1,500,000 restricted common shares, to Trellus Partners, LP for the sum of $5,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before March 31, 2010.  As part of the transaction, we agreed to file a registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.20 per share should we fail to file the registration statement on a timely basis.  Subsequent to the private placement, we procured an extension of the filing date to

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

June 30, 2005, and filed the registration statement with the SEC on June 29, 2005.  The registration statement was declared effective on July 22, 2005.

On April 8, 2005, we closed a private placement wherein we sold a total of 937,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 900,000 restricted common shares, to Lagunitas Partners LP, Gruber & McBaine International, J. Patterson McBaine and Jon and Linda Gruber for the sum of $3,000,000. The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before April 8, 2010.  As part of the transaction, we agreed to file a registration statement with the SEC within 20 days to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.20 per should we fail to file the registration statement on a timely basis.  Subsequent to the private placement, we procured an extension of the filing date to June 30, 2005, and filed the registration statement with the SEC on June 29, 2005. The registration statement was declared effective on July 22, 2005.

On May 17, 2005, we issued to an employee options to purchase a total of 100,000 common shares at $3.75 per share, reflecting the fair market value of the shares as of that date.  The options vest over a period of eight quarters, and lapse if unexercised on May 17, 2010.

On June 6, 2005, we issued to an employee options to purchase a total of 100,000 common shares at $4.20 per share, reflecting the fair market value of the shares as of that date.  The options vest over a period of eight quarters, and lapse if unexercised on June 6, 2010.

On June 10, 2005, we entered into an investment banking agreement with Maxim Group, LLC.  Pursuant to this agreement, Maxim will provide non-exclusive investment banking, strategic advising and financial advising services to Signalife, and will have certain rights to manage or co-manage any public offering and to participate in future private placements.  As partial compensation under this agreement, we granted Maxim a fully-vested warrant to purchase 500,000 common shares at $4.77 per share.  The warrants, which contain a cashless exercise provision, lapse if unexercised on June 10, 2010. The fair value of the warrants was estimated at $912,986 under the Black-Scholes option-pricing model computed as of the date of grant using the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 98.96%, (3) weighted-average risk-free interest rate of 2.5%, and (4) expected life of 1.5 years.   This warrant was cancelled on June 14, 2006 as part of a new investment banking agreement entered into with Maxim.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

On June 15, 2005, we issued to an employee options to purchase a total of 200,000 common shares at $4.01 per share, reflecting the fair market value of the shares as of that date.  The options vest over a period of four quarters, and lapse if unexercised on June 15, 2010.

On June 27, 2005, we issued to a consultant options to purchase a total of 100,000 common shares at $3.85 per share, in connection with the provision of product development and manufacturing consulting advice.  The options vest over a period of eight quarters, and lapse if unexercised on June 27, 2010.

On July 18, 2005, we issued to an employee options to purchase a total of 25,000 common shares at $3.48 per share.  The options vest over a period of eight quarters, and lapse if unexercised on July 18, 2010.

On August 15, 2005, we issued to an employee options to purchase a total of 100,000 common shares at $3.30 per share.  The options vest over a period of sixteen quarters, and lapse if unexercised on August 15, 2010.

On September 16, 2005, we issued to an employee options to purchase a total of 5,000 common shares at $3.90 per share, reflecting the fair market value of the shares as of that date.  The options vest over a period of four quarters, and lapse if unexercised on September 15, 2010, subject to acceleration and forfeiture provisions.

On October 3, 2005, we issued to an employee options to purchase a total of 50,000 common shares at $3.25 per share, reflecting the fair market value of the shares as of that date.  The options vest over a period of eight quarters, and lapse if unexercised on October 3, 201, subject to acceleration and forfeiture provisions, subject to acceleration and forfeiture provisions.

During the year ended December 31, 2005, we issued in the aggregate 406,072 common shares for business services.  These services were valued at $1,386,576 based upon the fair market value of the shares determined as the closing stock price at the date of issuance.

During the year ended December 31, 2005, we issued an aggregate of 584,711 shares of common stock in payment of $1,600,000 of principal amount of the convertible debt described in Note 10 plus accrued interest of $75,111.  Since the stock was issued at a discount to market value, we recorded a financing cost of $336,610 attributable to the discount.

During the year ended December 31, 2005, we issued 54,166 common shares upon exercise of an equivalent number of class “C” warrants, for cash proceeds of $162,498.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

Equity Transactions With Current or Prospective Officers, Directors and Other Related Parties

2006

On January 3, 2006, we issued to a director, Ms. Jennifer Black, as compensation for further serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $2.70 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 3, 2006, and lapse if unexercised on January 2, 2011, subject to acceleration and forfeiture provisions.

On January 20, 2006, we issued to a director, Ms. Jennifer Black, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.90 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 20, 2006, and lapse if unexercised on January 19, 2011, subject to acceleration and forfeiture provisions.

On April 15, 2006, we issued to a director, Ms. Pamela M. Bunes, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.11 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 15, 2006, and lapse if unexercised on April 15, 2011, subject to acceleration and forfeiture provisions.

On April 18, 2006, we issued to a director, Mr. Rodney Hildebrandt, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.05 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 18, 2006, and lapse if unexercised on April 18, 2011, subject to acceleration and forfeiture provisions.

On June 6, 2006, we issued to a director, Mr. Lowell T. Harmison, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing September 6, 2006, and lapse if unexercised on June 6, 2011, subject to acceleration and forfeiture provisions.

On June 6, 2006, we issued to a director, Mr. Rowland Perkins, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  One-half of these options vested upon grant, reflecting prior service on the committee since November 1, 2005, while the balance

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

vest in two equal installments on August 1, 2006 and November 1, 2006, subject to acceleration and forfeiture provisions.

On July 29, 2006, we issued to a director, Ms. Norma Provencio, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing October 29, 2006, and lapse if unexercised on July 29, 2011, subject to acceleration and forfeiture provisions.

On August 8, 2006, we issued to a director, Ms. Norma Provencio, as compensation for further serving as the chairman of the audit committee of our board of directors, options to purchase 30,000 common shares at $2.46 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.

On August 8, 2006, we issued to each of two directors, Ms. Jennifer Black and Mr. Rowland Perkins, as compensation for further serving on the audit committee of our board of directors, options to purchase 28,000 common shares at $2.46 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.

On August 8, 2006, we issued to each of three directors, Mr. Rowland Perkins, Mr. Ellsworth Roston, and Ms. Jennifer Black, as compensation for further serving on the compensation committee of our board of directors, options to purchase 5,000 common shares at $2.46 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.

On August 23, 2006, we issued to a director, Mr. Rowland Perkins, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.11 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 23, 2006, and lapse if unexercised on August 23, 2011, subject to acceleration and forfeiture provisions.

On June 26, 2006, we agreed with extend the loan-out agreement with B World Technologies pursuant to which Dr. Budimir Drakulic provides his services as our Chief Technology Officer for a period of ten years until June 26, 2016, subject to our review of compensation payable to B World Technologies.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

On October 2, 2006, upon review and modification of the loan-out agreement with B World Technologies pursuant to which Dr. Budimir Drakulic provides his services as our Chief Technology Officer, we granted to B World Technologies an additional 350,000 common shares outright, and also granted it options entitling it to purchase an additional 300,000 common shares at $6 per share, reflecting a premium to market.  We also agreed to grant to B World Technologies an additional 200,000 common shares on October 2, 2008 in the event that Dr. Drakulic is then employed, and the price for our common shares is at least $3 per share, provided that if the total value of such shares as of such date exceeds $750,000, then such lesser number of shares shall be granted with a value of $750,000.  On November 14, 2006, in view of additional responsibilities assumed by B World Technologies through Dr. Drakulic and further modification of the loan-out agreement, we granted to B World Technologies an additional 520,000 common shares while cancelling the obligation to issue it the aforesaid 300,000 common shares and 200,000 common share purchase options.

On October 23, 2006, we issued to a director, Mr. Charles Harrison, as compensation for joining our board of directors, options to purchase 50,000 common shares at $1.61 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 23, 2007, and lapse if unexercised on October 23, 2011, subject to acceleration and forfeiture provisions.

On October 23, 2006, we issued to a director, Mr. Charles Harrison, as compensation for joining the audit committee our board of directors, options to purchase 25,000 common shares at $1.61 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 23, 2007, and lapse if unexercised on October 23, 2011, subject to acceleration and forfeiture provisions.

On November 1, 2006, we issued to a director, Mr. Ellsworth Roston, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $1.62 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 1, 2006, and lapse if unexercised on October 31, 2011, subject to acceleration and forfeiture provisions.

2005

On January 3, 2005, we granted to each of three directors, Marvin Fink, Ellsworth Roston and Robert Koblin, as compensation for serving on the compensation committee of our board of directors, options to purchase 5,000 common shares at $5.05 per share, reflecting the fair market

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

value of the shares as of that date. The options vest quarterly over a period of one year, and lapse if unexercised on January 2, 2010, subject to acceleration and forfeiture provisions.

On January 3, 2005, we granted to each of two directors, Jennifer Black and Ellsworth Roston, as compensation for serving on our audit committee, options to purchase 10,000 common shares at $5.05 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year, and lapse if unexercised on January 2, 2010, subject to acceleration and forfeiture provisions.

On January 20, 2005, we issued to a director, Ms. Jennifer Black, as compensation for serving on our board of directors, options to purchase 28,000 common shares at $3.95 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year, and lapse if unexercised on January 19, 2010, subject to acceleration and forfeiture provisions.

On March 22, 2005, we issued to a director at such time, Ms. Lucy Duncan-Scheman, as compensation for joining and serving on our board of directors, options to purchase 50,000 common shares at $3.10 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year, and lapse if unexercised on March 21, 2010, subject to acceleration and forfeiture provisions.

On April 15, 2005, we issued to Ms. Pamela Bunes, in connection with her entering into an employment agreement as our Chief Executive Officer, options to purchase 750,000 common shares at $3 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly in tranches of 37,500 shares per quarter over the five year term of the employment agreement based upon the continuous provision of services by Ms. Bunes, and lapse to the extent unexercised on April 15, 2010 with respect to the first sixteen quarterly tranches, and April 15, 2011 with respect to the final four quarterly tranches.

On April 18, 2005, we issued to Mr. Rodney Hildebrandt, in connection with his entering into an employment agreement as our Chief Operating Officer, options to purchase 1,000,000 common shares at $3.10 per share, reflecting the fair market value of the shares as of that date  The right to exercise the option vests quarterly in tranches of 62,500 shares per quarter over four years based upon the continuous provision of services by Mr. Hildebrandt, and lapse to the extent unexercised on April 18, 2010.

On June 6, 2005, we issued to one director, Dr. Lowell T. Harmison, as compensation for serving on our board of directors, options to purchase 28,000 common shares at $4.20 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year, and lapse if unexercised on June 6, 2010.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

On July 22, 2005, we issued to each of two directors, Ms. Pamela Bunes and Mr. Rodney Hildebrandt, as compensation for serving on our board of directors, options to purchase 50,000 common shares at $3.43 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing March 21, 2005, and lapse if unexercised on March 21, 2010.

On July 22, 2005, we issued to each of two directors, Ms. Lucy Duncan-Scheman and Jennifer Black, as compensation for serving on our audit committee, options to purchase 10,000 common shares at $3.43 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year retroactive to March 21, 2005, and lapse if unexercised on March 21, 2010.

On July 22, 2005, we issued to a director, Ms. Lucy Duncan-Scheman, as compensation for serving on our compensation committee, options to purchase 5,000 common shares at $3.43 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year retroactive to March 21, 2005, and lapse if unexercised on March 21, 2010.

On July 29, 2005, we issued to a new director, Ms. Norma Provencio, as compensation for joining on our board of directors, options to purchase 50,000 common shares at $3.34 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 29, 2005, and lapse if unexercised on July 29, 2010.

On July 29, 2005, we issued to a new director, Ms. Norma Provencio, as compensation for joining on our audit committee, options to purchase 10,000 common shares at $3.34 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 29, 2005, and lapse if unexercised on July 29, 2010.

On August 23, 2005, we issued to a director, Mr. Rowland Perkins, as compensation for joining on our board of directors, options to purchase 50,000 common shares at $3.45 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 23, 2005, and lapse if unexercised on August 23, 2010.

On November 1, 2005, we issued to a director, Mr. Ellsworth Roston, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.18 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 1, 2005, and lapse if unexercised on October 31, 2010, subject to acceleration and forfeiture provisions.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

12.  COMPENSATORY OPTIONS AND WARRANTS OUTSTANDING

Stock Plans

On November 1, 2002, our Board of Directors approved the establishment of the 2002 Stock Plan (the “2002 Stock Plan”).  Our shareholders approved the plan on June 5, 2003.  The total number of common shares available for grant and issuance under the plan may not exceed 6,000,000 (2,000,000 pre-split) shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.  Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the committee or the Board of Directors.  At December 31, 2006, there were there were 3,938,500 common shares issued or reserved for issuance under the 2002 Stock Plan, and 536,396 common shares available for issuance.

On March 31, 2003, our Board of Directors approved the establishment of the 2003 Nonqualified Stock Option And Stock Plan (the “2003 Stock Plan”).  The 2003 Stock Plan allows the Board to grant common stock purchase options or issue free-trading or restricted common stock from time to time to our employees, officers, directors and consultants.  The total number of common shares available for grant and issuance under the plan may not exceed 1,500,000 (500,000 pre-split) shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.  Options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors.  Options granted under the 2003 Stock Plan will not qualify under Section 422 of the Internal Revenue Code as incentive stock options.  At December 31, 2006, there were there were no common shares issued or reserved for issuance under the 2003 Stock Plan, and 8,251 common shares available for issuance.

On May 30, 2006, our Board of Directors and majority stockholder adopted the Signalife, Inc. 2006 Omnibus Equity Compensation Plan (the “2006 Stock Plan”), which was formally implemented by the company on June 5, 2006.  The 2006 Stock Plan is an evergreen plan pursuant to which the company will maintain the stock pool (including shares reserved for prospective issuance) at 15% of the company’s outstanding common shares.  The pool is adjusted at the end of every quarter to reflect any increases in outstanding common shares. At December 31, 2006, the size of the pool was 6,386,388 common shares based upon the total number of common shares outstanding as of that date.  At December 31, 2006, there were there were 370,563 common shares issued or reserved for issuance under the 2003 Stock Plan (subject to approval of the issuance of the shares for issuance by AMEX upon exercise of the underlying options), and 6,015,825 common shares available for issuance.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

Stock Purchase Options And Warrants Issued

The following table summarizes information with respect to common stock issuable under all stock purchase options and warrants issued by the company for the years ended December 31, 2006 and 2005, including common share equivalents issuable under series ’A’ preferred share purchase warrants:

	December 31, 2006		December 31, 2005
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Outstanding at beginning of the year	10,150,853	$ 2.43	4,658,894	$ 2.27
Granted during the year	2,866,469	$ 1.86	6,091,000	$ 2.72
Exercised during the year	-	$ -	(54,166)	$ 3.00
Forfeited, cancelled ,lapsed or expired during the year	(3,095,194)	$ 2.44	(544,875)	$ 4.24
Outstanding at end of the year	9,922,128	$ 2.44	10,150,853	$ 2.43
Exercisable at end of the year	8,689,690	$ 2.27	7,657,353	$ 2.24

The number and weighted average exercise prices of all common shares and common share equivalents issuable under and stock purchase options and warrants outstanding as of December 31, 2005 and 2004 is as follows:

Range of Exercise Prices	Remaining Number Outstanding	Weighted Average Contractual Life (Years)	Weighted Average Exercise Price
$0.01 to $0.99	1,197,000	1.2	$ 0.92
$1 to 1.99	3,030,742	2.9	$ 1.61
$2 to 2.99	2,029,790	3.6	$ 2.39
$3 to $3.99	3,103,096	2.7	$ 3.14

SIGNALIFE, INC.

Notes To Financial Statements

For The Years Ended December 31, 2006 And 2005

(Continued)

$4 to $4.99	499,000	2.9	$ 4.14
$5 to $5.99	27,500	3.0	$ 5.05
$6 to $6.99	35,000	2.4	$ 6.20

13. LEGAL PROCEEDINGS

On March 30, 2006, a complaint was filed in the Los Angeles County Superior Court against Signalife, each of its current directors, ARC Finance Group, Tracey Hampton, Mitchell Stein, and Atlas Stock Transfer Corporation, entitled Marvin Fink, individually, and Marvin Fink as Trustee of the Fink Family Trust, Plaintiffs, vs. Signalife, Inc., et al, Defendants.  In the complaint, Mr. Fink alleges various causes of action including, without limitation, breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, deceit, fraud, and negligence, and seeking damages and a mandatory injunction forcing Signalife to accept a legal opinion letter from Mr. Fink's legal counsel and to remove a restrictive legend from his Signalife common shares.  The gravamen of the complaint is that the defendants induced Mr. Fink to enter into an employment agreement with Signalife in 2002 providing for payment of compensation in the form of 2,100,000 shares of restricted stock, but have since refused to remove the restrictive legend from the shares to allow Mr. Fink to sell the shares on the public market under SEC Rule 144.  Signalife believes that Mr. Fink's claims are without basis and is vigorously defending the action.  On May 30, 2006, the company and other defendants filed Demurrers and Special Motions to Strike attacking each cause of action and the complaint as a whole as legally deficient and lacking in evidentiary support, and seeking dismissal of the action in its entirety on this and other grounds.  A Motion to Quash challenging personal jurisdiction was also filed on behalf of certain of the individual defendants, which the Court granted, resulting in dismissal of four directors from the suit.  Subsequently, plaintiffs filed a First Amended Complaint, to which defendants filed renewed Demurrers and Special Motions to Strike.  At a hearing held on September 1, 2006, the Court denied defendants' Special Motions to Strike, and granted in part and denied in part the Demurrers, with leave to amend.  Defendants filed a Notice of Appeal of the Court's ruling denying their Special Motions to Strike which has resulted in a stay of the lawsuit pending the appeal.  Fink filed a motion to dismiss the appeal as frivolous and a motion for sanctions, which the Court of Appeal summarily denied, and the appeal remains pending.  While Signalife denies any liability to Mr. Fink and intends to vigorously contest Mr. Fink’s claims, we cannot make an evaluation of the likely outcome of the case or the amount or range of any possible loss or recovery.  Based upon certain actions of Mr. Fink the company is currently investigating, the company shall seek a determination

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

or shall use self-help to issue a stop transfer notification on all of Mr. Fink’s shares for fraud and breach of contract.  To date, neither of these remedies have been pursued yet by the company.

On January 24, 2007, Signalife filed a complaint in the General Court of Justice of the State of North Carolina captioned Signalife, Inc., plaintiff, vs Rubbermaid Inc., Newell Rubbermaid Inc., Gary Scott and David Hicks, Superior Court Division of the General Court of Justice of the State of North Carolina, County of Mecklenburg, alleging fraud, breach of fiduciary duty, breach of contract and unfair trade practices, and seeking damages of $20 million.  Signalife’s complaint is grounded in the failure and refusal of Rubbermaid, Inc. (“Rubbermaid”), a subsidiary of Newell Rubbermaid Inc., as Signalife’s exclusive third-party agent under a Sales and Marketing Services Agreement (the “Marketing Agreement”) entered into with Rubbermaid on March 26, 2006, to put together at its cost a national sales force to market Signalife’s Fidelity 100 Monitor System, and to advertise and otherwise use commercially reasonable efforts to vigorously promote the sale and marketing of the Fidelity 100, as required under the Marketing Agreement.  Rubbermaid concurrently filed a complaint against Signalife on January 24, 2007 in the United States District Court of North Carolina captioned Rubbermaid Incorporated, plaintiff, vs. Signalife, Inc., defendant; United States District Court, Western District, North Carolina, alleging negligent misrepresentation, breach of representation and warranty, and breach of contract, and seeking damages in excess of $75,000.  Rubbermaid’s principal factual allegation is that Signalife failed to meet projections that the company would independently sell 300 Fidelity 100 units in 2006.  Rubbermaid makes this assertation notwithstanding that there is no representation, covenant or undertaking in the extensive, comprehensive and thoroughly negotiated Marketing Agreement requiring Signalife to sell any Fidelity 100 units whatsoever, much less 300 units, and that the Marketing Agreement also contains an integration clause that would preclude Rubbermaid from making any such claim if not otherwise contained in the agreement.  Rubbermaid also alleges, without providing any support, that the Fidelity 100 was not commercially ready for sale.  Rubbermaid makes this assertation notwithstanding extensive product due diligence by Rubbermaid in entering into the Marketing Agreement, the fact that Signalife has been actively selling the units through its in-house sales staff, and the fact that Signalife has provided to Rubbermaid extensive documentation as to all operational and technical issues, including attestation as to the commercial use and results of the Fidelity 100 by a number of physicians who use the units in their practices.  Signalife denies the validity of Rubbermaid’s allegations, and believes that they are merely a pretext raised by Rubbermaid in anticipation of Signalife’s complaint, and to otherwise enable Rubbermaid to avoid performing its obligations under the Marketing Agreement (which Signalife had previously estimated in its SEC filings would cost Rubbermaid approximately $4-5 million to perform). On January 29, 2007, Signalife filed a motion in Rubbermaid's federal court lawsuit to dismiss that lawsuit or, in the alternative, stay the lawsuit pending the resolution of the lawsuit filed in state

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

court by Signalife.  The federal court has not ruled on Signalife's motion to dismiss/stay.  On February 2, 2007, Rubbermaid removed Signalife's state court lawsuit to federal court, claiming diversity of citizenship jurisdiction.  On February 27, 2007, Signalife filed a motion to remand the case back to the state court.  The federal court has not ruled on Signalife's motion to remand.  While Signalife denies any liability to Rubbermaid and intends to vigorously contest Rubbermaid claims and also intends to pursue the company’s claims, we cannot make an evaluation of the likely outcome of the case or the amount or range of any possible loss or recovery.

14. COMMITMENTS AND CONTINGENCIES

The Company currently leases its office space located in Greenville, South Carolina under a non-cancelable operating lease that expires in June 2008.  The Company also leases office space in Studio City, California under a month-to-month lease.  The company may terminate this lease upon 30 days’ notice and the payment of two months’ rent.

Future minimum lease payments under non-cancelable operating leases with initial or remaining terms of one year or more are as follows:

Operating Leases
Year ending December 31,
2007	$ 45,109
2008	38,779
$ 83,888

Rent expense for the years ended December 31, 2006 and 2005 was $186,963 and $153,563, respectively.

The company has employment agreements with certain executive officers, the terms of which expire at various times through April 2010.  Such agreements provide for minimum salary levels adjusted for performance based on review by our board of directors.  The aggregate commitment for future salaries at December 31, 2006, excluding bonuses, was $530,000.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

15. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2006 and 2005, we incurred legal fees to a law firm of which one of our directors, Mr. Ellsworth Roston, is a partner.  The fees incurred for years ended December 31, 2006 and 2005 were $233,743 and $162,603, respectively.  Of these amounts, $179,404 and $108,509, respectively, were capitalized as patent costs.

On January 21, 2005, we entered into a consulting agreement with Dr. Lowell T. Harmison, one of our directors, in connection with the provision of his services in evaluating the applicability of our technology to the EEG market.  Under this agreement, we acknowledged that Dr. Harmison had previously provided services for this project for which we compensated him with the sum of $70,000 in registered common shares, and that Dr. Harmison would provide an additional $84,000 in services, payable at the rate of $14,000 per month, to complete the project over a six month term. An additional $14,000 was paid, covering a seventh month of service.

16. SUBSEQUENT EVENTS

On January 25, 2007, we entered into a Loan Agreement with S.E.S. Capital, LLC (“SES Capital”), an accredited investor, pursuant to which SES Capital has established a credit line in the amount of $10 million under which Signalife may draw down advances at any time over a three-year term.  Interest will accrue on any advance at the rate of 7% per annum.  Under the Loan Agreement, SES Capital will at all times maintain $1 million in a bank account under which Signalife may withdraw the advances, and Signalife may withdraw up to $100,000 with respect to each such advance.  When Signalife withdraws an advance, SES Capital will have 30 days to replenish the account.  Principal and interest is payable in a balloon payment on February 25, 2010, although Signalife may pay off principal and interest at any time without penalty.  To date, we have made one $100,000 draw against the line of credit, and have notified the lender that we will continue borrowing over the next several months.

Signalife reserves the right at any time to fully or partially convert unpaid principal and interest into common shares at a conversion rate equal to $3.15 per share or, if greater, the fair market value of those shares on AMEX as of the date of a draw request.  As additional compensation for any conversion, Signalife will issue SES Capital a five-year warrant entitling it to purchase a number of common shares equal to 25% of the shares received upon conversion at the same price as the conversion price.  These warrants are subject to standard capital adjustments, but do not contain price adjustments predicated on future offerings, including weighted-average or full-ratchet price adjustments.

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

As compensation for the extension of the credit line, Signalife has agreed to immediately issue to SES Capital a five-year warrant entitling it to purchase 200,000 common shares at $2.15 per share, reflecting a 12% premium to the fair market value of those shares on AMEX as of the date of the Loan Agreement.  These warrants are subject to standard capital adjustments, but do not contain price adjustments predicated on future offerings, including weighted-average or full-ratchet price adjustments.

Under the Loan Agreement, we are obligated to use our best efforts to file a registration statement with the SEC to register the common shares sold and the common shares issuable upon the conversion of the warrants within 90 days of demand therefore by SES Capital, and to cause such registration statement to be declared effective by the SEC within four months of filing.  In the event that we fail to satisfy those obligations, then SES Capital will be entitled, as its sole remedy, to net issue or “cashless” exercise rights under the warrants.

On February 13, 2007, as additional compensation under a consulting agreement, we issued options to a consulting physician entitling him to purchase a total of 200,000 common shares at $1.92 per share, reflecting the seven-day average closing price for those shares on AMEX, in connection with the provision of technical advice and assistance relating to the marketing of our products.  The options vest one-half upon grant and the balance on May 13, 2007, and lapse if unexercised on February 12, 2011.

On March 6, 2007, as additional compensation under a consulting agreement, we issued options to a consulting physician entitling him to purchase a total of 200,000 common shares at $1.92 per share, reflecting the fair market value of the shares as of that date, in connection with the provision of technical advice and assistance relating to the marketing of our products.  The options were fully vested upon grant, and lapse if unexercised on March 5, 2011.

In March 2007, we issued 500,000 common shares to MDJ Corp. as compensation for services provided for the first quarter of fiscal 2007 under an Investor Relations Agreement with MJD Corp dated effective January 1, 2007.  Under this agreement, MJD handles all investor relations and media matters for the company, including arrangement of interviews and the purchase, placement and distribution of media time.

Since January 1, 2007, pursuant to a previously negotiated arrangement that had been suspended during the Rubbermaid negotiations and contractual undertakings, we have issued a total of 696,853 common shares to or for the benefit of the principal of The Silve Group as compensation for the provision of product marketing and distribution services rendered by that company during the first quarter of fiscal 2007 in connection with organizing, introducing us to and procuring

SIGNALIFE, INC. Notes To Financial Statements For The Years Ended December 31, 2006 And 2005 (Continued)

specific international sales and distribution channels, partners and relationships.  The contractual relationship did not take effect until the beginning of 2007, when Signalife requested that the company begin performing services.

Since January 1, 2007, a total of 881,820 common shares were issued to or for the benefit of the principal of Performance Capital Corp as compensation for the provision of strategic advisory and planning services rendered by that corporation during the first quarter of fiscal 2007.

SIGNALIFE, INC.

INTERIM FINANCIAL STATEMENTS
FOR THE
THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

(UNAUDITED)

Contents

 -

SIGNALIFE, INC. Balance Sheet September 30, 2007 (Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 1,480,157
Inventory	147,513
Prepaid sales commissions	660,000
Prepaid expenses and other current assets	23,400
Total current assets	2,311,070
Prepaid sales commissions	1,977,251
Property and equipment, net of accumulated depreciation of $335,598.	222,422
Intangible – patents, including related party amounts, net of accumulated amortization of $52,994	588,543
TOTAL ASSETS	$ 5,099,286
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 517,052
Due to related party	200,000
Line of credit	205,686
Total liabilities	922,738
Commitments and contingencies	—
Stockholders’ equity:
Series ’A’ convertible preferred stock, $.001 par value; 10,000,000 shares authorized; 14,574 shares issued and outstanding	14
Series ’A’ convertible preferred stock to be issued for accrued dividends, 40,764 shares	41
Common stock, $0.001 par value; 100,000,000 shares authorized; 52,286,225 shares issued and outstanding	52,287
Additional paid-in capital	49,503,214
Accumulated deficit	(45,379,008)
Total stockholders’ equity	4,176,548
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 5,099,286

The accompanying notes are an integral part of these financial statements

1

SIGNALIFE, INC. Statements Of Operations For The Three And Nine Months Ended September 30, 2007 And 2006 (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Product sales	$ —	$ —	$ —	$ —
Cost of products sold	—	—	—	—
Gross profit	—	—	—	—
Operating expenses:
Research and development	386,280	264,275	1,009,011	692,388
General and administrative	2,622,678	2,074,058	10,130,880	7,441,667
Total operating expenses	3,008,958	2,338,333	11,139,891	8,134,055
Loss from operations	(3,008,958)	(2,338,333)	(11,139,891)	(8,134,055)
Other income:
Exclusivity fee income	—	500,000	500,000	1,000,000
Interest income	5,500	22,160	59,539	91,191
Total other income	5,500	522,160	559,539	1,091,191
Loss before provision for income taxes	(3,003,458)	(1,816,173)	(10,580,352)	(7,042,864)
Provision for income taxes	—	—	—	—
Net loss	(3,003,458)	(1,816,173)	(10,580,352)	(7,042,864)
Preferred dividend	3,248	7,713	14,457	26,464
Net loss attributable to common stockholders	$ (3,006,706)	$ (1,823,886)	$ (10,594,809)	$ (7,069,328)
Basic and diluted loss per share	$ (0.06)	$ (0.05)	$ (0.23)	$ (0.18)
Weighted average shares outstanding— basic and diluted	49,679,442	39,236,981	46,234,610	38,950,260

The accompanying notes are an integral part of these financial statements

2

SIGNALIFE, INC. Statement Of Stockholders’ Equity For The Nine Months Ended September 30, 2007 (Unaudited)

	Common Stock		Series ‘A’ Convertible Preferred Stock		Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2006	42,413,248	$ 42,413	97,909	$ 98	35,944	$ 36	$ 37,700,728	$ (6,489)	$ (34,798,656)	$ 2,944,619
Issuance of common stock for cash	2,956,830	2,957	—	—	—	—	1,997,043		—	2,000,000
Issuance of common stock as equity line commitment fee	1,418,900	1,419	—	—	—	—	(1,419)	—	—	—
Issuance of common stock for services	5,413,912	5,414	—	—	—	—	7,897,507	—	—	7,902,921
Fair value of employee options	—	—	—	—	—	—	1,098,346	—	—	1,098,346
Options and warrants issued for services	—	—	—	—	—	—	811,014	—	—	811,014
Series ’A’ preferred stock accrued dividends	—	—	—	—	—	—	(14,457)	—	—	(14,457)
Shares for series ’A’ preferred dividends	—	—	—	—	4,820	5	14,452	—	—	14,457
Conversion of series ’A’ preferred stock	83,335	84	(83,335)	(84)	—	—	—	4,985	—	—
Net loss	—	—	—	—	—	—	—	—	(10,580,352)	(10,580,352)
Balance September 30, 2007	52,286,225	$ 52,287	14,574	$ 14	40,764	$ 41	$ 49,503,214	—	$ (45,379,008)	$ 4,176,548

(continued on next page)

The accompanying notes are an integral part of these financial statements

3

SIGNALIFE, INC. Statements Of Cash Flows For The Nine Months Ended September 30, 2007 And 2006 (Unaudited)

	For the Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (10,580,352)	$ (7,042,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	77,023	74,810
Amortization of deferred compensation	—	1,504
Stock issued for services	7,902,921	1,697,860
Options and warrants issued for services	811,014	570,981
Fair value of stock options under SFAS 123R	1,098,346	1,501,066
Changes in assets and liabilities:
Inventory	7,958	(131,866)
Prepaid expenses and other currents assets	(2,558,320)	(227,406)
Accounts payable and accrued expenses	(558,616)	438,403
Deferred revenue	(500,000)	1,000,000
Net cash used in operating activities	(4,300,026)	(2,117,512)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,505)	(71,134)
Capitalized patent cost	(650)	(115,503)
Net cash used in investing activities	(12,155)	(186,637)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	205,686	—
Advance from related party	200,000	—
Proceeds from sale of common stock	2,000,000	—
Net cash provided by financing activities	2,405,686	—

(continued on next page)

The accompanying notes are an integral part of these financial statements

4

SIGNALIFE, INC. Statements Of Cash Flows For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

	For the Nine Months Ended September 30,
	2007	2006

Net decrease in cash and cash equivalents	(1,906,495)	(2,304,149)
Cash and cash equivalents, beginning of period	3,386,652	4,776,277
Cash and cash equivalents, end of period	$ 1,480,157	$ 2,472,128

Supplemental Cash Flow Information:

Signalife paid $0 and $1,973 in interest for the nine month interim periods ended September 30, 2007 or 2006, respectively.  Signalife paid no income taxes for the nine month interim periods ended September 30, 2007 or 2006.

Supplemental Investing and Financing Activities:

For the nine month interim periods ended September 30, 2007 and 2006, the company has accrued $14,457 and $26,464, respectively, in dividends related to its series “A” preferred stock.  Such dividends are a non-cash charge as they will be paid in-kind.

During the nine month interim periods ended September 30, 2007 and 2006, 83,335 and 70,199 shares of common stock, respectively, were issued upon conversion of an equivalent number of shares of series “A” preferred stock.

The accompanying notes are an integral part of these financial statements

5

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited)

1. ORGANIZATIONAL MATTERS

Signalife, Inc. (“we”, “our company” or “Signalife”) is a medical device company focused on researching, developing and marketing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.  Signalife was originally incorporated in Delaware on January 19, 1987. On November 2, 2005, we changed our name to Signalife, Inc. from Recom Managed Systems, Inc.

During the fourth quarter of 2006, we commenced our planned operations as we shifted our focus from product development to selling our products.  Prior to that from our inception, we were a  development stage company in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”

On September 19, 2002, we issued 23,400,000 (7,800,000 pre-split)  common shares in exchange for intangible technology (the “Signal Technologies”) to ARC Finance Group, LLC (“ARC Finance Group”).  The issuance of this stock resulted in a change of control, with the new ownership group controlling approximately 85% of the company’s outstanding stock.  At September 30, 2007, ARC Finance Group’s ownership percentage of the company’s outstanding common shares and voting securities was approximately 44.8%.

We are authorized under our Certificate of Incorporation to issue (1) common shares, par value $.001 per share, and (2) shares of preferred stock, par value $.001 per share, of which one class, denominated as series ’A’ convertible preferred stock, has been designated to date.  We sometime refer to these securities in these financial statements as “common shares”, “preferred shares” and “series ’A’ preferred shares”, respectively.

2. BASIS OF PRESENTATION

The accompanying interim unaudited financial statements have been prepared by Signalife in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission, including Form 10-QSB and Regulation S-B.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and disclosures normally present in annual audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations.  The company believes that the disclosures

.

6

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

provided are adequate to make the information presented not misleading.  These accompanying interim unaudited financial statements and these explanatory notes should be read in conjunction with the audited annual financial statements and accompanying explanatory notes for the year ended December 31, 2006 as disclosed in the company’s 10-KSB for that year as filed with the SEC, as such report may be amended.

The results of the nine month interim periods ended September 30, 2007 are not necessarily indicative of the results to be expected for the pending twelve-month period ending December 31, 2007.

3. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles used in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Specifically, our management has estimated the expected economic life and value of our patents, our net operating loss for tax purposes and our stock, option and warrant expenses related to compensation to employees and directors, consultants and investment banks.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of our financial instruments, including accounts payable, accrued expenses and line of credit, the carrying amounts approximate fair value due to their relatively short maturities.

Cash and Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.  We maintain our cash in bank deposit accounts, which, at times, may exceed federally insured limits.  We have not experienced any losses in such accounts.

Prepaid Sales Commissions

During the nine month interim period ended September 30, 2007, the company issued to The Silve Group a total of 1,546,583 common shares valued at $2,637,251.  The issuance of these shares was an advance against future commissions to be earned by The Silve Group and, as the shares issued

7

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

represent fully vested, non-forfeitable equity instruments (notwithstanding that the Silve Group may have a monetary reimbursement obligation), they are recorded as an asset in the accompanying balance sheet in accordance with Emerging Issues Task Force (“EITF”) No 00-18.  As sales are generated by The Silve Group in the future, the prepaid sales commissions will be expensed as commission expense.  The Company expects that sales generated from The Silve Group over the next two to three years to be sufficient to offset the commissions already paid to them.  As of September 30, 2007, we have received purchase orders in the amount of $3,300,000, with respect to which, once filled, The Silve Group will be entitled to receive $660,000 in commissions that will be offset by the aforesaid prepaid commissions.

Inventory

Inventory at September 30, 2007 consists of work in process and raw materials and is valued at the lower of cost or market on the first-in, first-out basis.

Property and Equipment

We record our property and equipment at historical cost.  We expense maintenance and repairs as incurred.  Depreciation is determined using the straight-line method over three to five years.

Intangible and Long-Lived Assets

We follow SFAS No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets”, which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long lived asset to be held and used.  Long-lived assets to be held and used, which consist of patents and property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.  During the nine-month interim periods ended September 30, 2007 and 2006, no impairment loss was recognized.

Advertising Costs

Advertising costs are expensed as incurred.  For the nine-month interim periods ended September 30, 2007 and 2006, advertising cost were not significant.

8

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

Research and Development Costs

Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable.  Our research and development costs consist mainly of payroll and payroll related expenses, consultants, testing and Food and Drug Administration (“FDA”) regulatory expenses.

Net Loss Per Share

We use SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share.  We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Per share basic and diluted net loss attributable to common stockholders amounted to $0.23 and $0.18 for the nine-month interim periods ended September 30, 2007 and 2006, respectively. For the nine-month interim periods ended September 30, 2007 and 2006, 11,210,679 and 10,435,318 potential shares, respectively, were excluded from the shares used to calculate diluted loss per share as their inclusion would reduce net loss per share (anti-dilutive).

Revenue recognition

We are currently marketing our products and services through our company sales team and independent third-party distributors and sales agents.  On March 26, 2006, we entered into a Sales and Marketing Services Agreement with Rubbermaid Inc. (“Rubbermaid”), a subsidiary of Newell Rubbermaid Inc., to market our Fidelity 100 Monitor System in the United States as Signalife’s co-exclusive third-party agent.  In consideration of these rights, Rubbermaid paid Signalife $2,000,000 for the first year of the agreement.  This agreement was subsequently terminated on January 24, 2007 (see Note 13).  Revenue from the exclusivity fee has been recognized over the term of the agreement.  We recognized $500,000 and $1,000,000 as revenue during nine-month interim periods ended September 30, 2007 and 2006, respectively.

We generally recognize product sales revenue upon delivery of product unless there are significant post-delivery obligations or collection is not considered probable at the time of sale.  When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled.

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

We also lease our products to customers with lease terms generally not to exceed 24 months.  At the end of the lease the customer in certain cases has the option to purchase the leased product for approximately 10% of the original purchase price.  These leases are classified as sales-type or operating leases depending on whether the collectability of the minimum lease payments is reasonably predictable.

We classify  leases where the collectability of the minimum lease payments is reasonably predictable, as sales-type leases.  In accounting for a sales-type  leases, we record as sales revenue the present value of the minimum lease payments discounted at the interest rate implicit in the lease. Cost of sales equals the cost of the leased property, reduced by the present value of any unguaranteed residual value. Initial direct costs are charged to operations when the sale is recognized. In cases where these leases contain a bargain purchase option, there is no unguaranteed residual value to account for.  At the inception of the lease, we determine the gross investment (minimum lease payments). The difference between the gross investment and the present value of the gross investment is unearned income amortized over the lease term using the interest method.

We classify leases where the collectability of the minimum lease payments is not reasonably predictable as operating leases.  Rental revenue on operating leases is recognized on a straight-line basis over the term of the lease.  The leased property is included in investment in leased property in the balance sheet.  The leased property is depreciated over the estimate useful life of the property, and in the balance sheet the accumulated depreciation is deducted from the investment in the leased property.

Stock Based Compensation

We adopted SFAS No. 123 (Revised 2004), “Share Based Payment,” under the modified-prospective transition method on January 1, 2006.  SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006.  SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”)

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.  Prior to the adoption of SFAS No. 123R, we accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.  The company recognized $1,098,346 and $1,501,066 in share-based compensation expense for the nine-month interim periods ended September 30, 2007 and 2006, respectively.

Income Taxes

Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the difference between the financial statement bases and tax bases of assets and liabilities using enacted tax rates.  A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to, more likely than not, be realized.

Comprehensive Income

A statement of comprehensive income is not presented in our financial statements since we did not have any of the items of other comprehensive income in any period presented.

4. RECENT ACCOUNTING PRONOUNCEMENTS

In February of 2007 the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  We are analyzing the potential accounting treatment of this pronouncement.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109.”  Fin No. 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

relevant information.  The amount of tax benefits to be recognized for a tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  Tax benefits relating to tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met or certain other events have occurred.  Previously recognized tax benefits relating to tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.  Fin No. 48 also provides guidance on the accounting for and disclosure of tax reserves for unrecognized tax benefits, interest and penalties and accounting in interim periods. We adopted Fin No. 48 effective January 1, 2007.  The impact of the adoption of Fin No. 48 did not have a material impact on the company’s financial statements.

5. PROPERTY AND EQUIPMENT

Our property and equipment as of September 30, 2007 is as follows:

Computer equipment	$ 220,873
Leasehold improvements	66,792
Furniture and fixtures	184,589
Software	40,271
Other equipment	45,495
Total property and equipment	558,020
Accumulated depreciation	(335,598)
Property and equipment, net	$ 222,422

Depreciation expense amounted to $68,614 and $66,450 for nine-month interim periods ended September 30, 2007 and 2006, respectively.

6. PATENTS AND TECHNOLOGY, INCLUDING RELATED PARTY AMOUNTS

On September 19, 2002, we acquired certain know how, trade secrets and other proprietary intellectual property rights relating to the development of a human biomedical signal amplification equipment and technology from ARC Finance Group, in exchange for 23,400,000 common shares

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

(7,800,000 shares pre-split).  As a result of this transaction, ARC Finance acquired approximately 85% of the company’s outstanding shares at that time.  We have valued the technology and the common stock issued at $78,023, which was ARC Finance Group’s historical cost basis for the patents.

When we acquired the patent, we inherited a licensing agreement and therefore consider the patent to have been placed in service.  We are amortizing our initial patent, valued at $78,023, over an estimated useful life of 7 years.  The aggregate amortization expense will be approximately $33,000 over the next three years, with an expense of approximately $11,000 annually.  The remaining balance in the intangible account consists of additional costs relating to our amplification technology, principally patent application costs.  We have one patent and five patent applications concerning our proprietary amplification technology.  We have recorded the value of our original patent and the additional costs relating to our amplification technology at the historical cost of $641,537, with accumulated amortization of $52,994 as of September 30, 2007.  Amortization expense amounted to $8,409 and $8,360 for the nine-month interim periods ended September 30, 2007 and 2006, respectively.

7. CONTINGENT SETTLEMENT PAYABLE

In conjunction with Dr. Budimir Drakulic becoming our Chief Technology Officer, we reached an agreement-in-principle with Dr. Drakulic to offer to sell common shares to certain individuals in order to protect our rights to the Signal Technologies.  As part of that agreement, we agreed that should we raise more than $2 million in certain offerings, we would pay 4% of the proceeds of those offerings greater than $2 million to those individuals up to a maximum amount of $480,350.  During 2004, we reached settlements with a number of these individuals and the remaining liability related to the agreement as of September 30, 2007 is $21,113, which is included in accounts payable and accrued expenses.

8. PENDING PURCHASE ORDERS

On September 14, 2007, Signalife received a purchase order from a hospital/medical group purchasing organization for a finance lease for Fidelity 100 units.  The gross proceeds to Signalife, assuming exercise of purchase rights, will be $1,980,000.  Under the terms of the purchase order, the hospital/medical group paid a $50,000 deposit (included in accounts payable), and will prospectively pay $1,750,000 in 24 monthly lease payments (amortized on a per unit basis) commencing upon delivery of the units, plus an additional $180,000 to purchase the units at the end of the lease (amortized on a per unit basis subject to certain minimums).

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

On September 24, 2007, Signalife received a purchase order from a hospital/medical group purchasing organization for a finance lease for Fidelity 100 units.  The gross proceeds to Signalife, assuming exercise of purchase rights, will be $3,300,000.  Under the terms of the purchase order, the hospital/medical group will prospectively pay a $30,000 deposit, an additional $2,970,000 in 24 monthly lease payments (amortized on a per unit basis) commencing upon delivery of the units, and an additional $300,000 to purchase the units at the end of the lease (amortized on a per unit basis subject to certain minimums).

The hospital/medical group purchasing organizations noted above work with certain of the hospitals and medical groups we have contacted to handle their requirements.  Payments under the above financing leases will commence upon delivery of the Fidelity 100 units.  Based upon current anticipated production rates through Signalife’s contract manufacturer, we anticipate that the orders should be fully filled by the end of the first quarter of fiscal 2008.  We intend to investigate factoring or otherwise leveraging the finance leases to accelerate cash flows from the leases.  We will commence recognizing sales revenue with respect to the above orders upon shipment of the products.

9. PREFERRED STOCK

Our series ’A’ preferred shares carry a liquidation value equal to $3 per share, are senior to all other shares of capital stock now existing or hereinafter created by our company as to dividend and liquidation rights, and have voting rights as if converted into common shares.

Our series ’A’ preferred shares are required to pay dividends of 8% annually to be paid quarterly either in cash or in the form of additional preferred shares at the discretion of Signalife.  Any series ’A’ preferred shares issued as a dividend will be valued at $3 per share.

During the nine-month interim periods ended September 30, 2007 and 2006, we accrued dividends on our series ’A’ preferred shares in the amount of $14,457 and $26,464, respectively.

To date we have elected to pay these dividends in kind through the issuance of additional series ’A’ preferred shares.  During the nine-month interim period ended September 30, 2007, we committed to issue a total of 4,820 series ’A’ preferred shares, valued at $14,457 in satisfaction of the accrued dividends.  During the nine-month interim period ended September 30, 2006, we committed to issue a total of 8,821 series ’A’ preferred shares valued at $26,464 in satisfaction of the accrued dividends.

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

Each series ’A’ preferred shareholder has the option at any time to convert all or any portion of his or her shares into common shares on a one-for-one basis.  We also have the right to force conversion of the series ’A’ preferred shares into common shares in the event  (1) we list our common shares on a national exchange (NASDAQ, AMEX or NYSE); (2) the common shares underlying the preferred shares are covered by an effective registration statement; (3) the closing bid price for common shares is at least $7.50 for 30 consecutive trading days; and (4) the average trading volume of the common shares during such 30 consecutive trading day period equals or exceeds 30,000 shares per day.

During the nine-month interim periods ended September 30, 2007 and 2006, we converted 83,335 and 70,199 series ’A’ preferred shares into an equivalent number of common shares, respectively.

10. EQUITY LINE OF CREDIT

On August 6, 2007, Signalife entered into a Standby Equity Distribution Agreement with YA Global Investments, L.P. (“YA Global Investments”) as part of a series of transactions involving the sale of common shares and warrants which closed on August 16, 2007.  Under the Standby Equity Distribution Agreement, we have the right at our election without any obligation to do so, over a three-year period commencing August 6, 2007, to incrementally sell or “put” up to $100,000,000 in common shares to YA Global Investments at a price equal to 97% of the lowest daily volume weighted average price (“VWAP”) for Signalife’s common stock on its primary market over a five-day trading period (the “pricing period”) following the date of notice of Signalife’s exercise of its selling rights.  The principal conditions and restrictions under this arrangement is that under no circumstances can Signalife put common shares to YA Global Investments (1) in the event that such shares are not issuable pursuant to an effective registration statement; or (2) to the extent it would (i) cause the total shares beneficially held by YA Global Investments and its affiliates to exceed 9.99% of our then outstanding common shares, calculated in accordance with Section 13(d) of the Exchange Act; or (ii) exceed 20% of our outstanding shares as of the date of the agreement without procuring shareholder approvals or consents in accordance with AMEX rules.  This registration statement was timely filed and declared effective by the SEC.  For a description of the other transactions with YA Global Investments, see Note 11, “Other Stockholders’ Equity Transactions—Non-Related party Equity Transactions”.

As compensation for entering into the Standby Equity Distribution Agreement and committing to selling shares to YA Global Investments thereunder, Signalife issued to YA Global Investments 1,404,495 unregistered common shares.  These shares were valued at $1,109,551 based upon the fair market value of the shares determined as the closing stock price as reported by

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

AMEX at the date of issuance.  Since these shares were issued pursuant to the issuance of future sales of equity securities, the $1,109,551 has been shown as a charge directly to additional paid in capital rather than a charge to expense.  In addition, as compensation for to the placement agent for the above mentioned transaction, Signalife issued to Newbridge Securities Corporation 14,405 unregistered common shares.  These shares were valued at $11,380 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the date of issuance.  Since these shares were issued pursuant to compensation for the issuance of future sales of equity securities, the $11,380 has been shown as a charge directly to additional paid in capital rather than a charge to expense.

11. LINE OF CREDIT

On January 25, 2007, Signalife entered into a Loan Agreement with S.E.S. Capital, LLC (“SES Capital”), an accredited investor, pursuant to which SES Capital has established a line of credit in the amount of $10 million under which Signalife may draw down advances at any time over a three-year term.  Interest accrues on any advance at the rate of 7% per annum.  Under the Loan Agreement, SES Capital will at all times maintain $1 million in a bank account under which Signalife may withdraw the advances, and Signalife may withdraw up to $100,000 with respect to each such advance.  When Signalife withdraws an advance, SES Capital will have 30 days to replenish the account.  Principal and interest is payable in a balloon payment on February 25, 2010, although Signalife may pay off principal and interest at any time without penalty.  As of September 30, 2007, we have $200,000 in draws outstanding against the line of credit plus accrued interest of $5,686.  Given the Standby Equity Distribution Agreement and certain rights of refusal granted to YA Global Investments, we do not intend to draw-down on the S.E.S. line of credit in the near future.

Signalife reserves the right at any time to fully or partially convert unpaid principal and interest into common shares at a conversion rate equal to $3.15 per share or, if greater, the fair market value of those shares on AMEX as of the date of a draw request.  As additional compensation for any conversion, Signalife will issue SES Capital a five-year warrant entitling it to purchase a number of common shares equal to 25% of the shares received upon conversion at the same price as the conversion price.  These warrants are subject to standard capital adjustments, but do not contain price adjustments predicated on future offerings, including weighted-average or full-ratchet price adjustments.

As compensation for the extension of the line of credit, Signalife granted to SES Capital a five-year warrant entitling it to purchase 200,000 common shares at $2.15 per share, reflecting a 12%

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

premium to the fair market value of those shares on AMEX as of the date of the Loan Agreement.  These warrants are subject to standard capital adjustments, but do not contain price adjustments predicated on future offerings, including weighted-average or full-ratchet price adjustments.

Under the Loan Agreement, we are obligated to use our best efforts to file a registration statement with the SEC to register the common shares sold and the common shares issuable upon the conversion of the warrants within 90 days of demand therefore by SES Capital, and to cause such registration statement to be declared effective by the SEC within four months of filing.  In the event that we fail to satisfy those obligations, then SES Capital will be entitled, as its sole remedy, to net issue or “cashless” exercise rights under the warrants.

12. OTHER STOCKHOLDERS’ EQUITY TRANSACTIONS

Non-Related Party Equity Transactions

2007

On January 25, 2007, we issued options to with SES Capital to purchase a total of 200,000 common shares at $2.15 per share, reflecting the fair market value of the shares as of that date, pursuant to the establishment of a line of credit in the amount of $10 million.  The options were fully vested upon grant, and lapse if unexercised on January 25, 2012.

On February 12, 2007, we issued to an employee options to purchase 25,000 common shares at $1.97 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of two years commencing May 12, 2007, and lapse if unexercised on February 12, 2012, subject to acceleration and forfeiture provisions.

On February 13, 2007, as additional compensation under a consulting agreement, we issued options to a consulting physician entitling him to purchase a total of 200,000 common shares at $1.92 per share, reflecting the seven-day average closing price for those shares on AMEX, in connection with the provision of technical advice and assistance relating to the marketing of our products.  The options vest one-half upon grant and the balance on May 13, 2007, and lapse if unexercised on February 12, 2011.

On March 6, 2007, as additional compensation under a consulting agreement, we issued options to a consulting physician entitling him to purchase a total of 100,000 common shares at $1.96 per share, reflecting the fair market value of the shares as of that date, in connection with the provision

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

of technical advice and assistance relating to the marketing of our products.  The options were fully vested upon grant, and lapse if unexercised on March 5, 2011.

On March 15, 2007, we issued 500,000 common shares to MJD Corp. as compensation for services provided for the first quarter of fiscal 2007 under an Investor Relations Agreement with MJD Corp dated effective January 1, 2007.  Under this agreement, MJD handles investor relations and media matters for the company relating to product promotion, including arrangement of interviews and the purchase, placement and distribution of media time. These shares were valued at $945,000 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the dates of issuance.

During the nine-month interim period ended September 30, 2007, pursuant to a previously negotiated arrangement that had been suspended during the Rubbermaid negotiations and contractual undertakings, we have issued a total of 1,546,583 common shares to or for the benefit of the principal of The Silve Group as advances for future sales commissions during the nine-month interim period ended September 30, 2007 in connection with organizing, introducing us to and procuring specific international purchase orders, sales and distribution channels, partners and relationships.  These shares were valued at $2,637,251 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the dates of issuance. Under our agreement with The Silve Group, they are entitled to 20% of all contract revenues they procure.  Under that agreement, we will from time-to-time make prepayments against expenses, costs and other factors, which will be offset against contract revenues when received.  The contractual relationship did not take effect until the beginning of 2007, when Signalife requested that The Silve Group begin performing services.

On June 18, 2007, we issued to a new employee as an inducement grant options to purchase a total of 100,000 common shares at $0.82 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing June 18, 2007, and lapse if unexercised on June 18, 2012, subject to acceleration and forfeiture provisions.

On June 29, 2007, we amicably resolved all issues with American Capital pursuant to which we had previously cancelled securities issued to that company, and the parties agreed that American Capital had satisfactorily performed its agreement with the company.  Pursuant to the settlement, American Capital retained 121,115 previously-cancelled common shares which were deemed to have been reissued during the period, while acknowledging the cancellation of all other shares and

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

warrants.  During the nine-month interim period ended September 30, 2007, we recognized an expense of $81,147 related to the 121,115 shares to be retained by American Capital.

On August 6, 2007, we entered into a series of related transactions with YA Global Investments which closed on August 16, 2007.  As part of that transaction, YA Global Investments purchased, for the sum of $2,000,000:  (1) 2,956,830 unregistered common shares (based upon the formula of $2,000,000 divided by 95% of the average VWAP of Signalife’s common stock for the twenty-day period prior to the date of the underlying Securities Purchase Agreement), (2) five-year common stock purchase warrants entitling YA Global Investments to purchase 1,000,000 unregistered common shares at a price of $1 per share, and (3) five-year common stock purchase warrants entitling YA Global Investments to purchase 500,000 unregistered common shares at a price of $2 per share.  The aforesaid warrants are exercisable in cash, except to the extent that the underlying common shares are not registered or in the event of an event of default as defined under the underlying Securities Purchase Agreement.  The aforesaid warrants also carry full-ratchet anti-dilution rights.  The aforesaid warrants cannot be exercised to the extent it would cause the total shares beneficially held by YA Global Investments and its affiliates to exceed 9.99% of our then outstanding common shares, calculated in accordance with Section 13(d) of the Exchange Act.  Such prohibition expires sixty days prior to the expiration date for the warrants, and may also be waived by YA Global Investments upon the provision of 65 days’ prior notice.  Also as part of the aforesaid transaction, we entered into a Standby Equity Distribution Agreement with YA Global Investments.  For a description of that agreement and transaction, see Note 10, “Equity Line Of Credit”

Effective as of July 5, 2007, we entered into a consulting agreement with Provencio Advisory Services, Inc., relating to the provision of financial and accounting advisory services.  The principal of Provencio Advisory Group is Norma Provencio, a past director.  Pursuant to that agreement, we agreed to issue to Provencio Advisory Services options entitling it to purchase 250,000 common shares at $0.81 per share, reflecting the fair market value of the shares as of that date.  These options are fully vested and lapse if unexercised on February 12, 2012.  We have recorded an expense of $134,411 during the nine-month interim period ended September 30, 2007 relating to the fair value of the aforesaid options that vested during that period using the Black-Scholes method based on the following assumption ranges:  (1) risk free interest rate of 5.0%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 116%; and (4) an expected life of the options of 5 years.

During the nine-month interim period ended September 30, 2007, we issued a total of 628,910 common shares to or for the benefit of the principal of Performance Capital Corp as compensation

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

for the provision of strategic advisory and planning services rendered by that corporation during the first quarter.  These shares were valued at $1,118,993 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the dates of issuance.

During the nine-month interim period ended September 30, 2007, we issued 56,484 common shares to Willie Gault under his consulting agreement with the company.  These shares were valued at $70,648 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the dates of issuance.

During the nine-month interim period ended September 30, 2007, in addition to the shares described above, we issued in the aggregate 2,586,590 common shares for payroll, legal & professional and business services rendered during the that period.  These shares were valued at $3,076,225 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the dates of issuance.

2006

On March 14, 2006, we entered into a two-year consulting agreement with Mr. James M. Lyons.  Under this agreement, Mr. Lyons was to provide consulting services relating to strategic, advisory, marketing and public capital markets matters to Signalife as it rolled-out its technologies, including strategic advisory services, consulting services on mergers and acquisitions, evaluative services on joint venture relationships, general business advice, capital structure consultation, and the configuration and/or additional to management, staff and our board of directors.  After a contractual initiation fee of $15,000 payable to Mr. Lyons, as compensation for services under the agreement, we agreed to (1) pay Mr. Lyons cash compensation of $15,000 per month commencing on the nine-month anniversary date of the agreement, and (2) grant Mr. Lyons stock purchase options entitling him to purchase 450,500 common shares at $2.75 per share.  The fair market value of the shares as of date of grant was $2.89 per share, resulting in a $0.14 discount from market.  The first 150,000 options were to vest on the grant date, while the balance of the options would vest on the second through twenty-fourth monthly anniversary dates to the extent that Mr. Lyons is then providing services as of such dates.  The options were to lapse if not unexercised by March 14, 2011, subject to acceleration and forfeiture provisions. We recorded an expense of $277,871 during the year ended December 31, 2006 related to the fair value of the options that vested during that period, using the Black-Scholes method based on the following assumption ranges:  (1) risk free interest rate of 4.7%-5%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 70%-82%; and (4) an expected life of the options

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

of 1.5-2 years. Subsequently, we declared the contract to be terminated ab initio for, among other things, non-performance, and cancelled all options.

Effective as of April 4, 2006, we entered into a five-year investor relations agreement with American Capital Ventures, Inc.  Under this agreement, American Capital Ventures was to provide consulting services relating to the presentation of our company to interested brokerage firms, hedge funds and institutional investors, coordinate meetings with analysts, assist in preparing and disseminating public relations and marketing materials, and provide advice in connection with financings, mergers acquisitions and buyouts..  The agreement is terminable by either party upon 90 days prior notice.  As compensation for its services, we agreed to pay American Capital Ventures (1) $15,000 cash compensation for each month the agreement remains effective, (2) 60,000 unregistered shares up front to cover American Capital Ventures’ start-up costs, with an additional 440,000 unregistered common shares payable ratably over 36 months to the extent the agreement remains effective; (2) stock purchase options entitling American Capital Ventures to purchase 500,000 common shares at $2.98 per share, reflecting the market price for the shares as of the date of the agreement.  These options vest ratably over 36 months to the extent the agreement remains effective, and lapse if not unexercised by April 4, 2011, subject to acceleration and forfeiture provisions.  During the nine-month interim period ended September 30, 2006 we issued to American Capital Ventures under this agreement an aggregate of 121,113 shares of common stock, valued at $330,726.  Additionally, also during the nine-month interim period ended September 30, 2006, we recorded an expense of $24,116 relating to the fair value of the stock purchase options that vested during that period using the Black-Scholes method based on the following assumptions:  (1) risk free interest rate of 5%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 75%; and (4) an expected life of the options of 1.5 years.  Subsequently, on November 3, 2006, we determined and notified American Capital Ventures that the aforesaid transaction was not valid or legally enforceable at inception, and cancelled all common shares and stock purchase options issued to American Capital.  As discussed above, we amicably resolved all issues with American Capital on June 29, 2007, and the parties agreed that American Capital had satisfactorily performed its agreement with the company.

Effective as of April 23, 2006, we entered into a business consulting agreement with Knights Bridge, GP.   Under this agreement, Knights Bridge was to provide consulting services concerning various business-related matters for a period of approximately five weeks.  As compensation for its services, we paid Knights Bridge 50,000 unregistered common shares, valued at $156,000 based on the market value on the date of the agreement.

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SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

Effective as of May 25, 2006, we entered into a two-year consulting agreement with Mr. Willie Gault, through his company Catch-83, G.P., to assist us in promoting our products to the National Football League (“NFL”) and various other professional and amateur teams and associations; subject to our right to terminate the agreement without cause upon 30 days prior notice, and to pay a two-month severance payment in such circumstances.  Under the terms of the agreement, Catch-83 is entitled to receive:  (1) cash compensation of $5,000 per month, to be increased to $7,500 per month upon the development of a testing protocol for the NFL; (2) a $100,000 cash bonus upon five NFL teams adopting the use of the Heart Monitors; (3) the grant of 25,000 five-year common share purchase options exercisable at $1 per share (reflecting a $1.98 per share discount to market) which are fully vested; and (4) the grant of 100,000 fully-vested five-year common share purchase options to be priced at market value upon each of (i) the development of a testing protocol and (ii) five NFL teams adopting the use of the Heart Monitors.  The options to purchase 25,000 are fully vested, and lapse if unexercised on May 25, 2011, subject to acceleration and forfeiture provisions.  We recorded an expense of $55,348 during the nine-month interim period ended September 30, 2006 to reflect the vesting of the 25,000 options using the Black-Scholes method based on the following assumption ranges:  (1) risk free interest rate of 5%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 80%; and (4) an expected life of the options of 1.5 years.  During the nine-month interim period ended September 30, 2006, we also issued a total of 21,956 common shares to Mr. Gault on behalf of Catch-83 in satisfaction of our monthly cash payment obligation under the consulting agreement. We valued these shares at $48,600.  The parties mutually agreed to suspend the agreement in June 2007 pending future developments.

On May 1, 2006, we issued to an employee options to purchase a total of 10,000 common shares at $2.87 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing May 31, 2006, and lapse if unexercised on May 1, 2011, subject to acceleration and forfeiture provisions.

On May 29, 2006, we issued to a new employee as an inducement grant options to purchase a total of 50,000 common shares at $2.19 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing August 19, 2006, and lapse if unexercised on May 29, 2011, subject to acceleration and forfeiture provisions.

On May 29, 2006, we issued to a new employee as an inducement grant options to purchase a total of 60,000 common shares at $2.19 per share, reflecting the fair market value of the shares as of that

22

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

date.  The options vest in equal installments quarterly over a period of one year commencing August 19, 2006, and lapse if unexercised on May 29, 2011, subject to acceleration and forfeiture provisions.

On June 1, 2006, we issued to a consultant, Garud Technologies, options to purchase a total of 100,000 common shares at $2.35 per share, reflecting the fair market value of the shares as of that date.  These options were granted pursuant to the terms of a consulting agreement whereby Garud Technologies would provide product development services.  The options vest in equal installments quarterly over a period of two years commencing September 1, 2006, and lapse if unexercised on June 1, 2011, subject to acceleration and forfeiture provisions.  We have recorded an expense of $13,617 during the nine-month interim period ended September 30, 2006 relating to the fair value of the aforesaid options that vested during that period using the Black-Scholes method based on the following assumption ranges:  (1) risk free interest rate of 4.7% to 5.0%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 70% to 77%; and (4) an expected life of the options of 1.5 to 2 years.  This consulting agreement was subsequently terminated on October 23, 2006, and all unvested options as of that date were forfeited.

On June 1, 2006, we issued to two employees options to purchase a total of 100,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing September 1, 2006, and lapse if unexercised on June 1, 2011, subject to acceleration and forfeiture provisions.

On June 6, 2006, we issued to an employee options to purchase a total of 50,000 common shares at $2.35 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing September 6, 2006, and lapse if unexercised on June 6, 2011, subject to acceleration and forfeiture provisions.

On June 14, 2006, we entered into a new investment banking agreement with Maxim Group, LLC, pursuant to which Maxim would provide non-exclusive investment banking, strategic advising and financial advising services to Signalife.  This agreement superceded and replaced an investment banking agreement previously entered into with Maxim on June 10, 2005.  The new agreement provided that we would pay to Maxim a nonrefundable retainer of $100,000, plus twelve monthly retainer payments of $12,500 commencing July 1, 2006.  As additional compensation under this agreement, we granted Maxim warrants to purchase 750,000 common shares at $2.75 per share, and cancelled 500,000 warrants previously granted on June 10, 2005 in connection with the superceded agreement.  These new warrants contain a cashless exercise provision and lapse, to the extent unexercised, on June 14, 2011.  The warrants vest as follows: 300,000 at grant, 100,000 at

23

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

December 14, 2006, 150,000 at March 14, 2007 and 200,000 at June 14, 2007.  After taking into consideration the fair value of 500,000 warrants granted on June 10, 2005 which were cancelled, the incremental fair value of the warrants was estimated at $206,710 under the Black-Scholes option-pricing model computed as of the date of grant using the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 75%, (3) weighted-average risk-free interest rate of 5%, and (4) expected life of 1.5 years.  During the nine-month interim period ended September 30, 2006, we recorded an expense of $82,684 for the vested warrants.  As an inducement for Maxim and its clients to exercise their warrants, we also repriced certain outstanding common stock purchase warrants granted to Maxim and its clients from an exercise price of $3.00 per share to a new exercise price of $2.50 per share. During the nine-month interim period ended September 30, 2006, we recorded an expense of $95,578 to reflect the incremental fair value of the repriced warrants under the Black-Scholes option-pricing model computed as of the date of modification using the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 75%, (3) weighted-average risk-free interest rate of 5%, and (4) expected life of 1.5 years.

On July 14, 2006, we issued to an employee options to purchase a total of 12,500 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of four years commencing October 14, 2006, and lapse if unexercised on July 14, 2011, subject to acceleration and forfeiture provisions.

On August 15, 2006, we issued to an employee options to purchase a total of 15,000 common shares at $2.09 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of four years commencing November 15, 2006, and lapse if unexercised on August 15, 2011, subject to acceleration and forfeiture provisions.

On September 16, 2006, we issued to an employee options to purchase a total of 25,000 common shares at $2.02 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing January 1, 2007, and lapse if unexercised on September 16, 2011, subject to acceleration and forfeiture provisions.

During the nine-month period ended September 30, 2006, in addition to the shares described above, we issued in the aggregate 386,527 common shares for payroll and business services. These shares were valued at $1,008,299 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the date of issuance.

24

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

Equity Transactions With Current or Prospective Officers, Directors and Other Related Parties

2007

On January 20, 2007, we issued to a director, Ms. Jennifer Black, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $1.60 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 20, 2007, and lapse if unexercised on January 19, 2012, subject to acceleration and forfeiture provisions.

On February 21, 2007, we issued 15,000 common shares to our Chief Technology Officer, Dr. Budimir Drakulic, in satisfaction of compensation payment to Dr. Drakulic.  These shares were valued at $29,250 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the date of issuance.

On April 15, 2007, we issued to a director, Ms. Pamela M. Bunes, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $1.75 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 15, 2007, and lapse if unexercised on April 15, 2012, subject to acceleration and forfeiture provisions.

On June 6, 2007, we issued to a director, Dr. Lowell T. Harmison, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $1.05 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing September 6, 2007, and lapse if unexercised on June 6, 2012, subject to acceleration and forfeiture provisions.

On June 23, 2007, we issued to a new director, Mr. Jesse S. Rosas, as compensation for joining our board of directors, options to purchase 50,000 common shares at $0.75 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing September 23, 2007, and lapse if unexercised on June 23, 2012, subject to acceleration and forfeiture provisions.

On June 23, 2007, we issued to a new director, Mr. Jesse S. Rosas, as compensation for joining the audit committee of our board of directors, options to purchase 25,000 common shares at $0.75 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing September 23, 2007, and lapse if unexercised on June 23, 2012, subject to acceleration and forfeiture provisions.

25

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

On July 11, 2007, we issued to each of three directors, Drs. Robert E. Windom, Steven J. Phillips and Jay A. Johnson, as compensation for joining our board of directors, options to purchase 50,000 common shares at $0.68 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing October 11, 2007, and lapse if unexercised on July 11, 2012, subject to acceleration and forfeiture provisions.

On August 8, 2007, we issued to each of two directors, Ms. Jennifer Black and Mr. Rowland Perkins, for further serving on our audit committee, options to purchase 25,000 common shares at $0.77 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2007, and lapse if unexercised on August 8, 2012, subject to acceleration and forfeiture provisions.

On August 8, 2007, we issued to each of three directors, Mrs. Rowland Perkins and Ellsworth Roston and Ms. Jennifer Black, for further serving on our compensation committee, options to purchase 5,000 common shares at $0.77 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2007, and lapse if unexercised on August 8, 2012, subject to acceleration and forfeiture provisions.

On August 23, 2007, we issued to a director, Mr. Rowland Perkins, for further serving on our board of directors, options to purchase 28,000 common shares at $0.84 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 23, 2007, and lapse if unexercised on August 23, 2012, subject to acceleration and forfeiture provisions.

On August 29, 2007, we issued to our interim Chief Financial Officer, Mr. Kevin F. Pickard, as compensation for further serving in that capacity, options to purchase 200,000 common shares at $0.81 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of two years commencing November 29, 2007, and lapse if unexercised on August 29, 2012, subject to acceleration and forfeiture provisions.

2006

On January 3, 2006, we issued to a director, Ms. Jennifer Black, as compensation for further serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $2.70 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 3, 2006, and lapse if unexercised on January 2, 2011, subject to acceleration and forfeiture provisions.

26

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

On January 20, 2006, we issued to a director, Ms. Jennifer Black, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.90 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 20, 2006, and lapse if unexercised on January 19, 2011, subject to acceleration and forfeiture provisions.

On April 15, 2006, we issued to a director, Ms. Pamela M. Bunes, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.11 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 15, 2006, and lapse if unexercised on April 15, 2011, subject to acceleration and forfeiture provisions.

On April 18, 2006, we issued to a director, Mr. Rodney Hildebrandt, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.05 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 18, 2006, and lapse if unexercised on April 18, 2011, subject to acceleration and forfeiture provisions.

On June 6, 2006, we issued to a director, Mr. Lowell T. Harmison, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing September 6, 2006, and lapse if unexercised on June 6, 2011, subject to acceleration and forfeiture provisions.

On June 6, 2006, we issued to a director, Mr. Rowland Perkins, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  One-half of these options vested upon grant, reflecting prior service on the committee since November 1, 2005, while the balance vest in two equal installments on August 1, 2006 and November 1, 2006, subject to acceleration and forfeiture provisions.

On July 29, 2006, we issued to a director, Ms. Norma Provencio, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing October 29, 2006, and lapse if unexercised on July 29, 2011, subject to acceleration and forfeiture provisions.

27

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

On August 8, 2006, we issued to a director, Ms. Norma Provencio, as compensation for further serving as the chairman of the audit committee of our board of directors, options to purchase 30,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.

On August 8, 2006, we issued to each of two directors, Ms. Jennifer Black and Mr. Rowland Perkins, as compensation for further serving on the audit committee of our board of directors, options to purchase 28,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.

On August 8, 2006, we issued to each of three directors, Mr. Rowland Perkins, Mr. Ellsworth Roston, and Ms. Jennifer Black, as compensation for further serving on the compensation committee of our board of directors, options to purchase 5,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.

On August 23, 2006, we issued to a director, Mr. Rowland Perkins, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.16 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 23, 2006, and lapse if unexercised on August 23, 2011, subject to acceleration and forfeiture provisions.

13. LEGAL PROCEEDINGS

On March 30, 2006, a complaint was filed in the Los Angeles County Superior Court against Signalife, each of its current directors, ARC Finance Group, Tracey Hampton, Mitchell Stein, and Atlas Stock Transfer Corporation, entitled Marvin Fink, individually, and Marvin Fink as Trustee of the Fink Family Trust, Plaintiffs, vs. Signalife, Inc., et al, Defendants.  In the complaint, Mr. Fink alleges various causes of action including, without limitation, breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, deceit, fraud, and negligence, and seeking damages and a mandatory injunction forcing Signalife to accept a legal opinion letter from Mr. Fink's legal counsel and to remove a restrictive legend from his Signalife common shares.  The gravamen of the complaint is that the defendants induced Mr. Fink to enter into an employment

28

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

agreement with Signalife in 2002 providing for payment of compensation in the form of 2,100,000 shares of restricted stock, but have since refused to remove the restrictive legend from the shares to allow Mr. Fink to sell the shares on the public market under SEC Rule 144.  Signalife believes that Mr. Fink's claims are without basis and is vigorously defending the action.  On May 30, 2006, the company and other defendants filed Demurrers and Special Motions to Strike attacking each cause of action and the complaint as a whole as legally deficient and lacking in evidentiary support, and seeking dismissal of the action in its entirety on this and other grounds.  A Motion to Quash challenging personal jurisdiction was also filed on behalf of certain of the individual defendants, which the Court granted, resulting in dismissal of four directors from the suit.  Subsequently, plaintiffs filed a First Amended Complaint, to which defendants filed renewed Demurrers and Special Motions to Strike.  At a hearing held on September 1, 2006, the Court denied defendants' Special Motions to Strike, and granted in part and denied in part the Demurrers, with leave to amend.  Defendants filed a Notice of Appeal of the Court's ruling denying their Special Motions to Strike which has resulted in a stay of the lawsuit pending the appeal.  Mr. Fink filed a motion to dismiss the appeal as frivolous and a motion for sanctions, which the Court of Appeal summarily denied, and the appeal remains pending.  While Signalife denies any liability to Mr. Fink and intends to vigorously contest Mr. Fink’s claims, we cannot make an evaluation of the likely outcome of the case or the amount or range of any possible loss or recovery.

On January 24, 2007, Signalife filed a complaint in the General Court of Justice of the State of North Carolina captioned Signalife, Inc., plaintiff, vs Rubbermaid Inc., Newell Rubbermaid Inc., Gary Scott and David Hicks, Superior Court Division of the General Court of Justice of the State of North Carolina, County of Mecklenburg, alleging fraud, breach of fiduciary duty, breach of contract and unfair trade practices, and seeking damages of $20 million.  Signalife’s complaint is grounded in the failure and refusal of Rubbermaid, Inc. (“Rubbermaid”), a subsidiary of Newell Rubbermaid Inc., as Signalife’s exclusive third-party agent under a Sales and Marketing Services Agreement (the “Marketing Agreement”) entered into with Rubbermaid on March 26, 2006, to put together at its cost a national sales force to market Signalife’s Fidelity 100 Monitor System, and to advertise and otherwise use commercially reasonable efforts to vigorously promote the sale and marketing of the Fidelity 100, as required under the Marketing Agreement.  Rubbermaid concurrently filed a complaint against Signalife on January 24, 2007 in the United States District Court of North Carolina captioned Rubbermaid Incorporated, plaintiff, vs. Signalife, Inc., defendant; United States District Court, Western District, North Carolina, alleging negligent misrepresentation, breach of representation and warranty, and breach of contract, and seeking damages in excess of $75,000.  Rubbermaid’s principal factual allegation is that Signalife failed to meet projections that the company would independently sell 300 Fidelity 100 units in 2006.  Rubbermaid makes this

29

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

assertation notwithstanding that there is no representation, covenant or undertaking in the extensive, comprehensive and thoroughly negotiated Marketing Agreement requiring Signalife to sell any Fidelity 100 units whatsoever, much less 300 units, and that the Marketing Agreement also contains an integration clause that would preclude Rubbermaid from making any such claim if not otherwise contained in the agreement.  Rubbermaid also alleges, without providing any support, that the Fidelity 100 was not commercially ready for sale.  Rubbermaid makes this assertation notwithstanding extensive product due diligence by Rubbermaid in entering into the Marketing Agreement, the fact that Signalife has been actively selling the units through its in-house sales staff, and the fact that Signalife has provided to Rubbermaid extensive documentation as to all operational and technical issues, including attestation as to the commercial use and results of the Fidelity 100 by a number of physicians who use the units in their practices.  Signalife denies the validity of Rubbermaid’s allegations, and believes that they are merely a pretext raised by Rubbermaid in anticipation of Signalife’s complaint, and to otherwise enable Rubbermaid to avoid performing its obligations under the Marketing Agreement (which Signalife had previously estimated in its SEC filings would cost Rubbermaid approximately $4-5 million to perform).  On January 29, 2007, Signalife filed a motion in Rubbermaid's federal court lawsuit to dismiss that lawsuit or, in the alternative, stay the lawsuit pending the resolution of the lawsuit filed in state court by Signalife.  On September 20, 2007, a federal magistrate granted Signalife’s motion and stayed the federal lawsuit filed by Rubbermaid.  On October 10, 2007, Rubbermaid filed a motion for reconsideration, asking the judge hearing the federal case to dissolve the stay entered by the magistrate.  The federal court has not ruled on Rubbermaid’s motion for reconsideration.  On February 2, 2007, Rubbermaid removed Signalife's state court lawsuit to federal court, claiming diversity of citizenship jurisdiction.  On February 27, 2007, Signalife filed a motion to remand the case back to the state court.  On September 30, 2007, a federal magistrate granted Signalife’s motion to remand, ordering that Signalife’s state court lawsuit be returned to state court.  Subsequently, a state trial court administrator issued a scheduling order setting a trial date for May 27, 2008.  However, on October 25, 2007, Rubbermaid filed a motion to dismiss the state court lawsuit filed by Signalife on the grounds of a prior pending action, referring to Rubbermaid’s federal lawsuit.  The state court has not ruled on Rubbermaid’s motion to dismiss.  Meanwhile, discovery is proceeding in the state court action.  On February 20, 2007, Rubbermaid filed a motion in the Signalife state court action to dismiss Signalife's fraud, breach of fiduciary duty, unfair trade practices and alter ego claims, and to dismiss Newell Rubbermaid, Inc., Gary Scott and David Hicks as defendants  The motion to dismiss would not affect Signalife's breach of contract claim against Rubbermaid.  The state court has not ruled on Rubbermaid's motion to dismiss.  While Signalife denies any liability to Rubbermaid and intends to vigorously contest Rubbermaid claims

30

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

and also intends to pursue the company’s claims, we cannot make an evaluation of the likely outcome of the case or the amount or range of any possible loss or recovery.

14. RELATED PARTY TRANSACTIONS

During the nine-month interim periods ended September 30, 2007 and 2006, we incurred legal fees in the amounts of $191,920 and $125,442, respectively, to a law firm which has one of our directors, Mr. Ellsworth Roston, was of counsel through June 30, 2007.  Of these amounts, $0 and $115,503, respectively, were capitalized as patent costs.

During the nine-month interim period ended September 30, 2007, Mr. Ellsworth Roston advanced to us a total of $200,000.  We are currently negotiating with Mr. Roston as to whether this amount will be repaid or applied to the purchase of our common shares and common share purchase warrants.

15. SUBSEQUENT EVENTS

On October 4, 2007, Signalife received a purchase order from a hospital/medical group purchasing organization for a finance lease for Fidelity 100 units.  The gross proceeds to Signalife, assuming exercise of purchase rights, will be $564,000.  Under the terms of the purchase order, the hospital/medical group will prospectively pay a $12,500 deposit, an additional $514,000 in 24 monthly lease payments (amortized on a per unit basis) commencing upon delivery of the units, and an additional $50,000 to purchase the units at the end of the lease (amortized on a per unit basis subject to certain minimums).  The noted hospital/medical group purchasing organization works with certain of the hospitals and medical groups we are marketing to handle their requirements.  Payments under the above financing leases will commence upon delivery of the Fidelity 100 units.  Based upon current anticipated production rates through Signalife’s contract manufacturer, we anticipate that the orders should be fully filled by the end of the first quarter of fiscal 2008.  We anticipate factoring out or otherwise leveraging the finance leases so we can recognize the full amount of lease payments associated with each unit delivered upon delivery of such unit.

October 23, 2007, we issued to a director, Mr. Charles Harrison, for further serving on our board of directors, options to purchase 28,000 common shares at $1.62 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 23, 2008, and lapse if unexercised on October 23, 2012, subject to acceleration and forfeiture provisions.

31

SIGNALIFE, INC. Notes To Interim Financial Statements For The Nine Months Ended September 30, 2007 And 2006 (Unaudited) (Continued)

On October 25, 2007, Signalife lent $75,000 to the Athletes For Life Foundation.  The loan is payable in one year, together with interest accured at the rate of 6.6% per annum.  Prior to becoming Signalife’s President, Dr. Lowell T.Harmison formed The Athletes For Life Foundation, a non-profit organization, for the purpose of promoting community fitness and cardiovascular testing in the general community, and in particular in impoverished communities where early detection of cardiovascular disease simply does not exist.   Signalife is currently working with the Athletes For Life Foundation in developing protocols using our Fidelity 100 heart monitor in testing for cardiovascular disease and abnormalities.

Since the end of the third quarter of fiscal 2007, we issued a total of 250,000 common shares to the principal of MJD Media LLC as compensation for the provision of investor relations and media matters for the company relating to product promotion, including arrangement of interviews and the purchase, placement and distribution of media time.

Since the end of the third quarter of fiscal 2007, we issued a total of 250,000 common shares to the principal of The Silve Group as compensation for the provision of product marketing and distribution services rendered by that company during the second quarter in connection with organizing, introducing us to and procuring specific international sales and distribution channels, partners and relationships.

Since the end of the third quarter of fiscal 2007, we issued a total of 304,676 common shares for payroll, legal & professional and business services.

32

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13

Other Expenses Of Issuance And Distribution

The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement.  We have agreed to pay all of these expenses.

SEC registration fee	$ 198.34
Financial printer fees to EDGARize and print registration statement	—
Transfer Agent Fees, including Printing and Engraving Stock Certificates	—
Legal fees and expenses	30,000.00*
Accounting fees and expenses	15,000.00*
Miscellaneous	1,000.00*
Total	$ 46,198.34*
* estimated

Item 14

Indemnification Of Directors And Officers

Our Articles of Incorporation, as amended, provide shall that we shall, to the maximum extent and in the manner under Delaware corporate law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  We are also obligated to eliminate the monetary liability to the maximum extent allowed under Delaware corporate law.  We may also have contractual indemnification obligations under our individual agreements with our directors, officers and employees, including an indemnification agreement we have entered into with certain of our executive officers.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and shareholders.  We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15

Recent Sales Of Unregistered Securities

During the three year period ending on the date of filing of this registration statement, we have sold or issued the following securities not registered under the Securities Act of 19331:

Rule 506

The offer and sale of the securities in each offering described below was exempt from the registration requirements of the Securities Act under SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act (or in the case of common share purchase options or warrants issued as compensation for the provision of prospective services, are anticipated to be so exempt upon the earning or vesting of such options or warrants) insofar as:  (1) except as stated above, each of the investors was accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) pursuant to Rule 506(b)(2)(ii), each purchaser in the offering who was not accredited either alone or with his purchaser representative had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risk of the investment, or the company reasonably believed immediately prior to making the sale that such investor came with this description; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

•

On December 29, 2004, we sold an 8% convertible debenture in the amount of $2,000,000 to DKR SoundShore Oasis Holding Fund Ltd.  For so long as the debenture is unpaid, the debenture holder is entitled to convert the debenture into a number of common shares equal to the outstanding principal on the debenture divided by $5.25, such amount representing 105% of the closing price for our common shares on the trading day prior to the sale of the debenture.  We also have the right to pay the principal and interest on the debenture in common shares in lieu of cash provided that we first register those shares with the SEC, are not otherwise in default under the debenture, and have satisfied certain other conditions including notice requirements.  Should we elect to make payment in common shares, the principal and interest under the debenture subject to conversion would be convertible into those shares at the rate of 85% of the average of the three lowest closing prices for those shares during the ten day period prior to the repayment date.  If we only elect to pay interest with common shares, the conversion rate shall be fixed at 90% of the closing price immediately prior to the payment or delivery date.  As additional consideration for the purchase of the debenture, we also granted to the debenture holder warrants entitling it to purchase 275,000 common shares at the price of $5.75 per share,

1

Please note that we are including the grant of common share purchase options or warrants issued as compensation for the provision of prospective services that are subject to vesting conditions before they may be exercised, and accordingly will not again report the earning or vesting at any applicable later date.  These securities are not technically deemed sold under the federal securities laws, and therefore are not technically subject to this disclosure, except until and to the extent they become earned and exercisable. Nevertheless, in order to avoid confusion resulting from the reporting of numerous options and warrants on an incremental basis as they become earned and vested, we are electing to report these options or warrants in advance in anticipation of reliance upon the exemption from registration that will apply at such time of earning and vesting, subject to our registration of those securities prior to that date.

or 115% of the closing price for those shares on the trading day prior to the sale of the debenture.  These warrants lapse to the extent not fully exercised by December 29, 2009.

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On January 3, 2005, we issued to three directors, Messrs. Marvin H. Fink and Ellsworth Roston and Dr. Robert Koblin, as compensation for serving on the compensation committee of our board of directors, options to purchase 5,000, 5,000 and 5,000 common shares at $5.05 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on February 3, 2010.  We valued each grant at $11,331 for pro-forma financial statement purposes using the Black-Scholes model.

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On January 3, 2005, we issued to two directors, Ms. Jennifer Black and Mr. Ellsworth Roston, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 and 10,000 common shares at $5.05 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on February 3, 2010.  We valued each grant at $22,661 for pro-forma financial statement purposes using the Black-Scholes model.

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On January 20, 2005, we issued to one director, Ms. Jennifer Black, as compensation for serving on our board of directors, options to purchase 28,000 common shares at $3.95 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on January 19, 2010.  We valued the grant at $48,285 for pro-forma financial statement purposes using the Black-Scholes model.

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On March 22, 2005, we issued to one director, Ms. Lucy Duncan-Scheman, as compensation for serving on our board of directors, options to purchase 50,000 common shares at $3.10 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on March 21, 2010.  We valued the grant at $76,413 for pro-forma financial statement purposes using the Black-Scholes model.

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On March 31, 2005, we closed a private placement wherein we sold a total of 1,562,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 1,500,000 restricted common shares, to Trellus Partners, LP for the sum of $5,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before March 31, 2010.

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On April 8, 2005, we closed a private placement wherein we sold a total of 937,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 900,000 restricted common shares, to Lagunitas Partners LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine, for the aggregate sum of $3,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before April 8, 2010.  As part of the transaction, we agreed to file a registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.20 per should we fail to file the registration statement on a timely basis.

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On June 6, 2005, we issued to one director, Dr. Lowell T. Harmison, as compensation for serving on our board of directors, options to purchase 28,000 common shares at $4.20 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on June 6, 2010. We valued the grant at $62,661 for pro-forma financial statement purposes using the Black-Scholes model.

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On June 10, 2005, we entered into an investment banking agreement with Maxim Group, LLC.  Pursuant to this agreement, Maxim will provide non-exclusive investment banking, strategic advising and financial advising services to Recom, and will have certain rights to manage or co-manage any public offering and to participate in future private placements.  As partial compensation under this agreement, we granted Maxim a fully-vested warrant to purchase 500,000 common shares at $4.15 per share.  The warrants, which contain a cashless exercise provision, lapse if unexercised on June 10, 2010.  We valued the grant at $967,603 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 22, 2005, we issued to each of two directors, Ms. Pamela Bunes and Mr. Rodney Hildebrandt, as compensation for joining on our board of directors, options to purchase 50,000 common shares at $3.43 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on July 22, 2010. We valued each grant at $89,173 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 22, 2005, we issued to each of two directors, Ms. Lucy Duncan-Scheman and Ms. Jennifer Black, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $3.43 per share.  The options vest quarterly over a period of one year retroactive to March 21, 2005, and lapse if unexercised on March 21 2010. We valued each grant at $17,835 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 22, 2005, we issued to each of a director, Ms. Lucy Duncan-Scheman, as compensation for serving on the compensation committee of our board of directors, options to purchase 5,000 common shares at $3.43 per share.  The options vest quarterly over a period of one year retroactive to March 21, 2005, and lapse if unexercised on March 21, 2010. We valued the grant at $8,917 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 29, 2005, we issued to Ms. Norma Provencio, as compensation for joining our board of directors, options to purchase 50,000 common shares at $3.34 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on July 29, 2010.  We valued the grant at $86,833 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 29, 2005, we issued to Ms. Norma Provencio, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $3.34 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on July 29, 2010.  We valued the grant at $17,367 for pro-forma financial statement purposes using the Black-Scholes model.

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On August 23, 2005, we issued to Ms. Rowland Perkins, as compensation for joining our board of directors, options to purchase 50,000 common shares at $3.45 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on August 23, 2010.  We valued the grant at $89,693 for pro-forma financial statement purposes using the Black-Scholes model.

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On November 1, 2005, we issued to a director, Mr. Ellsworth Roston, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.18 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 1, 2005, and lapse if unexercised on October 31, 2010, subject to acceleration and forfeiture provisions.  We valued the grant at $43,161 for pro forma financial statement purposes using the Black-Scholes model.

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On January 3, 2006, we issued to a director, Ms. Jennifer Black, as compensation for further serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $2.70 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 3, 2006, and lapse if unexercised on January 2, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $12,853 for financial statement purposes using the Black-Scholes model.

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On January 20, 2006, we issued to a director, Ms. Jennifer Black, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.90 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 20, 2006, and lapse if unexercised on January 19, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $38,653 for financial statement purposes using the Black-Scholes model.

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On March 14, 2006, we entered into a two-year consulting agreement with Mr. James M. Lyons.  Under this agreement, Mr. Lyons is to provide consulting services relating to strategic, advisory, marketing and public capital markets matters to Signalife as it rolls-out its technologies, including strategic advisory services, consulting services on mergers and acquisitions, evaluative services on joint venture relationships, general business advice, capital structure consultation, and the configuration and/or additional to management, staff and our board of directors.  As partial consideration under that agreement, we granted to Mr. Lyons stock purchase options entitling him to purchase 450,500 common shares at $2.75 per share.  The fair market value of the shares as of date of grant was $2.89 per share, resulting in a $0.14 discount from market.  The first 150,000 options vest on the grant date.  The balance of the options will vest on the second through twenty-fourth monthly anniversary dates to the extent that Mr. Lyons is then providing services as of such dates.  The options lapse if not unexercised by March 14, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $622,405 for financial statement purposes using the Black-Scholes model.

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Effective as of April 4, 2006, we agreed to issue to a consultant, American Capital Ventures, Inc., as partial compensation for the provision of services under a five-year investor relations agreement, the following equity compensation: (1)  60,000 restricted common shares up front to cover American Capital Ventures’ start-up costs, with an additional 440,000 restricted common shares payable ratably over 36 months to the extent the agreement remains effective; and (2) stock purchase options entitling American Capital Ventures to purchase 500,000 common shares at $2.98 per share, reflecting the market price for the shares as of the date of the agreement.  These options vest ratably over 36 months to the extent the agreement remains effective, and lapse if not unexercised by April 4, 2011, subject to acceleration and forfeiture provisions.  Before terminating the agreement, we issued a total of 116,224 common shares value at $320,166.  We valued the options at $594,559 for financial statement purposes using the Black-Scholes model.  The services to be provided by American Capital Ventures under the investor relations agreement relate to the presentation of our company to interested brokerage firms, hedge funds and institutional investors, coordinate meetings with analysts, assist in preparing and disseminating public relations and marketing materials.

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On August 24, 2006, we entered into an amendment to the investor relations agreement pursuant to which American Capital Ventures would provide additional services over a six-week period in connection with preparing promotional materials for our athlete wellness program, while deferring compensation for approximately three months with respect to performance of the initial services under the agreement.  As partial compensation for the additional services, we agreed to pay to American Capital Ventures the following additional equity compensation:  (1) a total of 29,340 restricted common shares payable in installments over the consulting period; and (2) stock purchase options entitling American Capital Ventures to purchase 100,000 common shares at $3.01 per share, reflecting the market price for the shares as of the date of the agreement.

We valued the 29,340 shares granted at $61,465.  On November 3, 2006, following non-performance by American Capital Ventures, we determined that the aforesaid transaction, as amended, was not valid or legally enforceable at inception, to which American Capital Ventures concurred.  As a consequence, we cancelled all common shares and options issued to American Capital.

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On April 15, 2006, we issued to a director, Ms. Pamela M. Bunes, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.11 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 15, 2006, and lapse if unexercised on April 15, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $32,922 for financial statement purposes using the Black-Scholes model.

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On April 18, 2006, we issued to a director, Mr. Rodney Hildebrandt, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.05 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 18, 2006, and lapse if unexercised on April 18, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $32,287 for financial statement purposes using the Black-Scholes model.

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Effective as of April 23, 2006, we agreed to grant 50,000 common shares to a consultant, Knights Bridge, GP, as compensation under a business consulting agreement with that company.  Under this agreement, Knights Bridge is to provide consulting services concerning various business-related matters for a period of approximately five weeks.  We valued the grant at $156,000 as of the date of grant.

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On June 6, 2006, we issued to a director, Mr. Lowell T. Harmison, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing September 6, 2006, and lapse if unexercised on June 6, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $25,261 for financial statement purposes using the Black-Scholes model.

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On June 6, 2006, we issued to a director, Mr. Rowland Perkins, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  One-half of these options vested upon grant, reflecting prior service on the committee since November 1, 2005, while the balance vest in two equal installments on August 1, 2006 and November 1, 2006, subject to acceleration and forfeiture provisions.  We valued the grant at $9,022 for financial statement purposes using the Black-Scholes model.

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On June 14, 2006, we entered into a new investment banking agreement with Maxim Group, LLC, which superceded and replaced the agreement previously entered into with Maxim on June 10, 2005.  Pursuant to this agreement, Maxim will provide non-exclusive investment banking, strategic advising and financial advising services to Signalife.  As additional compensation under this agreement, we granted Maxim warrants to purchase 750,000 common shares at $2.75 per share, and cancelled 500,000 warrants previously granted on June 10, 2005 in connection with the superceded agreement.  These new warrants, which contain a cashless exercise provision, lapse if unexercised on June 14, 2011.  The warrants vest as follows: 300,000 at grant, 100,000 at December 14, 2006, 150,000 at March 14, 2007 and 200,000 at June 14, 2007.  After taking into consideration the fair value of 500,000 warrants granted on June 10, 2005 which were cancelled, the incremental fair value of the warrants was estimated at $206,710 under the Black-Scholes option-pricing model computed as of the date of grant.  As further consideration under the agreement, we also repriced certain outstanding common stock purchase warrants granted to Maxim and its clients from an exercise price of $3.00 per share to a new exercise price of $2.50 per share. We have recorded an expense of $95,578 to reflect the incremental fair value of the repriced warrants under the Black-Scholes option-pricing model computed as of the date of modification.

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On June 26, 2006, we agreed with extend the loan-out agreement with B World Technologies pursuant to which Dr. Budimir Drakulic provides his services as our Chief Technology Officer for a period of ten years until June 26, 2016, subject to our review of compensation payable to B World Technologies.  On October 2, 2006, upon review of the aforesaid compensation provisions, we granted to B World Technologies an additional 350,000 common shares outright, and also granted it options entitling it to purchase an additional 300,000 common shares at $6 per share.  These options vest on October 2, 2008, and lapse, if not exercised, on October 2, 2011.  We also agreed to grant to B World Technologies an additional 200,000 common shares on October 2, 2008 in the event that Dr. Drakulic is then employed, and the price for our common shares is at least $3 per share, provided that if the total value of such shares as of such date exceeds $750,000, then such lesser number of shares shall be granted with a value of $750,000.  We valued the initial grant of 350,000 common shares at $672,000 as of the date of grant.  We valued the grant of options at $119,884 for financial statement purposes using the Black-Scholes model.

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On July 29, 2006, we issued to a director, Ms. Norma Provencio, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing October 29, 2006, and lapse if unexercised on July 29, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $29,543 for financial statement purposes using the Black-Scholes model.

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On August 8, 2006, we issued to a director, Ms. Norma Provencio, as compensation for further serving as the chairman of the audit committee of our board of directors, options to purchase 30,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions . We valued the grant at $30,602 for financial statement purposes using the Black-Scholes model.

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On August 8, 2006, we issued to each of two directors, Ms. Jennifer Black and Mr. Rowland Perkins, as compensation for further serving on the audit committee of our board of directors, options to purchase 28,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $29,279 for financial statement purposes using the Black-Scholes model.

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On August 8, 2006, we issued to each of three directors, Mr. Rowland Perkins, Mr. Ellsworth Roston, and Ms. Jennifer Black, as compensation for further serving on the compensation committee of our board of directors, options to purchase 5,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $5,856 for financial statement purposes using the Black-Scholes model.

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On October 23, 2006, we issued to a director, Mr. Charles Harrison, as compensation for joining our board of directors, options to purchase 50,000 common shares at $1.61 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 23, 2007, and lapse if unexercised on October 23, 2011, subject to acceleration and forfeiture provisions.

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On October 23, 2006, we issued to a director, Mr. Charles Harrison, as compensation for joining the audit committee our board of directors, options to purchase 25,000 common shares at $1.61 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 23, 2007, and lapse if unexercised on October 23, 2011, subject to acceleration and forfeiture provisions.

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On October 31, 2006, we closed several private placements to accredited institutional investors pursuant to which we received gross proceeds of $2,500,000 from Trellus Partners, LP, an existing shareholder, and its affiliates, and $430,000 from three new shareholders through the sale of a total of 1,890,323 common shares priced at $1.55 per share, together with five-year warrants entitling the holders to purchase a total of 756,129 common shares at $2.23 per share.  As part of the transaction, we agreed to file a registration statement with the SEC within 20 days of the closing date to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.83 per should we fail to file the registration statement on a timely basis.  Maxim Partners, LLC acted as placement agent with respect to procuring the three new shareholders, and was paid a cash commission of $32,250, or 7.5% of the proceeds raised from the new shareholders, plus five-year placement agents warrants entitling it to purchase units comprised of 27,742 common shares at $1.55 per share, plus warrants entitling it to purchase a total of 11,097 common shares at $2.23 per share.

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On August 29, 2007, we issued 250,000 common shares to Media Concepts, Inc., an affiliate of MJD Corp. as compensation for services provided under an Investor Relations Agreement with MJD Corp dated effective January 1, 2007.  Under this agreement, MJD handles investor relations and media matters for the company relating to product promotion, including arrangement of interviews and the purchase, placement and distribution of media time.  These shares were valued at $945,000 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the dates of issuance.

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On October 22, 2007, we issued 250,000 common shares to the principal of MJD Media LLC as compensation for services provided under an Investor Relations Agreement with MJD Corp dated effective October 23, 2007. Under this agreement, MJD handles investor relations and media matters for the company relating to product promotion, including arrangement of interviews and the purchase, placement and distribution of media time. These shares were valued at $420,000 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the dates of issuance.

Rule 505

The offer and sale of the securities in each offering described below was exempt from the registration requirements of the Securities Act under SEC Rule 505 of Regulation D promulgated under Section 3(b) of the Securities Act (or in the case of common share purchase options or warrants issued as compensation for the provision of prospective services, are anticipated to be so exempt upon the earning or vesting of such options or warrants) insofar as:  (1) except as stated below, none of the investors in the offering are to the company’s knowledge accredited within the meaning of Rule 501(a); (2) pursuant to Rule 505(b)(2)(i), the aggregate offering price for the offering did not exceed $5,000,000, less the offering price of all securities sold within the twelve months preceding the start of and during the offering of securities under Rule 505 or in reliance upon any exemption under Section 3(b) of the Securities Act of 1933 or in violation of Section 5 of the Securities Act of 1933; (3) pursuant to Rule 505(b)(2)(ii), there were no more than 35 non-accredited investors in the offering; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

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On February 1, 2005, we issued to seven employees options to purchase a total of 92,000 common shares at $4.05 per share.  The options vest over a period of five years, and lapse if unexercised on January 31, 2010. We valued the grant at $183,686 for pro-forma financial statement purposes using the Black-Scholes model.

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On May 17, 2005, we issued to an employee options to purchase a total of 100,000 common shares at $3.75 per share. The options vest over a period of eight quarters, and lapse if unexercised on May 17, 2010. We valued the grant at $199,813 for pro-forma financial statement purposes using the Black-Scholes model.

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On June 6, 2005, we issued to an employee options to purchase a total of 100,000 common shares at $4.20 per share.  The options vest over a period of eight quarters, and lapse if unexercised on June 6, 2010.  We valued the grant at $223,791 for pro-forma financial statement purposes using the Black-Scholes model.

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On June 15, 2005, we issued to an employee options to purchase a total of 200,000 common shares at $4.01 per share.  The options vest over a period of four quarters, and lapse if unexercised on June 15, 2010. We valued the grant at $427,333 for pro-forma financial statement purposes using the Black-Scholes model.

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On June 27, 2005, we issued to a consultant, Garud Technology Services, options to purchase a total of 100,000 common shares at $3.85 per share, in connection with the provision of product development and manufacturing consulting advice.  The options vest over a period of eight quarters, and lapse if unexercised on June 27, 2010.  We will value and expense the grant on a quarterly basis as services are performed.

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On July 18, 2005, we issued to an employee options to purchase a total of 25,000 common shares at $3.48 per share.  The options vest over a period of eight quarters, and lapse if unexercised on July 18, 2010.

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On August 15, 2005, we issued to an employee options to purchase a total of 100,000 common shares at $3.30 per share.  The options vest over a period of sixteen quarters, and lapse if unexercised on August 15, 2010.

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On May 1, 2006, we issued to an employee options to purchase a total of 10,000 common shares at $2.87 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing May 31, 2006, and lapse if unexercised on May 1, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $10,850 for financial statement purposes using the Black-Scholes model.

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On May 29, 2006, we issued to a new employee as an inducement grant options to purchase a total of 50,000 common shares at $2.19 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing August 19, 2006, and lapse if unexercised on May 29, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $41,860 for financial statement purposes using the Black-Scholes model.

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On May 29, 2006, we issued to a new employee as an inducement grant options to purchase a total of 60,000 common shares at $2.19 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing August 19, 2006, and lapse if unexercised on May 29, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $50,232 for financial statement purposes using the Black-Scholes model.

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On June 1, 2006, we issued to two employees options to purchase a total of 100,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing September 1, 2006, and lapse if unexercised on June 1, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $90,218 for financial statement purposes using the Black-Scholes model.

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On June 6, 2006, we issued to an employee options to purchase a total of 50,000 common shares at $2.35 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing September 6, 2006, and lapse if unexercised on June 6, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $44,918 for financial statement purposes using the Black-Scholes model.

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On July 14, 2006, we issued to an employee options to purchase a total of 12,500 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of four years commencing October 14, 2006, and lapse if unexercised on July 14, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $12,875 for financial statement purposes using the Black-Scholes model.

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On August 15, 2006, we issued to an employee options to purchase a total of 15,000 common shares at $2.09 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of four years commencing November 15, 2006, and lapse if unexercised on August 15, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $61,145 for financial statement purposes using the Black-Scholes model.

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On September 16, 2006, we issued to an employee options to purchase a total of 25,000 common shares at $2.02 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing January 1, 2007, and lapse if unexercised on September 16, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $12,875 for financial statement purposes using the Black-Scholes model.

Item 16

Exhibits And Financial Statement Schedules

3.1

Restated Certificate Of Incorporation Of Signalife, Inc. filed by the Delaware Secretary of State on May 5, 2006 (19)

3.2

Certificate Of Designation Of Rights, Preferences And Limitations Of Series ’A’ Convertible Preferred Stock Of Recom Managed System, Inc. filed by the Delaware Secretary of State on September 9, 2003 (9)

3.3

Amendment To Certificate Of Designation Of Rights, Preferences And Limitations Of Series ’A’ Convertible Preferred Stock Of Recom Managed System, Inc. filed by the Delaware Secretary of State on April 26, 2004 (9)

3.4

Restated Bylaws of Signalife, Inc. (19)

4.

Legal opinion by John M. Woodbury, Jr., Esq. *

5.1

Specimen common stock certificate (8)

5.2

Specimen series ’A’ preferred stock certificate (8)

5.3

Signalife, Inc. (formerly Recom Managed Systems, Inc.) 2002 Stock Plan adopted on November 1, 2002 (6)

5.4

Form of option issued under Signalife, Inc. (formerly Recom Managed Systems, Inc.) 2002 Stock used for grants preceding 2004 (8)

5.5

Form of option issued under Signalife, Inc. (formerly Recom Managed Systems, Inc.) 2002 Stock used for grants preceding 2004 (8)

5.6

Signalife, Inc. (formerly Recom Managed Systems, Inc.) 2003 Nonqualified Stock Option And Stock Plan adopted on March 31, 2002 (6)

5.7

Signalife 2006 Omnibus Equity Compensation Plan, as adopted effective as of June 7, 2006 (20)

5.8

Warrant To Purchase Common Stock dated September 19, 2002 issued to Sim Farrar (2)

5.9

Form of Standard Warrant (8)

5.10

Form of Class ’A’ Warrant (8)

5.11

Form of Class ‘C’ Warrant (8)

5.12

Agent’s Warrant dated November 1, 2003 with Maxim Group LLC (9)

5.13

Agent’s Warrant dated November 1, 2003 with Jenkins Capital Management, LLC (11)

5.14

Common Stock Purchase Warrant dated December 29, 2004 granted to DKR SoundShore Oasis Holding Fund Ltd. (13)

5.15

Common Stock Purchase Warrant dated March 31, 2005 granted to Trellus Partners, LP (16)

5.16

Common Stock Purchase Warrant dated April 8, 2005 granted to Lagunitas Partners, LP (16)

5.17

Common Stock Purchase Warrant dated April 8, 2005 granted to Gruber & McBaine International (16)

5.18

Common Stock Purchase Warrant dated April 8, 2005 granted to John D and Linda W. Gruber (16)

5.19

Common Stock Purchase Warrant dated April 8, 2005 granted to J. Patterson McBaine (16)

5.20

Form of Common Stock Purchase Warrant dated October 16, 2006 granted to Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund Ltd. (21)

5.21

Form of Common Stock Purchase Warrant dated October 31, 2006 granted to Nite Capital, LP, Otago Partners, LLC, and Landmark Charity Foundation (21)

5.22

Signalife, Inc. Common Stock Purchase Warrant dated August 6, 2007 in favor of YA Global Investments, L.P. (22)

5.23

Signalife, Inc. Common Stock Purchase Warrant dated August 6, 2007 in favor of YA Global Investments, L.P. (22)

10.1

Standard Multi-Tenant Office Lease dated August 20, 2002 between Bershin Properties I, LLC, as lessor, and Recom Managed Systems, Inc., LLC, as lessee (9)

10.2

Addendum To Standard Office Lease dated August 20, 2002 between Bershin Properties I, LLC, as lessor, and Recom Managed Systems, Inc., as lessee (9)

10.3

Addendum To Standard Office Lease dated December 17, 2003 between Bershin Properties I, LLC, as lessor, and Recom Managed Systems, Inc., as lessee (9)

10.4

Stock Acquisition and Signal Technologies Transfer Agreement dated September 12, 2002 between Recom Managed Systems, Inc. and ARC Finance Group, LLC (2)

10.5

Employment Agreement dated October 14, 2002 between Recom Managed Systems, Inc. and Marvin H. Fink (3)

10.6

License Agreement dated December 9, 1993 between Dr. Budimir S. Drakulic and Teledyne Electronic Industries, Inc. (8)

10.7

Restricted Stock Agreement dated October 14, 2002 between Recom Managed Systems, Inc. and Marvin H. Fink (3)(4)

10.8

Indemnification Agreement dated October 14, 2002 between Recom Managed Systems, Inc. and Marvin H. Fink (3)(4)

10.9

Loan-out Agreement dated October 15, 2002 between Recom Managed Systems, Inc. and Budimir Drakulic, B World and B Technologies (3)

10.10

Restricted Stock Agreement dated October 15, 2002 between Recom Managed Systems, Inc. and Budimir Drakulic, B World and B Technologies (3)(5)

10.11

Consulting Agreement dated November 1, 2002 between Recom Managed Systems, Inc. and Ellsworth Roston (3)

10.12

Employment, Confidential Information, Invention Assignment, And Arbitration Agreement dated October 15, 2002 between Recom Managed Systems, Inc. and Budimir Drakulic, B World and B Technologies (3)(5)

10.13

Consulting Agreement dated February 14, 2003 between Recom Managed Systems, Inc. and Lowell T. Harmison (8)

10.14

Employment Agreement dated March 10, 2003 between Recom Managed Systems, Inc. and Charles E. McGill (6)

10.15

Investment Banking Agreement dated April 15, 2003 between Recom Managed Systems, Inc. and Brookstreet Securities Corporation (7)

10.16

Investment Banking Agreement dated July 17, 2003 between Recom Managed Systems, Inc. and Maxim Group, LLC (9)

10.17

Placement Agency Agreement dated September 4, 2003 between Recom Managed Systems, Inc. and Maxim Group, LLC (9)

10.18

Form of Registration Rights Agreement for purchasers of Series ’A’ Preferred Stock (8)

10.19

Scope Letters and Engagement Agreements dated December 18, 2003, January 23, 2004 and March 22, 2004 between Recom Managed Systems, Inc. and CFO 911 (9)

10.20

Non-Binding Letter of Intent dated January 10, 2004 between Recom Managed Systems, Inc. and TZ Medical Inc. (9)

10.21

Settlement Agreement And Releases, Warrant and Piggyback Registration Rights Agreement each dated April 28, 2004 between Recom Managed Systems, Inc., Mitchell J. Stein, ARC Finance Group, LLC, Tracey Hampton-Stein and Rex Julian Beaber (9)

10.22

Consulting Agreement between Recom Managed Systems, Inc. and Dr. Michael Laks (10)

10.23

Consulting Agreement between Recom Managed Systems, Inc. and Dr. Mitchell W. Krucoff (10)

10.24

Research And Development Services Agreement dated May 12, 2004 between Recom Managed Systems, Inc. and Battelle Memorial Institute (10)

10.25

Consulting Agreement between Recom Managed Systems, Inc. and Dr. Andrea Natale (11)

10.26

Sponsored Research Agreement dated August 30, 2004 between Recom Managed Systems, Inc. and Duke Clinical Research Institute (12)

10.27

Securities Purchase Agreement dated December 29, 2004 between Recom Managed Systems, Inc. and DKR SoundShore Oasis Holding Fund Ltd. (13)

10.28

8% Convertible Debenture dated December 29, 2004 granted to DKR SoundShore Oasis Holding Fund Ltd. (13)

10.29

Registration Rights Agreement dated December 29, 2004 between Recom Managed Systems, Inc. and DKR SoundShore Oasis Holding Fund Ltd. (13)

10.30

Common Stock Purchase Agreement dated March 31, 2005 between Recom Managed Systems, Inc. and Trellus Partners, LP (16)

10.31

Registration Rights Agreement dated March 31, 2005 between Recom Managed Systems, Inc. and Trellus Partners, LP (16)

10.32

Common Stock Purchase Agreement dated April 8, 2005 between Recom Managed Systems, Inc. and Lagunitas Partners, LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine, LP (16)

10.33

Registration Rights Agreement dated April 8, 2005 between Recom Managed Systems, Inc. and Lagunitas Partners, LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine, LP (16)

10.34

Common Stock Purchase Agreement dated October 16, 2006 between Signalife, Inc. and Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund Ltd., Nite Capital, LP, Otago Partners, LLC, and Landmark Charity Foundation (21)

10.35

Form of Registration Rights Agreement dated October 16, 2006 between Signalife, Inc. and Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund Ltd. (21)

10.36

Form of Registration Rights Agreement dated October 31, 2006 between Signalife, Inc. and Nite Capital, LP, Otago Partners, LLC, and Landmark Charity Foundation (21)

10.37

Employment Agreement dated April 15, 2005 between Recom Managed Systems, Inc. and Pamela M. Bunes (16)

10.38

Employment Agreement dated April 15, 2005 between Recom Managed Systems, Inc. and Rodney Hildebrandt (16)

10.39

Office Lease Agreement dated May 31, 2005 between Recom Managed Systems, Inc. and Falls Place, LLC (18)

10.40

Investment Banking Agreement dated June 10, 2005 between Recom Managed Systems, Inc. and Maxim Partners, LLC (18)

10.41

Consulting agreement dated March 14, 2006 between Signalife, Inc. and James M. Lyons, including amendment (18)

10.42

Sales and Marketing Services Agreement dated March 26, 2006 between Signalife, Inc. and Rubbermaid, Inc. (18)

10.43

Securities Purchase Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, L.P. (22)

10.44

Standby Equity Distribution Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, L.P. (22)

10.45

Placement Agent Agreement dated August 6, 2007 between Signalife, Inc. and Newbridge Securities Corporation (22)

10.46

Registration Rights Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, L.P. (22)

10.47

Registration Rights Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, L.P. (22)

21.

List of subsidiaries

23.

Consent of Elliott Davis, LLC *

24.

Powers of Attorney for Directors (23)

*

Filed herewith

(1)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2001 filed with the SEC on February 22, 2002.

(2)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on September 25, 2002.

(3)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended September 30, 2002 filed with the SEC on November 12, 2002.

(4)

Filed as part of the Employment Agreement for Mr. Fink noted in item (3).

(5)

Filed as part of the Loan-Out Agreement for with B World Technologies, B Technologies and Dr. Drakulic noted in item (3).

(6)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2002 filed with the SEC on March 26, 2003.

(7)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended March 30, 2003 filed with the SEC on May 7, 2003.

(8)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on January 2, 2004.

(9)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 2) filed with the SEC on May 11, 2004.

(10)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 3) filed with the SEC on July 26, 2004.

(11)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 4) filed with the SEC on October 18, 2004.

(12)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 5) filed with the SEC on November 5, 2004.

(13)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on December 30, 2004.

(14)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on January 26, 2005.

(15)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2004 filed with the SEC on March 31, 2005.

(16)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended March 30, 2005 filed with the SEC on May 16, 2005.

(17)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on November 9, 2005.

(18)

Previously filed as an exhibit to our report on form 10-KSB for our fiscal year ended December 31, 2005 filed with the SEC on April 3, 2006

(19)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on May 15, 2006.

(20)

Previously filed as an exhibit to our registration statement on for  S-8 filed with the SEC on June 12, 2006.

(21)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended September 30, 2006 filed with the SEC on November 13, 2006.

(22)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on August 20, 2007.

(23)

Previously filed as part of the signature page of the initial filing of this registration statement filed with the SEC on September 17, 2007.

(24)

Previously filed as an exhibit to the initial filing of this registration statement filed with the SEC on September 17, 2007

Item 17

Undertakings

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

a.

Include any prospectus required by section 10(a)(3) of the Securities Act;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the face page of the effective registration statement; or

c.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

5.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Studio City, State of California, on December 30, 2007.

SIGNALIFE, INC.
By:	/s/ Lowell T. Harmison
Lowell T. Harmison President and Chief Operating Officer (principal executive officer)
By:	/s/ Kevin F. Pickard
Kevin F. Pickard Interim Chief Financial Officer (principal accounting and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitute and appoint Lowell T. Harmison and Kevin F. Pickard, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign a registration statement on form SB-2 with respect to Signalife, Inc, a Delaware corporation (the "registrant"), and to further sign any and all amendments thereto (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and, to file the same with exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

By:	/s/ Lowell T. Harmison		December 30, 2007
Lowell T. Harmison		President and Chief Operating Officer; and Director
By:	/s/ Ellsworth Roston		December 30, 2007
Ellsworth Roston		Director

By:	/s/ Jennifer Black		December 30, 2007
Jennifer Black		Director
By:	/s/ Rowland Perkins		December 30, 2007
Rowland Perkins		Director
By:	/s/ Charles H Harrison		December 30, 2007
Charles H. Harrison		Director
By:	/s/ Robert E. Windom		December 30, 2007
Robert E. Windom		Director
By:	/s/ Jay A. Johnson		December 30, 2007
Jay A. Johnson		Director